CREDIT AGREEMENT

dated as of

October 5, 2016

among

MVP REAL ESTATE HOLDINGS, LLC,
MVP REIT II OPERATING PARTNERSHIP, LP,
AND CERTAIN OF THEIR SUBSIDIARIES
Collectively, as Borrower

and

The Lenders Party Hereto

and

KEYBANK, NATIONAL ASSOCIATION,
as Administrative Agent

and

KEYBANC CAPITAL MARKETS
As Lead Arranger

TABLE OF CONTENTS

ARTICLE I Definitions
SECTION 1.01 Defined Terms
SECTION 1.02 Classification of Loans and Borrowings
SECTION 1.03 Terms Generally
SECTION 1.04 Accounting Terms; GAAP
SECTION 1.05 Joint and Several Liability; Lead Borrowers as Agents.
ARTICLE II The Credits
SECTION 2.01 Commitments
SECTION 2.02 Loans and Borrowings.
SECTION 2.03 Requests for Borrowings
SECTION 2.04 RESERVED.
SECTION 2.05 RESERVED.
SECTION 2.06 Funding of Borrowings.
SECTION 2.07 Interest Elections.
SECTION 2.08 Termination, Reduction and Increase of Commitments.
SECTION 2.09 Repayment of Loans; Evidence of Debt.
SECTION 2.10 Prepayment of Loans.
SECTION 2.11 Fees.
SECTION 2.12 Interest.
SECTION 2.13 Alternate Rate of Interest
SECTION 2.14 Increased Costs.
SECTION 2.15 Break Funding Payments
SECTION 2.16 Taxes.
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
SECTION 2.19 Extension
SECTION 2.20 Defaulting Lenders.
SECTION 2.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions
ARTICLE III Representations and Warranties
SECTION 3.01 Organization; Powers
SECTION 3.02 Authorization; Enforceability
SECTION 3.03 Governmental Approvals; No Conflicts
SECTION 3.04 Financial Condition; No Material Adverse Change.
SECTION 3.05 Properties.
SECTION 3.06 Intellectual Property
SECTION 3.07 Litigation and Environmental Matters.
SECTION 3.08 Compliance with Laws and Agreements
SECTION 3.09 Investment and Holding Company Status
SECTION 3.10 Taxes
SECTION 3.11 ERISA
SECTION 3.12 Disclosure
SECTION 3.13 Insurance
SECTION 3.14 Margin Regulations
SECTION 3.15 Subsidiaries; REIT Qualification
SECTION 3.16 OFAC
SECTION 3.17 Solvency
SECTION 3.18 Brokers
ARTICLE IV Conditions
SECTION 4.01 Effective Date
SECTION 4.02 Each Credit Event
ARTICLE V Affirmative Covenants
SECTION 5.01 Financial Statements; Ratings Change and Other Information
SECTION 5.02 Financial Tests
SECTION 5.03 Notices of Material Events
SECTION 5.04 Existence; Conduct of Business
SECTION 5.05 Payment of Obligations
SECTION 5.06 Maintenance of Properties; Insurance.
SECTION 5.07 Books and Records; Inspection Rights.
SECTION 5.08 Compliance with Laws, Charter Documents, etc.
SECTION 5.09 Use of Proceeds
SECTION 5.10 Fiscal Year
SECTION 5.11 Environmental Matters.
SECTION 5.12 Appraisals
SECTION 5.13 Pool Properties
SECTION 5.14 Further Assurances
SECTION 5.15 Parent Covenants
SECTION 5.16 ECP
SECTION 5.17 Maintenance of Accounts
SECTION 5.18 Additional Collateral
ARTICLE VI Negative Covenants
SECTION 6.01 Liens
SECTION 6.02 Fundamental Changes; Asset Sales
SECTION 6.03 Investments, Loans, Advances and Acquisitions
SECTION 6.04 Hedging Agreements
SECTION 6.05 Restricted Payments
SECTION 6.06 Transactions with Affiliates
SECTION 6.07 Parent Negative Covenants
SECTION 6.08 Restrictive Agreements
SECTION 6.09 Indebtedness
SECTION 6.10 Management Fees
SECTION 6.11 Leases.
SECTION 6.12 Amendment to Organizational Documents
SECTION 6.13 Sanctions
ARTICLE VII Events of Default
SECTION 7.01 Events of Default
SECTION 7.02 Performance by Administrative Agent
ARTICLE VIII The Administrative Agent
ARTICLE IX Miscellaneous
SECTION 9.01 Notices
SECTION 9.02 Waivers; Amendments.
SECTION 9.03 Expenses; Indemnity; Damage Waiver.
SECTION 9.04 Successors and Assigns.
SECTION 9.05 Survival
SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and Several.
SECTION 9.07 Severability
SECTION 9.08 Right of Setoff
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
SECTION 9.10 WAIVER OF JURY TRIAL
SECTION 9.11 Headings
SECTION 9.12 Confidentiality
SECTION 9.13 Interest Rate Limitation
SECTION 9.14 USA PATRIOT Act
SECTION 9.15 Fiduciary Duty/No Conflicts

SCHEDULES:

Schedule 1.01 – Commitments
Schedule 2.01 – Real Estate Collateral Documents
Schedule 3.05(f) – Earthquake or Seismic Area
Schedule 3.07 – Litigation Disclosure
Schedule 3.15 – Subsidiaries
Schedule 5.13 – Pool Properties
Schedule SB – Subsidiary Borrowers

EXHIBITS:

Exhibit A – Form of Assignment and Acceptance
Exhibit B – Form of Compliance Certificate
Exhibit C	–	Form of Guaranty
Exhibit D	–	Form of Note
Exhibit E	–	Form of Borrowing Request/Interest Rate Election
Exhibit F	–	Joinder Agreement
Exhibit G	–	Form of Borrowing Base Certificate
Exhibit H	–	Form of Mortgage
Exhibit I	–	Form of Assignment of Leases and Rents
Exhibit J	–	Form of Environmental Indemnity
Exhibit K	–	Form of Assignment of Contracts

CREDIT AGREEMENT ("Agreement") dated as of

October 5, 2016,

among

MVP REAL ESTATE HOLDINGS, LLC,
MVP REIT II OPERATING PARTNERSHIP, LP,
AND EACH SUBSIDIARY BORROWER
Individually and collectively, jointly and severally, as Borrower,

the LENDERS party hereto,

KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent,
and
KEYBANC CAPITAL MARKETS,
as Lead Arranger

ARTICLE I

Definitions
SECTION 1.01 Defined Terms.
As used in this Agreement, the following terms have the meanings specified below:
"ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
"Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
"Administrative Agent" means KeyBank, National Association, in its capacity as administrative agent for the Lenders hereunder.
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
"Advisory Agreement" means, collectively (i) that certain Advisory Agreement dated _________ __, 2015, by and between MVP REIT, Inc. (as successor by name change to MVP Monthly Income Realty Trust, Inc.), Administrative Agent and MVP Realty Advisor, LLC and (ii) that certain Advisory Agreement dated September 22, 2015, by and among MVP REIT II, Inc., REIT II OP, Administrative Agent and MVP Realty Advisor, LLC.
"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
"Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day,  (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
"Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
"Applicable Rate" means, a rate per annum equal to, with respect to (a) Eurodollar Loans, two and one-quarter percent (2.25%) and (b) with respect to ABR Loans, one and one-quarter percent (1.25%).
"Appraisal" means, a written MAI appraisal from an independent appraiser approved by the Administrative Agent and experienced in the valuation of parking properties.  Each Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance satisfactory to the Administrative Agent.
"Appraised Value" means, for any parcel of Real Property, the "as-is" value of such Real Property as determined in accordance with a recent Appraisal ordered by the Administrative Agent.
"Approved Fund" has the meaning set forth in Section 9.04(b).
"Approved Lease" has the meaning set forth in Section 6.11(a).
"Assets Under Development" means all Real Property, or phases thereof, that is under construction or development as an income-producing parking project in a diligent manner and in accordance with industry standard construction schedules, but for which a certificate of occupancy has not been issued.
"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
"Assignment of Contracts" means a Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits from the Borrower to Administrative Agent for the benefit of Lenders now or hereafter delivered pursuant to this Agreement to secure the Obligations, which shall be substantially in the form of Exhibit K hereto, as the same may be amended, restated, supplemented, or otherwise modified in accordance with its terms.
"Assignment of Leases and Rents" means an Assignment of Leases and Rents from the Borrower to Administrative Agent for the benefit of the Lenders, now or hereafter delivered pursuant to this Agreement to secure the Obligations, which shall be substantially in the form of Exhibit I hereto, as the same may be amended, restated, supplemented, or otherwise modified in accordance with its terms.
"Availability Period" means the period from and including the Effective Date to but excluding the Maturity Date.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time, which is described in the EU Bail-In Legislation Schedule.
"Board" means the Board of Governors of the Federal Reserve System of the United States of America.
"Borrower" means, individually and collectively, jointly and severally, each Lead Borrower and each Subsidiary Borrower.
"Borrower Materials" has the meaning set forth in Section 9.01.
"Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
"Borrowing Base Availability" means, as adjusted from time to time pursuant to the terms hereof, the following, the aggregate of the following determined separately for each Pool Property:  the lesser of (a) fifty five percent (55%) of the Pool Value of such Pool Property; (b) a maximum aggregate Credit Exposure which would provide a Pool Debt Yield of no less than twelve percent (12%) for such Pool Property; and (c) an amount with respect to each Pool Property determined by the Administrative Agent in its reasonable discretion as the amount which can be refinanced with permanent financing secured by each such Pool Property. Notwithstanding the foregoing, the Borrowing Base Availability created by the property located at 735 & 749 N. 2nd St., 746-752 N. Old World 3rd St., 215 W. Wells St., Milwaukee, Wisconsin (the "Milwaukee Wells Asset") shall, unless and until that certain Participation Agreement by and among PCAM, LLC, a California limited liability company, MVP Milwaukee Wells, LLC, a Nevada limited liability company, and MVP REIT, Inc., a Maryland corporation is terminated or otherwise satisfied and evidence of such termination or satisfaction, in form and substance reasonably satisfactory to the Administrative Agent is delivered to the Administrative Agent, be adjusted as follows: (a) 100% of the first $3,900,000.00 of Borrowing Base Availability as calculated above, plus (b) 75% of the remaining Borrowing Base Availability in excess of $3,900,000.00; from and after the date upon which the Administrative Agent has received and approved a release of the aforementioned participation agreement, the Borrowing Base Availability for the Milwaukee Wells Asset will thereafter be determined in the same manner as all other Pool Properties as set forth above.
"Borrowing Base Certificate" has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit G.
"Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of any Parent by Persons who were neither (i) nominated by the board of directors of such Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of any Parent by any Person or group; (d) the replacement, removal or resignation of the Management Company or an Affiliate thereof as asset manager and advisor to the Borrower, any Subsidiary Borrower and the Parents, (e) the failure of the Lead Borrowers to own, directly or indirectly, free and clear of any Liens, 100% of the ownership interests in each Subsidiary Borrower or (f) a Parent, or the Parents collectively, fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interest in each Lead Borrower; a Parent fails to be the sole general partner of REIT II OP; or a Parent fails to be the sole member of Real Estate Holdings.  ; provided that the occurrence of any of the events listed in (a) and (b) of this definition shall not result in a Change in Control to the extent directly resulting from the consummation of a Permitted Parent Merger; it being understood that the occurrence of any such events with respect to the surviving Parent after the consummation of such Permitted Parent Merger shall constitute a Change in Control.
"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Collateral" means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, or intended so to be, which Collateral shall secure the Obligations and the Hedging Obligations on a pari passu basis.
"Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of such Lender's Commitment is set forth on Schedule 1.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders' Commitments is $30,000,000.00.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Compliance Certificate" has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit B.
"Consolidated Leverage Ratio" means, the ratio (expressed as a percentage) of (a) the Indebtedness of Borrower, the Guarantor, and their direct and indirect subsidiaries (without duplication) to (b) Total Asset Value.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation.  "Controlling" and "Controlled" have meanings correlative thereto.
"Cost To Repair" has the meaning set forth in Section 5.06(d).
"Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans at such time.
"Credit Party" means each of the Borrower and the Guarantor.
"Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.
"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
"Default Rate" has the meaning set forth in Section 2.12(C).
"Defaulting Lender" means any Lender that: (a) has failed to perform any of its funding obligations hereunder, within two (2) Business Days of the date required to be funded by it hereunder; (b) has notified the Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender's obligation to fund a Loan hereunder and indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan is not or cannot be satisfied) or under other agreements generally in which it commits to extend credit; (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower (and the Administrative Agent has received a copy of such request), to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action; (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; or (iii) in the good faith determination of the Administrative Agent, taken any material action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.
"Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction and with which dealings are prohibited for a Credit Party under such Sanction.
"Dollars" or "$" refers to lawful money of the United States of America.
"EBITDA" means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense, property acquisition fees and expenses, fees and expenses related to a public listing or merger or acquisition transaction, and income taxes, plus or minus (c) to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales or payment of Indebtedness, in each case, as determined on a consolidated basis in accordance with GAAP (unless otherwise indicated herein) and including (without duplication) the Equity Percentage of EBITDA for the Parents' non-wholly owned direct and indirect subsidiaries.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
"Environmental Assessment" shall mean a written assessment and report approved by the Administrative Agent as to the status of any Pool Properties regarding compliance with any Legal Requirements related to environmental matters and accompanied by a reliance letter satisfactory to the Administrative Agent. Each Environmental Assessment must comply with all Legal Requirements.
"Environmental Claim" means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.
"Environmental Indemnity" means any Environmental Indemnity from the Borrower and Guarantor to Administrative Agent for the benefit of the Lenders, now or hereafter delivered pursuant to this Agreement to secure the Obligations, which shall be substantially in the form of Exhibit J hereto, as the same may be amended, restated, supplemented, or otherwise modified in accordance with its terms.
"Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. §  9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §  1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §  136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. §  6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §  2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §  1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §  651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. §  2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.
"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) exposure to any Hazardous Materials in violation of any Environmental Law, (c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Environmental Lien" means any lien in favor of any Governmental Authority arising under any Environmental Law.
"Environmental Permit" means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.
"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination to the extent any of the foregoing relate to a Pool Property.
"Equity Percentage" means the aggregate ownership percentage of Borrower in each of its non-wholly owned direct and indirect subsidiaries, which shall be calculated as the greater of (a) Borrower's nominal capital ownership interest in such subsidiary as set forth in such Subsidiary's organizational documents, and (b) Borrower's economic ownership interest in such subsidiary, reflecting Borrower's share of income and expenses of such subsidiary.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
"Event of Default" has the meaning assigned to such term in Article VII.
"Excluded Swap Obligation" means, with respect to the liability of any Credit Party with respect to a Swap Obligation, including the grant of a security interest to secure such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under an agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.
"Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
"Financial Officer" means the chief financial officer or the chief accounting officer of the Parent.
"Financing Statements" means all such Uniform Commercial Code financing statements as the Administrative Agent shall require, duly authorized by the Credit Parties to give notice of and to perfect or continue perfection of the Lenders' security interest in all Collateral.
"Fixed Charge Coverage Ratio" means, as of any date of calculation, the ratio for the Parents, the Borrower and their Subsidiaries on a consolidated basis (without duplication) of, (a) the sum of EBITDA for the immediately preceding calendar quarter; to (b) all of the regularly scheduled principal due and payable and principal paid on all Indebtedness (other than amounts paid in connection with balloon maturities), plus all Interest Expense, plus the aggregate of all cash dividends paid or payable on any preferred stock, in each case, for the immediately preceding calendar quarter.
"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is organized.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"GAAP" means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.
"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
"Guarantor" means, individually and collectively, jointly and severally, each Parent and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.
"Guaranty" means a guaranty in the form of Exhibit C attached hereto.
"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.
"Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
"Hedging Obligations" means, with respect to the Parents, the Borrower or any Subsidiary thereof, any obligations arising under any Hedging Agreement entered into with the Administrative Agent or any Lender with respect to the Loans.
"Impacted Interest Period" has the meaning set forth in the definition of LIBO Rate.
"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding non-recourse carve-out guarantees until such time as a claim has been filed for breach thereof), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (other than those letters of credit related to operating obligations, such as insurance coverage and similar) and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date) currently due and payable (but excluding any mark-to-market obligations not currently due and payable), and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) Borrower's Equity Percentage of Indebtedness for non-wholly owned direct or indirect subsidiaries.
"Individual Property" and "Individual Properties" shall mean, from time to time, all real estate property owned or ground leased by the Borrower, together with all improvements, fixtures, equipment, and personalty relating to such property.
"Indemnified Taxes" means Taxes other than Excluded Taxes.
"Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
"Interest Expense" shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower's (or the Parent's) non-wholly owned direct or indirect subsidiaries.
"Interest Payment Date" means the first Business Day of each calendar quarter.
"Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the immediately succeeding calendar month; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
"Interpolated Rate" means, at any time, for any Interest Period, the rate per annum (rounded  to the same number of decimal places as the LIBO Rate)  determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Rate for the shortest period for which that LIBO Rate is available that exceeds the Impacted Interest Period, in each case, at such time.
"KeyBank" means KeyBank, National Association, in its individual capacity.
"Lead Borrower" means each of Real Estate Holdings and REIT II OP.
"Leases" means leases, licenses, and agreements, whether written or oral, relationg to the use or occupation of space in any Real Property.
"Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
"Lenders" means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
"LIBO Rate" means, for any Interest Period with respect to a LIBOR Rate Loan, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the "LIBOR Screen Rate") at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") then the LIBOR Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Administrative Agent, the applicable LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Loan and having a maturity equal to such Interest Period.
 "LIBOR Screen Rate" is defined in the definition of LIBOR Rate.
"Lien" means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any dividend reinvestment or redemption plans.
"Liquidity" means, as of any date of calculation, the sum of unencumbered cash and cash equivalents of the Borrower and its Subsidiaries.
"Loan Documents" means this Agreement, the Notes, each Guaranty, the Pledge Agreement, the Financing Statements, each Mortgage, each Environmental Indemnity, and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.
"Loans" means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01 of this Agreement.
"Major Lease" has the meaning assigned to such term in Section 6.11(a).
"Management Company" means, MVP Realty Advisors, LLC, a Nevada limited liability company.
"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of (i) the Parents, the Borrower, and their Subsidiaries, other than owners of Pool Properties, taken as a whole, or (ii) any owner of a Pool Property, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.
"Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
"Maturity Date" means the earliest of: (a) the Stated Maturity Date; or (b) the date upon which Administrative Agent declares the Obligations due and payable after an Event of Default has occurred and is continuing.
"Maximum Loan Available Amount" means, on any date, an amount equal to the lesser of (a) the Total Commitments or (b) the aggregate Borrowing Base Availability.
"Maximum Rate" shall have the meaning set forth in Section 9.13.
"Milwaukee Wells Asset" has the meaning set forth in the definition of Borrowing Base Availability.
"Mortgage" means any Mortgage, Deed to Secure Debt and/or Deed of Trust from a Subsidiary Borrower to the Administrative Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Administrative Agent for the benefit of the Lenders) encumbering the Mortgaged Properties, which shall be substantially in the form of Exhibit H hereto, now or hereafter delivered pursuant to this Agreement to secure the Obligations, as the same may be modified or amended.
"Mortgaged Properties" means the Real Properties that constitute Collateral and are security for the Obligations pursuant to the Mortgages.
"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
"Net Operating Income" shall mean, for any income producing operating Real Property, for any determination period, the difference between (a) any rentals, proceeds and other income received from such property during such period, adjusted for all discounts, coupons, and similar inducements, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, taxes, and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period.  Net Operating Income shall be calculated based on the immediately preceding calendar quarter, annualized, unless the Real Property has not been owned by the Borrower or its Subsidiaries for the entirety of such calendar quarter, in which event annualized Net Operating Income shall be calculated based on the historical data provided by the Borrower, subject to adjustment by the Administrative Agent in its reasonable discretion, and thereafter until such Real Property has been owned by the Borrower or its Subsidiaries for the entirety of a calendar quarter, Net Operating Income shall be grossed up for such ownership period.  Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP but adjusted for non-cash operating items such as straight line rents and the amortization of above and below market lease assets and liabilities and other non-cash items and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's non-wholly owned direct or indirect subsidiaries.
"Note" means a promissory note in the form attached hereto as Exhibit D payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.
"Obligations" means all liabilities, obligations, covenants and duties of any Credit Party to the Administrative Agent and/or any Lender, and all renewals and extensions thereof, in each case, arising under or otherwise with respect to any Loan Document (including, without limitation, the indemnity provisions thereof), and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several, and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or other insolvency proceeding  naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings and further including any Hedging Obligations (but excluding, as to any Credit Party, any Excluded Swap Obligations).
"OFAC" has the meaning set forth in Section 3.16.
"Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, and not including the Excluded Taxes.
"Parent(s)" means each of MVP REIT, Inc., a Maryland corporation, and MVP REIT II, Inc., a Maryland corporation.
"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
"Permitted Encumbrances" means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;
(b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;
(c) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(d) the Title Instruments and Liens (including  customary Liens granted to or for the benefit of a Governmental Authority in connection with tax increment financing, tax abatements, or entitlement/payment in lieu of taxes structures) approved by the Administrative Agent;
(e) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;
(f) landlords' liens for rent not yet due and payable; or
(g) Liens securing the Obligations;
provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness other than the Obligations.
"Permitted Investments" means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;
(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e) investments in Subsidiaries and non-wholly owned direct and indirect subsidiaries made in accordance with this Agreement, including, the value thresholds and other limitations set forth in Section 6.03.
"Permitted Parent Merger" has the meaning set forth in Section  6.02(a).
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.
"Platform" has the meaning set forth in Section 9.01.
"Pledge Agreement" means that certain Equity Interest Pledge and Security Agreement, executed by Borrower in favor of Administrative Agent pledging Borrower's interest in the Pledged Membership Interests.
"Pledged Membership Interests" means, collectively, the 100% ownership interests in each Pool Property Owner, now or hereafter pledged by the Borrower hereunder and subject to the liens and security interests of the Loan Documents, or intended so to be.
"Pool Debt Yield" means, with respect to any Pool Property as of any date of calculation, the ratio expressed as a percentage of the Net Operating Income from such Pool Property as of the last day of the most recently ended calendar quarter, annualized  divided by the Credit Exposure as of such date.
"Pool Property(ies)" means the Real Properties described on Schedule 5.13 (as such schedule may be amended from time to time) attached hereto and any additional Real Property, whether now existing or hereafter acquired, that is initially added as a Pool Property pursuant to Section 5.13(b), in each case, which shall meet the following criteria at all times:
(a) An existing operating, income producing property that (i) is primarily a parking property (it being understood that retail and other ancillary uses shall be permitted so long as they are not the principal use of the property), (ii) is located in any of the fifty states of the United States or the District of Columbia, and (iii) the parking portion of such property is 100% leased to an operator pursuant to an Approved Lease;
(b) Consisting of one or more separate tax parcels;
(c) Owned 100% by a Subsidiary Borrower whose membership interests are subject to the Liens of the Pledge Agreement (i) in fee simple, or (ii) subject to a financeable ground lease with a remaining term of no less than 30 years which has approved by Administrative Agent in its sole discretion;
(f) Free of any material environmental, structural, architectural, mechanical or title defects;
(g) Insured in form and substance satisfactory to the Administrative Agent;
(h) Not subject to any mortgage or other Lien other than Permitted Encumbrances;
(i) The Equity Interests in, or cash flows from, the applicable Pool Property Owner (and all subsidiaries of the Parent or the Borrower which own Equity Interests in such Pool Property Owner) are not subject to a Lien or negative pledge to any other lender;
(j) Such Real Property was initially and at all times thereafter continues to be approved as a Pool Property by Administrative Agent in its sole discretion; and
(k) Such Real Property meets all other customary standards for commercial real estate lending.
"Pool Property Owner" shall mean, from time to time, a wholly owned Subsidiary of the Borrower which is the owner or owners of the fee simple interest in, or the approved ground  or tax increment lessee of, a Pool Property or the Pool Properties.
"Pool Value" means, for any Pool Property, the lesser of (i) the purchase price for such Pool Property and (ii) the Appraised Value of such Pool Property; provided that, if the Administrative Agent has not obtained an Appraisal in respect of such Pool Property, the Pool Value of such Pool Property shall be the purchase price of such Pool Property.
"Preliminary Approval" shall mean the following:
(a) Delivery by the Borrower to the Administrative Agent and the Lenders of  a written request respect to any Individual Property proposed to be a Pool Property together with the following, each such item to the reasonable satisfaction of the Administrative Agent:
(i) A physical description;
(ii) Operating statements for the Individual Property;
(iii) To the extent then available in Borrower's files, copies of existing title insurance policies, a title report and similar Lien status information;
(iv) The Borrower's certification that to its knowledge the proposed Pool Property presently satisfies (or is anticipated to satisfy upon the approval of such Pool Property) the criteria for Pool Properties; and
(v) Such other customary due diligence as the Administrative Agent may reasonably request.
(b) Administrative Agent shall, within ten (10) Business Days after delivery of all items described in subsection (a), above, grant or deny the preliminary approval for the proposed Pool Property, with any denial providing an explanation of the reasons for such denial.
"Prime Rate" means the rate of interest per annum publicly announced from time to time by KeyBank, National Association, as its prime rate in effect at its principal office in Cleveland, Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  The prime rate is not intended to be the lowest general rate of interest charged by the Administrative Agent to its customers.
"Public Lender" has the meaning set forth in Section 9.01.
"Qualified ECP Party" means, in respect of any interest rate cap, swap or other hedging obligation, each Person which is a Credit Party that has total assets exceeding $10,000,000 at the time such Credit Party's guarantee and/or other credit or collateral support, of such interest rate cap, swap or other hedging obligation becomes effective, or otherwise constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder.
"Real Estate Collateral Documents" means those documents set forth in Schedule 2.01 attached hereto.
 "Real Estate Holdings" means MVP Real Estate Holdings, LLC, a Nevada limited liability company.
"REIT II OP" means MVP REIT II Operating Partnership, LP, Delaware limited partnership.
"Real Property" means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Credit Party), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by a Credit Party.
"Register" has the meaning set forth in Section 9.04.
"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
"Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property in violation of applicable Environmental Laws.
"Release Conditions" has the meaning set forth in Section 5.13(a).
"Release Request" has the meaning set forth in Section 5.13(a).
"Remedial Action" means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.
"Required Lenders" means, as of any date of determination, Lenders having more than 66 2/3% of the Total Commitments or, if the Commitments of each Lender to make Loans have been terminated pursuant to Article VII, Lenders holding in the aggregate at least 66 2/3% of the aggregate Obligations; provided that the Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that any time there are two (2) or more non-Defaulting Lenders hereunder, Required Lenders shall mean at least two (2) non Defaulting Lenders.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in any Parent, Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in any Parent or Borrower or any option, warrant or other right to acquire any such shares of capital stock of any Parent or the Borrower.
"Sanctioned Person" means (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b)(i) the government of a Designated Jurisdiction or an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction or organized under the laws of a Designated Jurisdiction, or (iii) an individual ordinarily resident in a Designated Jurisdiction or (iv) a Person that derives any of its assets or operating income from investments in or transactions with a Sanctioned Person.
"Sanction(s)" means any economic or financial sanction or trade embargo administered or enforced by the United States government or any agency or instrumentality thereof (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority, in each case, solely to the extent applicable to the Credit Parties or any of their Subsidiaries.
"Specified Party" has the meaning given to such term in Section 5.16.
"Stated Maturity Date" means October 5, 2018, as the same may be extended in accordance with Section 2.19.
"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
"Subsidiary" means, with respect to Borrower, Guarantor, Parent or any Credit Party, as applicable (for the purposes of this definition, the "parent"), at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by parent, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.
"Subsidiary Borrower" means each Pool Property Owner together with any entity, that is owned directly or indirectly by Lead Borrower, with a direct or indirect ownership interest in a Pool Property Owner (unless otherwise waived by Administrative Agent), including, without limitation, those listed on Schedule SB hereto, as such schedule may be amended from time to time.
"Swap Obligation" means, any Hedging Obligation that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Tangible Net Worth" means, as of any date of calculation the sum of (a) Total Asset Value as of such date minus (b) all liabilities (including identified contingent and indirect liabilities, without duplication) of the Borrower, Guarantor, and their Subsidiaries as of such date, all as determined in accordance with GAAP (unless otherwise indicated herein). The term "liabilities" shall include, without limitation, (i) Indebtedness secured by liens on property of any applicable Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP (unless otherwise indicated herein).
"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
"Title Instruments" means true and correct copies of all instruments of record in the Office of the County Clerk, the Real Property Records or of any other Governmental Authority affecting title to all or any part of the Pool Properties, including but not limited to those (if any) which impose restrictive covenants, easements, rights-of-way or other encumbrances on all or any part of the Pool Properties.
"Total Asset Value" means the sum of (without duplication) (a) the aggregate Value of all of Borrower's, Guarantor's and their direct and indirect subsidiaries' Real Property, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits, of the Borrower and its Subsidiaries. For any non-wholly owned Real Properties, Total Asset Value shall be adjusted for Borrower's and Guarantor's Equity Percentage of such non-wholly owned direct or indirect subsidiaries.
"Total Commitment" means the sum of the Commitments of the Lenders, as in effect from time to time. On the Effective Date, the Total Commitment equals $30,000,000.
"Total Pool Value" means, as of any date of calculation the sum of the Pool Value of each Pool Property on such date.
"Transactions" means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.
"Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
"Unused Fee" shall have the meaning set forth in Section 2.11(a).
"Usage" means, from time to time, the aggregate Loans of each Lender.
"Value" means:
(a) For each Pool Property, the Pool Value of such Pool Property;
(b) For each operating Real Property which is not a Pool Property, the lesser of (i) undepreciated cost basis of such Real Property and (ii) the Appraised Value of such Real Property; provided that if no Appraisal is available for such Real Property, the Value thereof shall be the undepreciated cost basis; or
(c) For Assets Under Development, (a) prior to twelve months after completion, the undepreciated cost basis thereof, and (b) thereafter, the lesser of (i) undepreciated cost basis of such Real Property and (ii) the Appraised Value (determined after completion) of such Real Property; provided that if no such Appraisal has been obtained after completion, the Value of such Real Property shall be the undepreciated cost basis.
"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02 Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan").  Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").
SECTION 1.03 Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04 Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and shall be determined, as to the Parent and its Subsidiaries, on a consolidated basis; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.
SECTION 1.05 Joint and Several Liability; Lead Borrowers as Agents.
(a)
With respect to the definition of "Borrower", except where the context otherwise provides, (i) any representations contained herein of Borrower shall be applicable to each Person comprising the Borrower, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each Person comprising the Borrower and shall require performance by all Persons comprising the Borrowers, (iii) any negative covenants contained herein shall be deemed to be covenants of each Person comprising the Borrower, and shall be breached if any Person comprising the Borrower fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any Person comprising the Borrower shall be deemed to be an Event of Default hereunder, and (v) any Obligations of Borrower shall be deemed to include any Obligations of the Persons comprising the Borrower, or any Obligations of any one of them.

(b)
With respect to the definition of "Guarantor", except where the context otherwise provides, (i) any representations contained herein of Guarantor shall be applicable to each Person comprising the Guarantor, (ii) any affirmative covenants contained herein applicable to Guarantor shall be deemed to be covenants of each Person comprising the Guarantor and shall require performance by all Persons comprising the Guarantors, (iii) any negative covenants contained herein applicable to Guarantor shall be deemed to be covenants of each Person comprising the Guarantor, and shall be breached if any Person comprising the Guarantor fails to comply therewith, (iv) the occurrence of any Event of Default applicable to Guarantor with respect to any Person comprising the Guarantor shall be deemed to be an Event of Default hereunder, and (v) any Obligations of Guarantor shall be deemed to include any Obligations of the Persons comprising the Guarantors, or any Obligations of any one of them.

(c)
Administrative Agent and/or any Lender may deal with any Person comprising the Borrower hereunder as if it were the sole obligor, without impairing in any way the liability of any other Person comprising the Borrower.  Without limiting the generality of that right, the Administrative Agent (on behalf of Lenders) may in particular (and without limitation) waive defaults by any Person comprising the Borrower hereunder, or extend or compromise the liability of any such Person without the consent of the other undersigned Borrowers hereunder.  Each Person comprising the Borrower hereunder agrees that any release which may be given to any Borrower shall not release any other Borrower from its Obligation hereunder, and each such Person comprising the Borrower hereby waives any right to assert against the Administrative Agent and/or any Lender any defense (legal or equitable), set off, counterclaim, or claims which any such Person individually may now or any time hereafter have against any other Borrower.

(d)
For the purpose of implementing the joint borrower provisions of this Agreement and the other Loan Documents, each Credit Party hereby irrevocably appoints the Lead Borrowers as its agents and attorneys-in-fact for the purpose of requesting and obtaining Borrowings hereunder, including delivery of any Borrowing Request or Interest Election Request, and the Borrower shall be obligated to the Administrative Agent and the Lenders on account of Borrowings so made as if made directly by the Lenders to such Person.  Further, each Credit Party hereby irrevocably appoints the Lead Borrowers as its agents and attorneys-in-fact for all other purposes under the Loan Documents, including the giving and receiving of notices and other communications and the giving of consents or approvals pursuant to the terms hereof.  Any request by the Borrower for a Borrowing shall in all events be deemed and construed as a request for such Borrowing by all Persons comprising Borrower hereunder.

(e)
Each Borrower recognizes that credit available to it under the Loan is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower, jointly and severally, hereby assumes and agrees fully, faithfully, and punctually to discharge all Indebtedness and other Obligations of all of the other Persons comprising the Borrower.

(f)
The proceeds of each loan and advance provided under the Loan which is requested by the Lead Borrowers shall be advanced as and when otherwise provided herein or as otherwise indicated by the Lead Borrowers.  The Lead Borrowers shall cause the transfer of the proceeds thereof to the Borrower(s) on whose behalf such loan and advance was obtained.  Neither the Administrative Agent nor any Lender shall have any obligation to see to the application of such proceeds.

(g)
It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Credit Parties and at their request.  Accordingly, the Administrative Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Borrowing Request, Interest Election Request, or any other request or communication made by a purported officer of any Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

ARTICLE II

The Credits
SECTION 2.01 Commitments.
Subject to the terms and conditions set forth herein, each Lender agrees to make revolving loans (each, a "Loan") to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment, or (ii) the aggregate Credit Exposure of the Lenders  exceeding the Maximum Loan Available Amount; provided however, that no Lender shall be obligated to make a Loan in excess of such Lender's Applicable Percentage of the difference between (A) the Maximum Loan Available Amount and (B) the Credit Exposure.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02 Loans and Borrowings.
(a)
Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b)
Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)
At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding.

(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Borrowings.

To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)	the aggregate amount of the requested Borrowing;
(ii)	the date of such Borrowing, which shall be a Business Day;
(iii)	whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)	in the case of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and
(v)	the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified in the Borrowing Request, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.
SECTION 2.04 RESERVED.
SECTION 2.05 RESERVED.
SECTION 2.06 Funding of Borrowings.
(a)
Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts, or wire transferred to such other account or in such manner as may be designated by the Borrower in the applicable Borrowing Request.  The failure of any Lender to advance the proceeds of its Applicable Percentage of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Applicable Percentage of any Borrowing required to be advanced hereunder.

(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.  If Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)
Each Lender may:  (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its lending office (and the office to whose accounts payments are to be credited) for any ABR Loan and (c) change its lending office from time to time by notice to Administrative Agent and Borrower.  In such event, such Lender shall continue to hold the Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate.  Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of this Section 2.06, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender's actual means of funding, be deemed to have funded its Commitment in accordance with the interest option selected from time to time by the Borrower for such Borrowing period.

SECTION 2.07 Interest Elections.
(a)
Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)
To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

(c)	Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)	whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)
if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.
(d)	Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.
(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination, Reduction and Increase of Commitments.
(a)	Unless previously terminated by the Administrative Agent or Borrower in accordance with this Agreement, the Commitments shall terminate on the Maturity Date.
(b)
The Borrower may only reduce the Commitments with the prior written consent of the Administrative Agent and all of the Lenders in the following circumstances: the Borrower may from time to time reduce the Commitments, provided that each reduction in the Commitments shall be in an amount that is at least $5,000,000 and an integral multiple of $5,000,000, and the Commitments may not be reduced to less than $15,000,000 unless the Commitments are reduced to zero and terminated.  The Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Credit Exposure would exceed the Maximum Loan Available Amount.  After any reduction in the Commitments, the Borrower's option to increase the Commitments provided in Section 2.08(d) shall terminate.

(c)
The Borrower shall notify the Administrative Agent of any election to reduce the Commitments under Section 2.08(b) at least three (3) Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.  Any reduction of the Commitments shall be permanent.  Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.  A reduction in the outstanding principal balance shall not constitute a reduction in the Commitments without the notice required above being delivered to Administrative Agent as set forth above.

(d)
Provided no Default or Event of Default shall then be in existence, the Borrower shall have the right, on one or more occasions, to elect to increase the Total Commitments; provided, however, that (i) the amount of each such increase shall not be less than Ten Million Dollars ($10,000,000) or in increments of Ten Million Dollars ($10,000,000) in excess thereof, and (ii) the aggregate amount of all such increases shall not cause the Total Commitments to exceed One Hundred Million Dollars ($100,000,000).  Such right may be exercised by the Borrower by written notice to the Administrative Agent, which election shall designate the requested increase in the Total Commitments.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and each Lender shall endeavor to respond as promptly as possible within such time period.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (which decision shall be in its sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), the Borrower may also invite additional lenders approved by the Administrative Agent (provided that no approval of the Administrative Agent shall be required if such new lender is an Affiliate of a Lender or an Approved Fund) to become Lenders pursuant to a joinder agreement (each a "Lender Joinder Agreement") in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of each Lender's increased Commitments.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (with such increase being pro rata among existing Lenders choosing to increase their Commitments) and the Increase Effective Date.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 3 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.08(d), the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent statements furnished to the Administrative Agent, and (B) no Default or Event of Default exists.  Existing Lenders may, as necessary, receive a prepayment of amounts of the Loan outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Loan ratable with any revised Applicable Percentages arising from any non-ratable increase in the Commitments under this Section, which prepayment shall be accomplished by the pro rata funding required of the Lender(s) issuing new or increased Commitments.

SECTION 2.09 Repayment of Loans; Evidence of Debt.
(a)
The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.  At the request of each Lender, the Loans made by such Lender shall be evidenced by a Note payable to such Lender in the amount of such Lender's Commitment.  Without limitation to the foregoing, if any Borrowing remains outstanding for more than one hundred eighty (180) days, the Borrower will, at the request of the Administrative Agent comply with the provisions of Section 5.18.

(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)
The entries made in the accounts maintained pursuant to paragraph (c) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.10 Prepayment of Loans.
(a)
The Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.

(b)
The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.   Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c)	In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.
(d)
Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans.  Each such prepayment shall be applied to prepay ratably the Loans of the Lender.

(e)
If at any time the total Credit Exposure of the Lenders exceeds the then effective Maximum Loan Available Amount, the Borrower shall prepay the Loans in an amount equal to such excess within one (1) Business Day after such occurrence, with any such payment being applied to the outstanding Loans.

SECTION 2.11 Fees.
(a)
The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee (the "Unused Fee"), which shall accrue during the period from and including the date of this Agreement to, but excluding, the Termination Date, (a) at 0.30% per annum on the daily unused amount of the Commitment of such Lender if Usage is less than 50% of such Lender's Commitment, and (b) at 0.25% per annum on the daily unused amount of the Commitment of such Lender if Usage is greater than or equal to 50% of such Lender's Commitment.  Unused Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Unused Fees accrued as of the date on which the Commitments terminate shall be payable on demand.  All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall be based on the then existing Commitments of the Lenders.

(b)
The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in any fee letter executed by the Borrower in connection with the transactions contemplated hereby.

(c)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Unused Fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

(d)
In the event that the Maturity Date is extended in accordance with the terms of Section 2.19, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.25% of the Total Commitments of the Lenders on the first effective day of the extension.

SECTION 2.12 Interest.
(a)	The Loans comprising each ABR Borrowing shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.
(b)
The Loans comprising each Eurodollar Borrowing shall bear interest at the lesser of (a) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (b) the Maximum Rate.

(c)
Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per equal to the lesser of 10% per annum or the Maximum Rate; and (B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Required Lenders to do so, the Loans shall bear interest at a rate per annum equal to the lesser of (x) 3% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12, or (y) the Maximum Rate (each interest rate described in (A) or (B) above, as applicable, the "Default Rate").

(d)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)
All interest hereunder shall be computed on the basis of a year of 360 days and twelve (12) 30-day months, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest.
If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)
the Administrative Agent is advised by the Required Lenders that (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
SECTION 2.14 Increased Costs.
(a)	If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)
subject any Lender to any tax of any kind whatsoever with respect to this Credit Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)
impose on any Lender or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)
If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)
Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15 Break Funding Payments.
In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16 Taxes.
(a)
Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)	In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
(i)
The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)
Each Lender shall, and does hereby, indemnify the Borrower and Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against (x) any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the reasonable fees, charges and out-of-pocket disbursements of any counsel for the Borrower or Administrative Agent) attributable to such Lender, including but not limited to any and all Taxes and related amounts incurred by or asserted against Borrower or Administrative Agent by any Governmental Authority as a result of the failure by such Lender, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, to the Borrower or the Administrative Agent pursuant to subsection (e), and (y) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Borrower or Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefore or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)
Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its main offices in Cleveland, Ohio, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Boston, Massachusetts time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the Federal Funds Effective Rate.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)
If any Lender shall fail to make any payment required to be made by it pursuant to 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
(a)
Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.14 and 2.16 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)
If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19 Extension.
(a)
So long as no Event of Default or Default shall be in existence on the date on which notice is given in accordance with the following clause (i) and on the then current Stated Maturity Date, Borrower may extend the Stated Maturity Date to October 5, 2019, upon satisfaction of the following: (i) delivery of a written request to Administrative Agent at least sixty (60) days, but no more than one hundred twenty (120) days, prior to the Maturity Date then in effect; (ii) payment to Administrative Agent for the benefit of the Lenders of the extension fee set forth in SECTION 2.11(d), which fee shall be payable on or before the then applicable Maturity Date; and (iii) payment by Borrower of all fees and expenses to Administrative Agent and the Lenders to the extent then due.  Such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower, but Administrative Agent's failure to timely deliver the notice shall not affect Borrower's right to extend so long as the conditions contained herein are satisfied.

(b)
If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein.  The extension of the Stated Maturity Date is subject to the satisfaction of each of the following additional conditions:

(i)
The representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the extension request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date);

(ii)	no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the extension request or on the first day of the extension;
(iii)
the Borrower shall be in compliance with all of the financial covenants set forth in Section 5.02 hereof both on the date on which the extension request is given to the Administrative Agent and on the first day of the extension;

(iv)
the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders and the Administrative Agent under the Loan Documents, including the extension fee described in Section 2.11(d) hereof;

(v)
the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;

(vi)
the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

(vii)
a written agreement evidencing the extension is signed by the Administrative Agent, the Credit Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied.

SECTION 2.20 Defaulting Lenders.
(a)
Adjustments.  Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)	Waivers and Amendments. That Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 9.02.
(ii)
Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Credit Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Credit Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees.  A Defaulting Lender shall not be entitled to receive any Unused Fee pursuant to Section 2.11 for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)
Defaulting Lender Cure.  If the Borrower and Administrative Agent agree in writing in their reasonable discretion that a Defaulting Lender has taken such action that it should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Defaulting Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation in status as Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising during the period that such Lender was a Defaulting Lender.

SECTION 2.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders and the Administrative Agent that:
SECTION 3.01 Organization; Powers.
Each Parent is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland.  Real Estate Holdings is a limited liability company duly organized and validly existing under the laws of the State of Nevada.  REIT II OP is a limited partnership duly organized and validly existing under the laws of the State of Delaware.  Each other Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Credit Party has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.
SECTION 3.02 Authorization; Enforceability.
The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action.  This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03 Governmental Approvals; No Conflicts.
The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or which shall be completed at the appropriate time for such filings under applicable securities laws, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower's Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower's Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower's Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower's Subsidiaries, except for the benefit of Administrative Agent on behalf of the Lenders as contemplated herein.
SECTION 3.04 Financial Condition; No Material Adverse Change.
(a)
Borrower has delivered to Administrative Agent, to the extent available, the most recently available copies of the financial statements and reports described in Section 5.01 hereof.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parents and their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as provided therein.

(b)	Since December 31, 2015, no event has occurred which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.05 Properties.
(a)
Subject to Liens permitted by Section 6.01, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all Pool Properties owned by it and its other real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)
Each of the Borrower and its Subsidiaries owns, or is licensed to use, all patents and other intellectual property material to the Borrower's business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)
All components of all improvements included within the Real Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.  All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.  No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access or utilities provided pursuant to a recorded easement or other right of way establishing the right of such access or utilities subject to such exceptions which would not be reasonably expected to have, in the aggregate, a Material Adverse Effect.

(d)
To each Credit Party's knowledge, all franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect.  No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

(e)
None of the Credit Parties has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking (except as contemplated in any approved expansion approved by Administrative Agent), at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

(f)
Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule 3.05(f).

(g)
There are no Persons operating or managing any Pool Property other than the Borrower and the Management Company pursuant to (i) the management agreements delivered to Administrative Agent as of the Effective Date, and (ii) such other management agreements in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.06 Intellectual Property.
To the knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.07 Litigation and Environmental Matters.
(a)
Except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)
Except as disclosed in the environmental reports delivered to the Administrative Agent (which the Administrative Agent shall promptly deliver to the Lenders)  obtained with respect to a Real Property and with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)
to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

(ii)
to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

(iii)
neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

(iv)
To the best of the Borrower's knowledge, (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit could not reasonably be expected to have a Material Adverse Effect;

(v)
neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties' Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

(vi)
none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

(vii)
neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

(viii)
none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by  Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws;

(ix)
to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material; and

(x)
(i) The Real Property of the Borrower and its Subsidiares is not and will not be used for the handling, processing, storage or disposal of Hazardous Materials except in compliance with applicable Environmental Laws; (ii) in the course of any business activities conducted by the Borrower and its Subsidiaries, no Hazardous Materials have been generated or are being used on such Real Property except in the ordinary course of such Person's business and in compliance with applicable Environmental Laws; (iii) to the Borrower's knowledge, there has been no past or present Release or threatened Release of Hazardous Materials on, upon, into or from any of such Real Property, which Release could reasonably be expected to have a Material Adverse Effect; (iv) to the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any such Real Property which, through soil or groundwater contamination, have come to be located on the Borrower's or its Subsidiaries' Real Property; and (v) to the Borrower's actual knowledge, any Hazardous Materials that have been generated on the Borrower's or its Subsidiaries' Real Property have been transported off‑site in accordance with all applicable Environmental Laws.

SECTION 3.08 Compliance with Laws and Agreements.
Each of the Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or to its knowledge, its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.
SECTION 3.09 Investment and Holding Company Status.
Neither any of the Credit Parties nor any of the Borrower's Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
SECTION 3.10 Taxes.
Each Credit Party and each of the Borrower's Subsidiaries has timely filed or caused to be filed all income and other material Tax returns and reports required to have been filed in any jurisdiction (taking into account any available extensions for which such Credit Party have filed and (to the extent applicable) which have been granted) and has paid or caused to be paid all income and other material Taxes, assessments, fees, and other governmental charges required to have been paid by it, except such Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves.
SECTION 3.11 ERISA.
No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The Borrower does not have any Plans as of the date hereof.  As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.
SECTION 3.12 Disclosure.
The Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.13 Insurance.
Borrower shall maintain (or cause its Subsidiaries (or tenants)) to maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by any Legal Requirement. Such insurance shall, in any event, include terrorism coverage, but solely to the extent that such coverage is available on commercially reasonable terms (including price).  Borrower has provided to Administrative Agent an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date, all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof, with Administrative Agent, for the benefit of the Lenders, being named as mortgagee, additional insured and loss payee, as applicable, with respect to Mortgaged Properties.  Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.
SECTION 3.14 Margin Regulations .
The Borrower is not engaged, nor will engage, in the business of purchasing or carrying margin stock or extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.
SECTION 3.15 Subsidiaries; REIT Qualification.
As of the Effective Date, each of the Parents has only the Subsidiaries listed on Schedule 3.15 attached hereto.
SECTION 3.16 OFAC.
None of the Borrower, any of the other Credit Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction or (iii) to the best of the Borrower's knowledge, without any independent inquiry, is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions. None of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
SECTION 3.17 Solvency.
As of the Effective Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.
SECTION 3.18 Brokers.
No Credit Party nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder, other than Joseph Merrill Capital.
ARTICLE IV

Conditions
SECTION 4.01 Effective Date.
The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)
The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Borrower and the Guarantor, and such other counsel as the Administrative Agent may approve, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement (including each Credit Party's compliance with Section 9.14 and other customary "know your customer" requirements) or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)
The Administrative Agent shall have received searches of Uniform Commercial Code ("UCC") filings (or their equivalent) together with such other customary lien, litigation and bankruptcy searches as the Administrative Agent may require.

(e)
The Administrative Agent shall have received a Compliance Certificate and Borrowing Base Certificate, signed by a Financial Officer of Borrower, in form and substance satisfactory to the Administrative Agent.

(f)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g)
The Administrative Agent shall have received copies of all other Loan Documents (including the Pledge Agreement) and all other documents and certificates with respect to the Pledged Membership Interests as Administrative Agent may require.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02 Each Credit Event.
The obligation of each Lender (as applicable) to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)
The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which, case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01.

(b)	At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
(c)	The Borrower shall have complied with Section 2.03.
(d)	The Administrative Agent shall have received a Borrowing Base Certificate signed by a Financial Officer of Borrower.
(e)	Administrative Agent shall have received the documents set forth in Section 5.13(b) with respect to each Pool Property included in the calculation of the Borrowing Base Availability.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01 Financial Statements; Ratings Change and Other Information.
The Borrower will furnish to the Administrative Agent and each Lender:
(a)
within 120 days after the end of each fiscal year of the Parents, each Parent's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, together with all notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by RBSM LLP or other independent public accountants of recognized national standing and in good standing with the Public Company Accounting Oversight Board (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each Parents and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)
within 60 days after the end of each fiscal quarter of each fiscal year of the Parents, (i) each Parent's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Parent on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, and (ii) operating statements for each Pool Property in form and substance reasonably satisfactory to the Administrative Agent;

(c)
concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of each Parent (the "Compliance Certificate") in the form of Exhibit B attached hereto and a borrowing base certificate of a Financial Officer of the Lead Borrowers (the "Borrowing Base Certificate") in the form of Exhibit G attached hereto;

(d)
promptly after the same become publicly available for Forms 10-K and 10-Q described below (unless available publicly), and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by any Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be;

(e)	promptly upon becoming aware thereof, notice of the breach, nonperformance, cancellation or failure to renew by any party under any Material Contract; and
(f)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary of the Borrower, the Pool Properties, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02 Financial Tests.
The Parents and the Borrower shall comply or cause compliance with the following covenants, on a consolidated basis in accordance with GAAP, tested as of the close of each calendar quarter:
(a)	The Consolidated Leverage Ratio shall not exceed fifty five percent (55%) at any time;
(b)
The Fixed Charge Coverage Ratio shall not be less than (i) commencing as the fiscal quarter ending December 31, 2016 and through the fiscal quarter ending June 30, 2018, 1.25:1.00, or (ii) commencing as of the quarter ending September 30, 2018 and thereafter, 1.50:1.00;

(c)
Tangible Net Worth shall not be less than (i) $108,017,100.00, plus (B) ninety percent (90%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party, less, to the extent reasonably approved by the Administrative Agent in connection with such issuance, commissions paid to Affiliates, due diligence fees, and operational and organizational costs and expenses) received by the Parents or the Borrower at any time from the issuance of stock (whether common, preferred or otherwise) of any Parent or the Borrower after the date of this Agreement;

(d)	The Parent and Borrower shall at all times maintain a minimum Liquidity of not less than $2,000,000; and
(e)	Unhedged Variable Rate Debt shall not exceed 30% of the aggregate Indebtedness of the Parents and their Subsidiaries at any time.
SECTION 5.03 Notices of Material Events.
The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):
(a)	the occurrence of any Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a "notice of default";
(b)
within five (5) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)
within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against Borrower, any other Credit Party, or any Subsidiary thereof that, alone or together with any other judgment, is in an amount in excess of $2,500,000;

(d)
within five (5) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000.00;

(e)
within three (3) Business Days after becoming aware of (i) any known Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that any Credit Party or Subsidiary thereof reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any written inquiry, proceeding, or investigation, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in the case of either clauses (i) – (iii) above involves any Pool Property or could otherwise reasonably be expected to have a Material Adverse Effect; and

(f)	any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.04 Existence; Conduct of Business.
Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.
SECTION 5.05 Payment of Obligations.
The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06 Maintenance of Properties; Insurance.
(a)
The Borrower will, and will cause each of its Subsidiaries or tenants, as applicable, to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as required pursuant to Section 3.13.

(b)
The Borrower and each Credit Party will pay and discharge all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any of the Pool Property owned by it, as they become payable and before they become delinquent, as well as all claims for labor, materials or supplies, that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Pool Properties or other property such Person.  The Borrower shall furnish receipts evidencing proof of such payment to the Administrative Agent promptly after payment and before delinquency.

(c)	The Borrower shall maintain the following insurance coverages for each of the Pool Properties:
(i)
An all-risk policy of permanent property insurance insuring the Pool Property against all risks of any kind or character except those permitted by the Administrative Agent in writing to be excluded from coverage thereunder.

(ii)
A boiler and machinery insurance policy covering loss or damage to all portions of the Pool Property comprised of air-conditioning and heating systems, other pressure vessels, machinery, boilers or high pressure piping.

(iii)
An all-risk policy of insurance covering loss of earnings and/or rents from the Pool Property in the event that the Pool Property is not available for use or occupancy due to casualty, damage or destruction required to be covered by the policies of insurance described in (i) and (ii) above.

(iv)
Commercial general liability, auto liability, umbrella or excess liability and worker's compensation insurance against claims for bodily injury, death or property damage occurring on, in or about the Pool Property in an amount and containing terms acceptable to the Administrative Agent.

(v)
Pollution liability insurance with a maximum policy limit of no less than $10,000,000.00 and otherwise containing terms acceptable to the Administrative Agent and in legal form satisfactory to counsel for the Administrative Agent.

(vi)
Such other insurance against other insurable hazards, risks or casualties which at the time are commonly insured against in the case of owners and premises similarly situated, due regard being given to the financial condition of the Borrower, the height and type of the Pool Property, its construction, location, use and occupancy.

(vii)
All required insurance will be written on forms acceptable to the Administrative Agent and by companies having a Best's Insurance Guide Rating of not less than A or A+ (subject to the requirements of any Lease in place as of the date a Borrower acquires a Mortgaged Property) and which are otherwise acceptable to the Administrative Agent, and, with respect to Mortgaged Properties, such insurance (other than third party liability insurance) shall be written or endorsed so that all losses are payable to the Administrative Agent, as Administrative Agent for the Lenders.  The original policies evidencing such insurance with respect to any Mortgaged Properties shall be delivered by the Borrower to the Administrative Agent and held by the Administrative Agent, unless Administrative Agent expressly consents to accept insurance certificates instead.  Each such policy shall expressly prohibit cancellation or modification of insurance without thirty (30) days' written notice to the Administrative Agent.  The Borrower agrees to furnish (only to the extent available in the event such premiums are paid directly by tenants) due proof of payment of the premiums for all such insurance to Administrative Agent promptly after each such payment is made and in any case at least fifteen (15) days before payment becomes delinquent.

(d)
Except as may be required under the terms of any Approved Lease, all proceeds of insurance with respect to any Mortgaged Properties shall be paid to Administrative Agent and, at Administrative Agent's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair").  If the Cost To Repair does not exceed twenty percent (20%) of the Pool Value of the subject Mortgaged Property, provided no Event of Default is then in existence, Administrative Agent shall release so much of the insurance proceeds as may be required to pay for the actual Cost to Repair in accordance with and subject to the provisions of Section 5.06(e) below.

(e)
If Administrative Agent elects or is required to release insurance proceeds with respect to Mortgaged Properties, Administrative Agent may impose (subject to the requirements of any Approved Lease), reasonable conditions on such release which shall include, but not be limited to, the following:

(i)
Prior written approval by Administrative Agent, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

(ii)	Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Administrative Agent may reasonably require;
(iii)
If the Cost To Repair does not exceed $500,000.00, the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Administrative Agent of satisfactory evidence of payment and release of all liens;

(iv)
Determination by Administrative Agent that the undisbursed balance of such proceeds on deposit with Administrative Agent, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

(v)	All work to comply with the standards, quality of construction and Legal Requirements applicable to the original construction of the Mortgaged Property;
(vi)	in Administrative Agent's good faith judgment the Repair Work is likely to be completed at least three (3) months prior to the Maturity Date; and
(vii)
each tenant of the Mortgaged Property which might otherwise have a right to terminate its lease on account of such casualty shall have waived its right to so terminate conditioned only upon the repair work being completed within a reasonable period of time acceptable to Administrative Agent or such period as is expressly provided in the applicable leases, whichever is longer, so long as the period does not exceed the period for which rent loss insurance is available.

(f)
Subject to the requirements of any Approved Lease, if there is any condemnation for public use of a Mortgaged Property or of any Collateral, the awards on account thereof shall be paid to Administrative Agent and shall be applied to Borrower's Obligations, or at Administrative Agent's discretion, released to Borrower.  If, in the case of a partial taking or a temporary taking, in the sole judgment of Administrative Agent the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Mortgaged Property or the value of the Collateral, so long as no Default exists Administrative Agent shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Administrative Property to a condition reasonably satisfactory to Administrative Agent subject to the requirements of Section 5.06(e).

SECTION 5.07 Books and Records; Inspection Rights.
(a)
The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

(b)
The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.08 Compliance with Laws, Charter Documents, etc.

Each Credit Party will, and will cause each of its Subsidiaries to, comply with (i) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.09 Use of Proceeds.
The proceeds of the Loans will be used to finance or refinance, on a bridge basis, the acquisition of Real Property by the Borrower and its Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
SECTION 5.10 Fiscal Year.
Borrower shall maintain as its fiscal year the twelve (12) month period ending on December 31 of each year.
SECTION 5.11 Environmental Matters.
(a)
Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)
If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect, then Borrower agrees, upon request from the Administrative Agent (which request may be delivered at the option of Administrative Agent or at the direction of Required Lenders), to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.

(c)	Borrower shall, and shall cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority.
(d)
If the Borrower or any Credit Party fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section, the Administrative Agent may, after notice to the Borrower, with the consent of the Required Lenders, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so.  All sums so advanced or paid by the Administrative Agent (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Borrower ten (10) Business Days after demand, and shall bear interest at the rate for past due interest provided in Section 2.12(c) from the date any such sums are so advanced or paid by the Administrative Agent until the date any such sums are repaid by the Borrower.  Promptly upon request, the Borrower (or the subject Credit Party) will execute and deliver such instruments as the Administrative Agent may deem reasonably necessary to permit the Administrative Agent to take any such action, and as the Administrative Agent may require to secure all sums so advanced or paid by the Administrative Agent.  If a Lien is filed against any Pool Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Borrower or for which the Borrower is responsible, resulting in the Releasing of any Hazardous Material into the waters or onto land located within or without the State where the Pool Property is located, then the Borrower will, within thirty (30) days from the date that the Borrower is first given notice that such Lien has been placed against the Pool Property (or within such shorter period of time as may be specified by the Administrative Agent if such Governmental Authority has commenced steps to cause the Pool Property to be sold pursuant to such Lien), either (i) pay the claim and remove the Lien, or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Administrative Agent and is sufficient to effect a complete discharge of such Lien on the Pool Property.

SECTION 5.12 Appraisals.

The Administrative Agent may, for the purpose of determining the current Appraised Value of the Pool Properties, obtain new Appraisals or an update to existing Appraisals with respect to such property, or any of them, as the Administrative Agent shall determine, at any time while an Event of Default shall be in existence.  The reasonable expense of such Appraisals and/or updates performed pursuant to this Section 5.12 shall be borne by the Borrower and payable to Administrative Agent within ten (10) days of demand; provided that the Administrative Agent may obtain additional Appraisals or updates to existing Appraisals in its sole discretion and at the Lenders' expense. The Credit Parties shall cooperate with the Administrative Agent in connection with all such Appraisals, including, without limitation, providing the appraiser and other related consultants with reasonable access to the applicable Pool Properties for such purposes.

SECTION 5.13 Pool Properties.

(a)
Removal of Individual Property as a Pool Property.  From time to time during the term of this Agreement following (i) Borrower's written request ("Release Request") and (ii) satisfaction of the Release Conditions, the Administrative Agent shall, in each case to the extent applicable, release the subject Pool Property from the calculation of the Borrowing Base Availability (and such Individual Property shall then cease to be a Pool Property) and release the subject Subsidiary Borrower which has no other ownership interest in any of the remaining Pool Properties, from further payment and performance of the Loans; provided, however, any such release by the Administrative Agent shall not be deemed to terminate or release such Pool Property Owner from any obligation or liability under any Loan Document which specifically by its terms survives the said release or the payment in full of the Obligations.  The "Release Conditions" are the following:

(i)
Borrowing Base Compliance.  The Borrower has delivered a Borrowing Base Certificate reflecting that, after giving effect to the release of the Pool Property and any related prepayment of the Loans pursuant to Section 2.10(e), the total Credit Exposure will be less than or equal to the Maximum Loan Available Amount.

(ii)
No Default Upon Release.  No Default shall exist under this Agreement or the other Loan Documents after giving effect to the release of the Pool Property, except for any Default which is cured or remedied by the removal of such Individual Property from being a Pool Property.

(iii)
No Default Prior to Release.  No Event of Default shall exist under this Agreement or the other Loan Documents at the time of the Release Request or after giving effect to the release of the Pool Property, except for any Event of Default which is cured or remedied by the removal of such Individual Property from being a Pool Property.

(iv)
Payment of Fees.  The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other reasonable costs and expenses incurred by Administrative Agent in connection with the release.

Any failure of any removal and release requested by the Borrower to meet all of the Release Conditions shall be deemed a rejection of the proposed Release Request and, subject to the other terms and conditions hereof as to whether any Individual Property is a Pool Property, such Pool Property shall remain a Pool Property hereunder.
Provided that no Default or Event of Default has occurred and is continuing, upon the release of a Pool Property as set forth above, Administrative Agent will, at the Borrower's sole cost and expense, release from the liens and security interests of the Loan Documents the Pledged Membership Interest of such Pool Property Owner (to the extent it has no other ownership interest in any of the remaining Pool Properties) pledged hereunder and, if such released Pool Property is a Mortgaged Property, such Mortgaged Property; provided any amounts due under Section 2.10 arising from such release are paid in accordance with the terms thereof.
(b)
Additional Pool Property.  From time to time during the term of this Agreement, following the Borrower's written request ("Additional Borrowing Base Request"), the Administrative Agent shall initially accept one or more Individual Properties as Pool Properties upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Administrative Agent:

(i)	The Borrower shall have obtained Preliminary Approval for the addition of such Individual Property.
(ii)	The Borrower (or applicable Credit Party) shall have satisfied all of requirements set forth in the definition of Pool Property as to such Individual Property.
(iii)	The Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate and Compliance Certificate evidencing compliance with Section 5.02 after giving effect to such addition.
(iv)
The Borrower shall have delivered to the Administrative Agent a certification that the Property is free of any material environmental, structural, architectural, mechanical or title defects and otherwise meets all the requirements of a Pool Property.

(v)
The owner of the Pool Property must have joined in, and assumed all obligations of a "Subsidiary Borrower" under the Loan Documents, all in form and substance satisfactory to the Administrative Agent, including, without limitation, (a) entering into a Joinder Agreement in the form attached hereto as Exhibit F executed by such owner and delivered to the Administrative Agent, and (b) such owner delivering such organizational documents, directors' or comparable resolutions, secretary's, incumbency and like certificates, opinions of counsel, such information about such owner as the Administrative Agent may reasonably request (including the information required under Section 9.14 and other customary "know your customer" requirements) to conduct its customary background and internal compliance due diligence, the results of which shall be satisfactory to the Administrative Agent, and other documents as required by the Administrative Agent in connection with such joinder provided the same are consistent with the terms of this Agreement.

(vi)
the Borrower (and any other applicable Subsidiary) shall have entered into a Pledge Agreement in form and substance satisfactory to Administrative Agent with respect to the Borrower's 100% ownership interests in the owner of such Pool Property and such other collateral documents and certificates with respect to the ownership interests in connection with such joinder as required by and in form and substance satisfactory to Administrative Agent.

(vii)
Borrower shall have delivered to the Administrative Agent with respect to such Individual Property (a) descriptive information of the Real Property and operating statements, (b) an Appraisal with respect to such Individual Property, (c) an Environmental Assessment, property condition assessment, probable maximum loss studies and reliance letter (for properties in a seismic zone), and a flood determination with respect thereto, (d) certificates of insurance as to the insurance maintained by such Credit Party on such Individual Property (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms, and (e) such other due diligence information as the Administrative Agent may reasonably require with respect thereto.

(viii)
The Borrower shall pay or reimburse the Administrative Agent for all reasonable legal fees and expenses and other costs and expenses incurred by Administrative Agent in connection with the additional Pool Property.

(ix)
The Administrative Agent shall give the Borrower prompt written notice of its determination with respect to the admission or rejection of any Individual Property as a Pool Property.  To the extent that an Individual Property does not meet the requirements to qualify as a Pool Property, as defined, the Borrower may nevertheless request that such Individual Property be included as a Pool Property and the Required Lenders may, in their sole and absolute discretion, agree to the acceptance of such Individual Property as an additional Pool Property.

SECTION 5.14 Further Assurances.

At any time upon the request of the Administrative Agent, Borrower will (or will cause each Credit Party to), promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

SECTION 5.15 Parent Covenants.

Each Parent will:

(a)	maintain management and Control of each Lead Borrower and each Subsidiary Borrower;
(b)	conduct substantially all of its operations through the Lead Borrowers and one or more of their Subsidiaries; and
(c)	comply with all Legal Requirements to maintain, and, will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code.
SECTION 5.16 ECP.

Each Credit Party that is a Qualified ECP Party at the time that the Agreement becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party that is not then an "eligible contract participant" under the Commodity Exchange Act (a "Specified Party") to honor all of its obligations under the Agreement in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party's obligations and undertakings under this Section 5.16 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section 5.16 shall remain in full force and effect until the Loans have been repaid in full.  Each Qualified ECP Party intends this Section 5.16 to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Specified Party for all purposes of the Commodity Exchange Act.

SECTION 5.17 Maintenance of Accounts.

The Borrower shall, and shall cause its Subsidiaries, to maintain their depository and operating accounts, including their corporate- and property-level deposit accounts, with KeyBank.

SECTION 5.18 Additional Collateral.

If any Borrowing used to finance the acquisition of any Real Property that constitutes, or was or is intended to constitute, a Pool Property remains unpaid  for  one hundred eighty (180) days after funding thereof, then, no later than sixty (60) days after written request from the Administrative Agent (or such later date as the Administrative Agent may consent, in its sole discretion), the Borrower shall, at its sole cost and expense, execute and deliver to the Administrative Agent all Real Estate Collateral Documents with respect to such Pool Property, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, and thereafter such Pool Property shall be a Mortgaged Property and constitute Collateral to secure the Obligations.  In connection with the addition of any such Real Property as a Mortgaged Property, the Administrative Agent shall be entitled to obtain, at the Borrower's sole cost and expense, an updated Appraisal for such Real Property prepared by a qualified appraiser directly engaged by Administrative Agent in compliance with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01 Liens.
The Borrower will not create, incur, assume or permit to exist any Lien on any Pool Property or any direct or indirect Equity Interest in any Pool Property Owner now owned or hereafter acquired by the Borrower, the Parents or any Subsidiaries thereof, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Encumbrances.
SECTION 6.02 Fundamental Changes; Asset Sales.
No Credit Party will, nor will it permit any Subsidiary to:
(a)
merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, a Lead Borrower in a transaction in which such Lead Borrower is the surviving entity, (ii) to the extent no Default or Event of Default is then existing or shall result therefrom, a Parent may merge into, or consolidate with, the other Parent in a transaction in which the Parent that is the surviving entity of such merger expressly assumes the obligations of the other Parent (a "Permitted Parent Merger"), (iii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iv) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (v) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (vi) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and (vii) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.03;

(b)
engage to any material extent in any business other than the ownership, development, operation and management of parking properties and businesses reasonably related thereto, except as allowed by Section 6.03, without the prior written consent of the Lenders; or

(c)
sell, transfer or otherwise dispose of, or refinance, any Pool Property other than pursuant to a bona fide arm's length sale or refinancing transaction that results in the release of such Pool Property in accordance with Section 5.13(a).

SECTION 6.03 Investments, Loans, Advances and Acquisitions.

The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness (subject to Section 6.09 below) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)	Permitted Investments;
(b)	Real Property operated primarily as parking properties;
(c)
Real Property other than parking properties or properties intended to be developed or redeveloped into parking properties and loans with respect thereto so long as the aggregate amount of such investments described in this clause (c) does not exceed fifteen percent (15%) of the Total Asset Value after giving effect to such investments;

(d)	undeveloped land (not currently used for parking), so long as the aggregate Value of such land does not exceed five percent (5%) of Total Asset Value, after giving effect to such investments;
(e)	Assets Under Development, so long as the aggregate Value thereof does not exceed fifteen percent (15%) of the Total Asset Value after giving effect to such investments;
(f)
investments in non-wholly owned direct and indirect subsidiaries with so long as the aggregate amount of such investments described in this clause (f) does not exceed twenty percent (20%) of the Total Asset Value after giving effect to such investments (for the purposes of this clause (f) non-wholly owned shall mean less than a 90% ownership interest);

(g)
investments consisting of loans or advances in the regular course of business to a property developer to pay for development or re-development costs of parking properties subject to the terms of a purchase and sale or similar agreement executed by a Credit Party and such property developer, pursuant to which such Credit Party has agreed to acquire such parking property from such property developer upon completion of construction, so long as the aggregate Value of such loans and advances does not exceed twenty percent (20%) of Total Asset Value, after giving effect to such investments; and

(h)	mergers, consolidations and other transactions permitted under Section 6.02, so long as same do not cause the Borrower to be in violation of any provision of this Section 6.03.
Provided (i) the aggregate total value of Investments described in subsections (c) through (g) will not exceed twenty five percent (25%) of Total Asset Value on a consolidated basis, and (ii) any violation of the foregoing limitations shall not constitute an Event of Default but shall result in the exclusion of the excess value of any Investment in excess of any of the foregoing limitations from the calculation of Total Asset Value.
SECTION 6.04 Hedging Agreements.
The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
SECTION 6.05 Restricted Payments.
The Parents will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar month, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) provided no Default or Event of Default is then in existence, Restricted Payments by the Parents required to comply with Section 5.15(c), (b) provided no Default or Event of Default is then in existence, Restricted Payments made by a Parent to its respective equity holders, and (c) Restricted Payments declared and paid ratably by Subsidiaries to a Lead Borrower with respect to their capital stock or equity interest.
SECTION 6.06 Transactions with Affiliates.
The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (with in independent MAI appraisal delivered by a qualified third party appraiser being conclusive to establish compliance with this requirement), (b) transactions in connection with asset or property managers and investment managers that are Affiliates of the Credit Parties on market terms, (c) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (d) a Permitted Parent Merger, and (e) any Restricted Payment permitted by Section 6.05.
SECTION 6.07 Parent Negative Covenants.
No Parent will (a) own any assets other than the ownership interests of a Lead Borrower and other assets with no more than $10,000,000.00 in value; (b) give or allow any Lien on the ownership interests of a Borrower; or (c) engage to any material extent in any business other than the ownership, development, operation and management of parking properties and businesses reasonably related thereto.
SECTION 6.08 Restrictive Agreements.
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower to create, incur or permit to exist any Lien upon any Pool Property or the Equity Interests in a Borrower, or (b) the ability of any Subsidiary Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to a Lead Borrower or any other Subsidiary Borrower or to Guarantee Indebtedness of the other Borrowers; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or as otherwise approved by the Administrative Agent, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Borrower pending such sale, provided such restrictions and conditions apply only to the Subsidiary Borrower that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.
SECTION 6.09 Indebtedness.
No Credit Party shall, without the prior written consent of the Administrative Agent, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse or non-recourse basis, except: (a) Indebtedness under this Agreement; (b) Indebtedness under any Hedging Obligations, (c) Indebtedness of any Parent whose recourse is solely for so-called "bad-boy" acts, including without limitation, (i) failure to account for a tenant's security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease or another licensee, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by the Borrower or Guarantor, or the holders of beneficial or ownership interests in the Borrower or Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by  Borrower or Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to the Real Property; (v) voluntary or involuntary bankruptcy by Borrower or Guarantor; (vi) any environmental matter(s) affecting any Real Property which is introduced or caused by Borrower or Guarantor or any holder of a beneficial or ownership interest in Borrower or Guarantor; and (vii) waste; or (d) Indebtedness for trade payables and operating expenses incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, (e) Indebtedness of the Borrower in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.05, (f) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default; and (g) Indebtedness that is recourse to the Lead Borrower and Parents not to exceed, in the aggregate, ten percent (10%) of the Total Asset Value.
SECTION 6.10 Management Fees.
At any time that any Default or Event of Default exists under this Agreement or any other Loan Document, then in any of such event(s), no Credit Party may pay any management, property, asset or similar fees to any other Credit Party or to any Subsidiary or Affiliate thereof, including, without limitation, MVP Capital Partners, LLC, or any of its Affiliates.  All such parties shall execute subordination agreements in form and substance acceptable to the Administrative Agent with respect to such fees.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, no Credit Party will amend, modify or waive any material provisions of a management or advisory agreement with an Affiliate of a Credit Party or enter into a new management or advisory agreement with any Affiliate of a Credit Party.  Borrower shall give Administrative Agent thirty (30) days written notice prior to terminating the Advisory Agreement or otherwise terminating its relationship with MVP Realty Advisors, LLC.
SECTION 6.11 Leases.
(a)
No Credit Party will, nor will it permit any of its Subsidiaries to, lease or sublease all or any portion of any Pool Property except pursuant to an Approved Lease.  Without the prior written consent in each instance of Administrative Agent: (i) no existing Lease of the parking space at any Pool Property or of other rentable space at any Pool Property that generates more than 25% of the gross revenue of such Pool Property (each such Lease, a "Major Lease") shall be terminated, (ii) no such existing Major Lease shall be modified or amended, and (iii) no new Major Lease shall be entered into.  Administrative Agent and each of the Lenders shall be provided with a full and complete copy of each proposed Major Lease and any amendment or modification thereof.  Any Lease, or modification or amendment thereof, which has been so approved by Administrative Agent, and any lease, or modification or amendment of lease which does not require Administrative Agent's approval under this Section, shall be an "Approved Lease".

(b)
Any request by Borrower for an approval with respect to leasing matters shall be accompanied, at a minimum, by the following: (i) the proposed Lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty; (iii) if available, comprehensive financial information with respect to the proposed tenant, sub-tenant or assignee and, if applicable, the proposed guarantor (as to new leases or amendments or modifications to existing leases involving material economic changes, and as to proposed sub-lets or assignments); (iv) a brief written summary of the proposed permitted uses and a discussion of how such uses relate to other tenancies then existing at the Property; (v) an executive summary of the terms and conditions of the proposed Lease, sub-Lease or assignment, and, if applicable, the proposed guaranty; and (vi) an executive summary of the facts and conditions relating to any proposed termination of Lease.

(c)
The Administrative Agent shall act on requests from Borrower for any approval under Section 6.11(a) in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within ten (10) Business Days following Administrative Agent's or Lenders' receipt thereof.  Administrative Agent's response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof.  In order to expedite the processing of requests for such approvals, Borrower agrees to provide Administrative Agent and each of the Lenders with as much advance information as is possible in a commercially reasonable manner in advance of Borrower's formal request for an approval.

SECTION 6.12 Amendment to Organizational Documents.

Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, no Credit Party will amend, modify or waive any rights under its certificate of incorporation, bylaws or other organizational documents in any manner, except: (a) modifications necessary to clarify existing provisions of such organizational documents; (b) modifications which would not have a Material Adverse Effect, and (c) modifications in connection with mergers, consolidations, investments and other transactions not otherwise prohibited by the other provisions of this Agreement.

SECTION 6.13 Sanctions.

No Credit Party shall permit the proceeds of any Loan:   (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any material violation by any Person (including any Lender or Administrative Agent) of any Sanctions.
ARTICLE VII

Events of Default
SECTION 7.01 Events of Default.
If any of the following events ("Events of Default") shall occur:
(a)	the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such fee);

(c)
any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)	the Borrower or any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11;
(e)
any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not curable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for 30 days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

(f)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (in each instance, other than by the Lender(s) (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)
any Credit Party or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)	any Credit Party or any Subsidiary of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(i)
one or more (i) judgments for the payment of money in an aggregate amount in excess of $1,000,000 or (ii) non-monetary final judgments against any Credit or Subsidiary that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

(j)
an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(k)	the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect;
(l)
any Credit Party shall default under any Material Contract and such default shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not curable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for 30 days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent, provided further such cure period shall terminate in the event any such Material Contract shall be terminated as a result of such default;

(m)
any Credit Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document;

(n)
any provision of any Loan Document with respect to the Collateral shall for any reason cease to be valid and binding on, enforceable against, any Credit Party resulting in a Material Adverse Effect, or any lien created under any Loan Document ceases to be a valid and perfected first priority lien in any of the Collateral purported to be covered thereby;

(o)	a Change in Control shall occur; or
(p)	the Borrower, Guarantor or any Subsidiary thereof defaults under any recourse or non-recourse Indebtedness.
Then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 7.02 Performance by Administrative Agent.
Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person.  In such event, each Credit Party shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent's office, together with interest thereon at the Default Rate from the date of such request until paid.  Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor Lenders assume any liability or responsibility for the performance of any duties of any Credit Party, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall Administrative Agent or Lenders be deemed to create a partnership arrangement with any Credit Party or any related Person.
ARTICLE VIII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  In the event of conflicting instructions or notices given to the Borrower by the Administrative Agent and any Lender, the Borrower is hereby directed and shall rely conclusively on the instruction or notice given by the Administrative Agent.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default (other than a payment Default) unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.   The Administrative Agent agrees that, in fulfilling its duties hereunder, it will use the same standard of care it utilizes in servicing loans for its own account.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower, and may be removed by the Required Lenders in the event of the Administrative Agent's gross negligence or willful misconduct.  Upon any such resignation or removal, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender, or a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent for its own behalf shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.  The Administrative Agent shall cooperate with any successor Administrative Agent in fulfilling its duties hereunder.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.  Administrative Agent agrees to provide the Lenders with copies of all material documents and certificates received by the Administrative Agent from Borrower in connection with the Loans.
ARTICLE IX

Miscellaneous
SECTION 9.01 Notices.
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)	if to the Borrower, to

8880 W. Sunset Road, Suite 200
Las Vegas, NV 89148
Attention:  Daniel B. Stubbs
Telephone No.: (702) 938-2282
Fax No.: (702) 938-2281
E-mail: danny@mvpreits.com
With a copy to:
Craig D. Burr, Esq.
8880 W. Sunset Road Suite 210
Las Vegas, NV 89148
Attention:  Craig D. Burr
Telephone No.: (702) 566-8424
Fax No.: (702) 657- 8649
E-mail: craig@craigburr.com
Ira Levine, Esq.
8880 W. Sunset Road Suite 210
Las Vegas, NV 89148
Attention:  Ira Levine
Telephone No.:(702) 673-1608
Fax No.: (702) 735-2198
E-mail: ilevine@lgelaw.com

(b)	if to the Administrative Agent, to
KeyBank, National Association
225 Franklin Street, Boston, Massachusetts
Attention:  Christopher T. Neil,
Telephone No.: (617) 385-6202
Fax No.: (617) 385-6293);
E-mail: christopher_t_neil@keybank.com

With a copy to:
Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts  02108
Attn: Kevin J. Lyons, Esquire
Telephone No.: 617-880-3433
Fax No.: 617-692-3433
E-mail: klyons@riemerlaw.com
(c)	if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.
Documents and notices required to be delivered to the Lenders pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Borrower's behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent).  Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.  Notwithstanding the foregoing, no document shall be deemed to have been electronically delivered to the Administrative Agent or to any Lender unless such Internet or intranet website is set up to automatically deliver notice of postings thereon to the email address(es) that the Administrative Agent or such Lender may specify.
Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower and the other Credit Parties hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to Parent, Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' Equity Interests.  The Parents and Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Parents and Borrower shall be deemed to have authorized Administrative Agent, Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Parent or Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information;" and (z) Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information.  Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to Borrower or its Equity Interests for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE."  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower's or Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom. Similarly, each Lender acknowledges that the Credit Parties do not control the posting to, or operation of, the Platform.  Accordingly, the obligation of any Credit Parties under this Article are solely to identify and properly mark materials as "PUBLIC" where applicable.
SECTION 9.02 Waivers; Amendments.
(a)
No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)
Neither this Agreement nor any provision hereof may be waived, amended or modified, nor may any Event of Default be waived  except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or reduce (except in accordance with Section 2.08(b)) the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Credit Party from its obligations under the Loan Documents or, release of any Collateral, except as specifically provided for herein, without the written consent of each Lender, (vii) subordinate the Loans or any Collateral without the written consent of each Lender, (viii) waive or modify any conditions of extending the Loans set forth in Section 2.20 without the written consent of each Lender affected thereby, or (ix) consent to the Collateral securing any other Indebtedness without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

(c)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d)
Notwithstanding any provision of this Agreement to the contrary none of the Lenders or the Borrower will be required to execute assumption or amendment documents to add a Person as a Subsidiary Borrower.  If Real Property assets are added to the Pool Properties in accordance with this Agreement and the Pool Property Owner (and/or any other Subsidiary required to become a Subsidiary Borrower pursuant to the definition thereof) is not already a Subsidiary Borrower, then (i) such Pool Property Owner and/or other Subsidiary shall be added as a Subsidiary Borrower as required by Section 5.13 pursuant to a Joinder Agreement in the form attached hereto as Exhibit F executed by such owner and delivered to the Administrative Agent, and (ii) the ownership interests in such Pool Property Owner shall be pledged by Borrower as required by Section 5.13.

(e)
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above:  (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.  Administrative Agent may, after consultation with Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

(f)
If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.
(a)
The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during  any waivers, workout, restructuring or negotiations in respect of such Loans.

(b)
The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment, or the failure of the Indemnitee to make advances pursuant to its Commitment in breach of its obligations hereunder.

(c)
To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)
To the extent permitted by applicable law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)	All amounts due under this Section shall be payable not later than ten days after written demand therefor.
SECTION 9.04 Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to a natural Person, any Credit Party or any Affiliate or Subsidiary of any Credit Party) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)  the Lead Borrowers, provided that (i) no consent of the Lead Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee, and (ii) such consent shall be deemed granted unless the Lead Borrowers object within five (5) Business Days of a receipt of written notice of the proposed assignment; and
(B)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
Provided, no consent of the Lead Borrowers or the Administrative Agent shall be required in connection with any assignment to an entity acquiring, or merging with, a Lender.
(ii)  Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Lead Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Lead Borrowers shall be required if a Default has occurred and is continuing and such consent shall not be unreasonably withheld;
(B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(C)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; and
(D)  the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:
"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that, except in the case of a Participant asserting any right of set-off pursuant to Section 9.08, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)
A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

(e)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival.

All covenants, agreements, representations and warranties made by the Borrower and each other Credit Party herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and Several.

(a)
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)
This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)
Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)
Each Person constituting the general partner of Borrower shall be bound jointly and severally with one another to make, keep, observe and perform the representations, warranties, covenants, agreements, obligations and liabilities imposed by this Agreement and the other Loan Documents upon the "Borrower."

(e)
The Borrower agrees that it shall never be entitled to be subrogated to any of the Administrative Agent's or any Lender's rights against any Credit Party or other Person or any collateral or offset rights held by the Administrative Agent or the Lenders for payment of the Loans until the full and final payment of the Loans and all other obligations incurred under the Loan Documents and final termination of the Lenders' obligations, if any, to make further advances under this Agreement or to provide any other financial accommodations to any Credit Party.

SECTION 9.07 Severability.
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08 Right of Setoff.
 If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized, upon the prior consent of the Administrative Agent or the Required Lenders,  at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final, but excluding any funds held by the Borrower on behalf of tenants or other third parties) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Notwithstanding the foregoing choice of law:
(i)
matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in a Mortgaged Property or other assets situated in another jurisdiction(s), including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of such state;

(ii)
Administrative Agent shall comply with applicable law in such state to the extent required by the law of such jurisdiction(s) in connection with the foreclosure of the security interests and liens created under the Mortgages or exercising any rights with respect to the Real Property directly, and the other Loan Documents with respect to the Real Property or other assets situated in another jurisdiction; and

(iii)
provisions of Federal law and the law of such other jurisdiction(s) shall apply in defining the terms Hazardous Materials, Environmental Laws and Legal Requirements applicable to the Real Property as such terms are used in this Loan Agreement, the Environmental Indemnity and the other Loan Documents.

(b)
The Borrower and each other Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)
The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h)  to any Person in connection with any Hedging Agreement, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, or (j) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates.  For the purposes of this Section, "Information" means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 Interest Rate Limitation.

If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the "Maximum Rate"), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed such Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lenders.  If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate.  All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement.  The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto.  Without notice to the Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

SECTION 9.14 USA PATRIOT Act.

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Act.

SECTION 9.15 Fiduciary Duty/No Conflicts.

The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the "Lenders"), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.  Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto in its capacity as a Lender.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

LEAD BORROWERS:
MVP REAL ESTATE HOLDINGS, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title:  Manager

MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name: Michael Shustek
Title:  Chief Executive Officer

SUBSIDIARY BORROWERS:
MVP MILWAUKEE WELLS LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP DENVER 1935 SHERMAN, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP DENVER SHERMAN, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP MILWAUKEE ARENA LOT, LLC,
 a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP ST. LOUIS WASHINGTON, LLC,
 a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP ST. PAUL HOLIDAY GARAGE, LLC,
 a Delaware limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

WHITE FRONT GARAGE PARTNERS, LLC,
 a Tennessee limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

CHAPMAN PROPERTIES, LLC,
 a Tennessee limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

Each Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.01, 5.15, 6.05 and 6.07 of this Agreement.

MVP REIT, INC.,
 a Maryland corporation

By:
Name: Michael Shustek
Title:   Chief Executive Officer

MVP REIT II, INC.,
 a Maryland corporation

By:
Name: Michael Shustek
Title:   Chief Executive Officer

ADMINISTRATIVE AGENT

KEYBANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:
Name: Christopher T. Neil
Title: Vice President

SCHEDULE 1.01
Name	Commitment	Applicable Percentage
KEYBANK, NATIONAL ASSOCIATION	$30,000,000.00	%100.00

TOTAL	$30,000,000.00	%100.00

SCHEDULE 2.01
REAL ESTATE COLLATERAL DOCUMENTS
With respect to each Pool Property to be added to the Collateral as a Mortgaged Property, each of the following:
a) Security Documents.  Such security documents relating to such Real Property as the Administrative Agent shall reasonably and customarily require, duly executed and delivered by the respective parties thereto.  Without limiting the foregoing, executed, acknowledged, and/or sworn to, as required, counterparts of a Mortgage and an Assignment of Leases and Rents, in each case, delivered to a Title Company and released for recordation in the official records of the city or county in which such Real Property is located, an Assignment of Contracts and UCC-1 financing statements which shall have been furnished for filing in all filing offices that Administrative Agent may reasonably require;
b) Enforceability Opinion.  The favorable legal opinion of counsel to such Credit Party, from counsel reasonably acceptable to the Administrative Agent and qualified to practice in the State in which such Real Property is located, addressed to the Lenders and the Administrative Agent covering the enforceability of such Security Documents and such other matters as the Administrative Agent shall reasonably request.
c) Perfection of Liens.  Evidence reasonably satisfactory to the Administrative Agent that the Security Documents are effective to create in favor of the Administrative Agent a legal, valid and enforceable first lien or security title and security interest in such Real Property and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.
d) Survey and Taxes.  The Survey of such Real Property, together with the Surveyor Certification sufficient in all cases to delete the standard survey exception from the applicable Title Policy, and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Property.
e) Title Insurance; Title Exception Documents.  The Title Policy (or "marked" commitment/pro forma policy for a Title Policy) covering such Real Property, including all endorsements thereto, issued in favor of the Administrative Agent by a title insurance company satisfactory to the Administrative Agent and insuring that title to the Real Property is vested in Borrower, free and clear of any Lien, objection, exception or requirement, and that the applicable Deed of Trust or Mortgage creates a valid first and prior lien on such Real Property, subject only to the Permitted Encumbrances and such other exceptions as may be approved in writing by the Administrative Agent, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.
f) UCC Certification.  A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Administrative Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, financing statements or title retention agreements which affect any property, rights or interests of such Borrower that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the security documents relating to such Real Property except to the extent that the same are discharged and removed.
g) Estoppel Certificates.  Estoppel certificates from Tenants of such Real Property and any applicable ground lessor, as reasonably required by Administrative Agent, such certificates to be dated not more than thirty (30) days prior to the date such Real Property becomes Collateral, each such estoppel certificate to be in form and substance reasonably satisfactory to the Administrative Agent.
h) Certificates of Insurance.  Each of (i) a current certificate of insurance as to the insurance maintained by such Credit Party on such Real Property (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from such Credit Party, its insurers and insurance brokers as the Administrative Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.
i) Property Condition Report.  A property condition report, together with any seismic probable maximum loss assessment (if applicable) to the extent customarily required for properties in such location, with appropriate reliance letters if such reports or not addressed to the Administrative Agent, from a firm or firms of professional engineers or architects selected by Borrowers and reasonably acceptable to Administrative Agent (the "Inspector") reasonably satisfactory in form and content to the Administrative Agent, dated not more than one hundred sixty (60)  days prior to Closing Date, addressing such matters as the Administrative Agent may reasonably require.
j) Hazardous Substance Assessments.  A hazardous waste site assessment report addressed to the Administrative Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Administrative Agent) concerning Hazardous Substances and asbestos on such Real Property dated or updated not more than sixty (60) days prior to the Closing Date, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Administrative Agent in its reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Administrative Agent in its reasonable discretion.
k) Zoning and Land Use Compliance.  Such evidence regarding zoning and land use compliance as the Administrative Agent may reasonably request.
l) Permits/Certificate of Occupancy.  A copy of the certificate(s) of occupancy issued for such parcel of Real Property and all other applicable permits and licenses permitting the use and occupancy of the improvements thereon (or a copy of the certificates of occupancy issued for such parcel of Real Property and evidence satisfactory to the Administrative Agent that any previously issued certificate(s) of occupancy and permits/licenses are not required to be reissued to such Credit Party).
m) Environmental Disclosure.  Such evidence regarding compliance with Section 3.07 as Administrative Agent may reasonably require.
n) SNDA. A subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution acceptable to the Administrative Agent from each tenant under any lease with respect to such Real Property, and, from time to time, an estoppel certificate in form and manner of execution acceptable to Administrative Agent.
o) Environmental Indemnity.  An Environmental Indemnity by the Borrower and Guarantor in the form of Exhibit J to the Credit Agreement.
p) Additional Documents.  Such other customary agreements, documents, certificates, reports or assurances as the Administrative Agent may reasonably require.

SCHEDULE 3.05(F)
CASUALTY; DESIGNATED HAZARD AREAS

1.	Existing Casualty:

[None as of Closing]

2.	Earthquake or Seismic Area:

[None as of Closing]

2. Flood Hazard Area:

[None as of Closing]

SCHEDULE 3.07
 LITIGATION
None.

SCHEDULE 3.15
 LIST OF ALL SUBSIDIARIES
[TO BE FINALIZED]

Parent Entity	Subsidiary	State of Formation	Ownership %
MVP REIT II, Inc.	MVP REIT II Holdings, LLC	Delaware	100%
MVP REIT II, Inc.	MVP REIT II Operating Partnership, LP	Delaware	100%
MVP REIT, Inc.	MVP Real Estate Holdings, LLC	Nevada	100%
MVP REIT, Inc.	MVP Denver Sherman, LLC	Nevada	100%
MVP REIT, Inc.	MVP Denver 1935 Sherman, LLC	Nevada	76%
MVP REIT II, Inc.	MVP Denver 1935 Sherman, LLC	Nevada	24%
MVP REIT II, Inc.	MVP St. Paul Holiday Garage, LLC	Delaware	100%
MVP REIT, Inc.	MVP Milwaukee Wells LLC	Nevada	100%
MVP REIT II, Inc.	MVP St. Louis Washington, LLC	Delaware	100%
MVP REIT, Inc.	MVP Milwaukee Arena Lot, LLC	Delaware	100%
MVP REIT, Inc	White Front Garage Partners, LLC	Tennessee	20%
MVP REIT, Inc	Chapman Properties, LLC	Tennessee	20%
MVP REIT, Inc	MVP Acquisitions, LLC	Delaware	20%
MVP REIT II, Inc	White Front Garage Partners, LLC	Tennessee	80%
MVP REIT II, Inc	Chapman Properties, LLC	Tennessee	80%
MVP REIT II, Inc	MVP Acquisitions, LLC	Delaware	80%
[others?]

SCHEDULE 5.13
 POOL PROPERTIES
234 W. KELLOGG BLVD., ST. PAUL, MN
1124 NORTH OLD WORLD 3RD ST., MILWAUKEE, WI
735 & 749 N. 2ND ST., 746-752 N. OLD WORLD 3RD ST., 215 W. WELLS ST., MILWAUKEE, WI
1101 WASHINGTON AVE., ST. LOUIS, MO
1963 SHERMAN AVE. A/K/A 1963 SHERMAN ST., DENVER, CO
1935 SHERMAN ST. A/K/A 1935 SHERMAN AVE., DENVER, CO
207 2ND AVE., NASHVILLE, TN

SCHEDULE SB
 SUBSIDIARY BORROWERS
MVP MILWAUKEE WELLS LLC, a Nevada limited liability company
MVP DENVER 1935 SHERMAN, LLC, a Nevada limited liability company
MVP DENVER SHERMAN, LLC, a Nevada limited liability company
MVP MILWAUKEE ARENA LOT, LLC, a Delaware limited liability company
MVP ST. LOUIS WASHINGTON, LLC, a Delaware limited liability company
MVP ST. PAUL HOLIDAY GARAGE, LLC, a Delaware limited liability company
WHITE FRONT GARAGE PARTNERS, LLC, a Tennessee limited liability company
CHAPMAN PROPERTIES, LLC, a Tennessee limited liability company

CREDIT AGREEMENT
EXHIBIT A
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of its Commitment and outstanding Loans and a corresponding interest in and to all other rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) related thereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Effective Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower with respect to the Assigned Interest and to indemnify the Administrative Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations").  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

1. Assignor: ______________________________

2. Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries

4.	Administrative Agent:	KeyBank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of [___], 2016, among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries, as borrowers, the Lenders parties thereto, KeyBank, National Association, as Administrative Agent

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Applicable Percentage	Percentage Assigned of Commitment/Loans[2]	Amount of Outstanding Loans Assigned
$_____	$_____	_____%	_____%	$_____
$_____	$_____	_____%	_____%	$_____
$_____	$_____	_____%	_____%	$_____

In consideration of the assignment made pursuant to this Assignment and Assumption, Assignee agrees to pay to Assignor on the Effective Date, an amount equal to the "Amount of Outstanding Loans Assigned" set forth in the table above.

Effective Date:	______________________, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
   Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
   Title:

[Consented to and]3 Accepted:

[KeyBank, National Association], as
  Administrative Agent

By:
  Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:
  Title:

1 Select as applicable.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.
1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Administrative Agent.
3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

CREDIT AGREEMENT

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Key Bank, National Association,
as Administrative Agent
225 Franklin Street
Boston, MA 02110

Attn: Mr. Christopher Neil

RE: MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries Compliance Certificate for _________________________ through __________________________
Dear Ladies and Gentlemen:

This Compliance Certificate is made with reference to that certain Credit Agreement dated as of [___], 2016 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries, as borrowers (collectively, the "Borrower"), the financial institutions party thereto, as lenders, and KeyBank, National Association, as Administrative Agent.  All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement.  All Section references herein shall refer to the Credit Agreement.

I hereby certify that I am the Chief Financial Officer of MVP Real Estate Holdings, LLC and MVP REIT II Operating Partnership, LP, and that I make this Certificate on behalf of the Borrower.  I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

1.  Pursuant to the Credit Agreement, the Credit Parties are furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of each Parent for the most recently available [fiscal quarter][fiscal year] (the "Reporting Period").  Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position in all material respects of each Parent and its Subsidiaries at the date thereof and the results of its operations for the periods covered thereby.

2.  I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the Reporting Period covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

3. Neither the Borrower, Guarantor or any Subsidiary thereof has defaulted under any recourse Indebtedness under which it is obligated.
4. All referenced dollar amounts in this certificate are stated in thousands unless otherwise noted.

5.  Attached hereto as Schedule A-1 is a list of the Real Property that comprises the Pool Properties and the Pool Value, and Schedule A-2 is a list of the Real Property assets that were identified as being a Pool Property in the last Compliance Certificate and that are no longer qualified to be a Pool Property as of the last day of the Reporting Period.

6.  Attached hereto as Schedule B-1 is a detailed calculation of Interest Expense for the Reporting Period and Schedule B-2 is a detailed calculation of Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Guarantor's preferred stock for the Reporting Period, which amounts aggregated:

Schedule B-1	$
Schedule B-2	$

7. Attached hereto as Schedule C is a detailed calculation of Adjusted EBITDA for the Reporting Period, which amount was:

Adjusted EBITDA	$

As of the last day of the Reporting Period:

1.	Fixed Charge Coverage Ratio Calculation (commencing 12/31/16):

	( a )	EBITDA			$
	( b )		Principal paid and due		$
	( c )		Interest Expense		$
	( d )		Cash Dividends on Preferred Stock		$
	( e )		Aggregate of (b) plus (c) plus (d)		$
	( f )		Fixed Charge Coverage Ratio ((a) divided by (e))

Covenant: 1.25:1.00 (from quarter ending 12/31/16 until quarter ending 6/30/18)
1.5:1.00 (from quarter ending 9/30/18)

2.	Tangible Net Worth ("TNW"):

	( a )	Total Asset Value			$
	( b )	All Liabilities (including contingent and indirect liabilities			$
	( c )	Tangible Net Worth ((a) minus (b))			$
Required Tangible Net Worth
(i) $108,017,100.00 plus
(ii) 90% of Common or Preferred Equity Issuances plus
			Total Required Tangible Net Worth ((i) plus (ii))		$

Covenant: Current TNW must exceed required TNW

3.	Consolidated Leverage Ratio Calculation:

	( a )		Indebtedness (Borrower and Parents)			$
	( b )	Total Asset Value
			(i) For Pool Properties, the lesser of (x) purchase price and (y) Appraised Value; plus		$
			(ii) For each non-Pool Property, the lesser of (x) undepreciated cost basis and (y) Appraised Value; plus		$
			(iii) Assets under Development prior to twelve months after completion, undepreciated cost basis; plus		$
			(iv) Assets under Development after twelve months after completion, the lesser of (x) undepreciated cost basis and (y) Appraised Value; plus		$
			(v) Cash and cash equivalents		$
		(vi) Less the excess value of any Investment in excess of any of the limitations set forth in Section 6.03 (attached detailed calculation from 5 below))			$

		TOTAL ASSET VALUE			$

	( c )	Consolidated Leverage Ratio ((a) divided by (b))			%

Covenant: less than fifty five percent (55%)

4.	Varying Interest Rate Calculation (commencing 3/31/18):

	( a )		Unhedged Indebtedness with a varying interest rate		$
	( b )	Indebtedness
	( c )		( a ) to ( b )		%

		Covenant:	<30%

5.	Permitted Investment Limitations:
	( a )		Undeveloped Land - Value	$
(not in excess of five percent (5%) of Total Asset Value)
Compliance: Y/N
	( b )		Assets Under Development – Value	$
(not in excess of fifteen percent (15%) of Total Asset Value)
Compliance: Y/N
	( c )		Investments in non-wholly owned (<90%) Subsidiaries – Value	$
(not in excess of twenty percent (20%) of Total Asset Value)
Compliance: Y/N
	( d )		Investments in non-parking assets and loans – Value	$
(not in excess of fifteen percent (15%) of Total Asset Value
Compliance: Y/N
	( e )		Aggregate of Investments described in Sections (a)-(d) above	$
(not in excess of twenty-five percent (25%) of Total Asset Value)
Compliance: Y/N

Calculation of excess value to be excluded based on the foregoing limitations from Total Asset Value

6. Recourse Indebtedness
The recourse Indebtedness of Parents and Lead Borrowers does not, in the aggregate, exceed 10% of Total Asset Value.

This Compliance Certificate has been executed and delivered as of the date set forth above.

MVP REAL ESTATE HOLDINGS, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name: Michael Shustek
Title: Chief Executive Officer

SCHEDULE A TO COMPLIANCE CERTIFICATE

POOL PROPERTIES

SCHEDULE B TO COMPLIANCE CERTIFICATE

INTEREST EXPENSE

SCHEDULE C TO COMPLIANCE CERTIFICATE

EBITDA

CREDIT AGREEMENT

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY dated as of October 5, 2016, executed and delivered by each of the undersigned, whether one or more, (individually and collectively, jointly and severally, "Guarantor", which term specifically includes each Person that hereafter executes a Joinder Agreement pursuant to which such Person agrees to become party to this Guaranty and assume the obligations of a Guarantor hereunder), in favor of (a)  KEYBANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of even date herewith, by and among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries, as borrowers (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.
WHEREAS, Borrower, the Agent and certain Lenders party thereto entered into that certain Credit Agreement dated as of October 5, 2016 (the "Credit Agreement");
WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower and Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:
Section 1.  Guaranty.   Guarantor hereby absolutely and unconditionally, jointly and severally,  guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys' fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith (including any Hedging Agreement); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.  Notwithstanding anything in this Guaranty to the contrary, the obligations guaranteed under this Guaranty shall not include any Excluded Swap Obligations.
Section 2. Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.
Section 3. Guaranty Absolute.  Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;
(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any  Obligations or any assignment or transfer of any of the foregoing;
(c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;
(d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;
(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;
(g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;
(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or
(j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.
The value of the consideration received and to be received by each Guarantor is reasonably worth at least as much as the liability and obligation of each Guarantor incurred or arising under the Loan Documents.  Each Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit each Guarantor directly or indirectly.  Each Guarantor has had full and complete access to the underlying papers relating to the Loans and all of the Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents.  Each Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal.  Each Guarantor has adequate means to obtain from each other Credit Party on a continuing basis information concerning such other Credit Party's financial condition, and is not depending on the Administrative Agent or the Lenders to provide such information, now or in the future.  Each Guarantor agrees that neither the Administrative Agent nor any of the Lenders shall have any obligation to advise or notify any Guarantor or to provide any Guarantor with any data or information regarding any other Credit Party.
Section 4. Action with Respect to Obligations. The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3  and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.
Section 5.  Representations and Warranties.  Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6. Covenants.  Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.
Section 7. Waiver.  Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 8. Inability to Accelerate Loan.  If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9.  Reinstatement of Obligations.  Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.
Section 10.  Subrogation.  Until all of the Obligations shall have been indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.
Section 11.  Payments Free and Clear.  All sums payable by Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.
Section 12.  Set-off.  Guarantor hereby grants to Agent, on behalf of the Lenders, a security interest in and lien on all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit or the account of any Guarantor.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding any funds held by the Borrower on behalf of tenants or other third parties) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable.  Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.
Section 13.  Subordination.   Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.
Section 14. Avoidance Provisions.  It is the intent of Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15.  Information.  Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16. Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 17.   Jurisdiction; Venue; JURY WAIVER.
a) Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.
b) Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
c) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 18.  Loan Accounts.  The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error.  The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.  Waiver of Remedies.  No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.
Section 20.  Successors and Assigns.  Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding.  The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder.  Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person.
Section 21.  Amendments.  This Guaranty may not be amended except as provided in the Credit Agreement.
Section 22.  Payments.  All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.
SECTION 23. JOINT AND SEVERAL OBLIGATIONS.   THE OBLIGATIONS OF THE GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND UNDER OTHER LOAN DOCUMENTS.
Section 24.  Notices.  All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Loan Agreement.  Guarantor's address for notice is set forth below its signature hereto.
Section 25.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 26.  Keepwell.  Each Guarantor that is a Qualified ECP Party at the time that this Guaranty becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that is not then an "eligible contract participant" under the Commodity Exchange Act (a "Specified Guarantor") to honor all of its obligations under this Guaranty in respect of Hedging Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Party's obligations and undertakings under this Section 26 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Party under this Section shall remain in full force and effect until the Guarantied Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Specified Guarantor for all purposes of the Commodity Exchange Act.
Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28.  Definitions.
a) For the purposes of this Guaranty, "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
b) For the purposes of this Guaranty, (i) "Excluded Swap Obligation" means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal, (ii) "Swap Obligation" means any Hedging  Obligation that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time, and (iii) "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
c) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

 IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.
GUARANTOR:
MVP REIT, INC.,
 a Maryland corporation
By:________________________________________
Name:
Title:
MVP REIT II, INC.,
 a Maryland corporation
By:________________________________________
Name:
Title:
Address for Notices:

8880 W. Sunset Road
Las Vegas, NV 89148
Attention:  Danny B. Stubbs
Fax No. (702) 938-2281
E-mail: danny@mvpreits.com

With a Copy to:

 Craig D. Burr, Esq.
8880 W. Sunset Road Suite 210
Las Vegas, NV 89148
Attention:  Craig D. Burr
Telephone No.: (702) 566-8424
Fax No.: (702) 657- 8649
E-mail: craig@craigburr.com
Ira Levine, Esq.
8880 W. Sunset Road Suite 210
Las Vegas, NV 89148
Attention:  Ira Levine
Telephone No.:(702) 673-1608
Fax No.: (702) 735-2198
E-mail: ilevine@lgelaw.com

CREDIT AGREEMENT
EXHIBIT D

FORM OF NOTE

$_________________ __________, 20__

FOR VALUE RECEIVED, MVP Real Estate Holdings, LLC and MVP REIT II Operating Partnership, LP (the "Lead Borrowers") and the Subsidiary Borrowers set forth on Exhibit A attached hereto and made a part hereof (collectively, the "Subsidiary Borrowers"; the Subsidiary Borrowers together with the Lead Borrowers, individually and collectively, jointly and severally, "Maker") promises to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to the lesser of (x) __________________________ ($_____________) or (y) the outstanding amount advanced by Payee as a Loan (or Loans) under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.
Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of October 5, 2016, among Maker, the Lenders named therein, and KeyBank National Association, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement").  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time, or made by wire transfer in accordance with wiring instructions provided by the Administrative Agent.
Subject to the terms and provisions of the Credit Agreement, amounts borrowed may be repaid and reborrowed at any time prior to the termination of the Availability Period.  No Lender shall have any obligation to make a Loan to the extent such Loan would cause the sum of the total Credit Exposures to exceed the total Maximum Loan Available Amount.
This Note is subject to (a) mandatory prepayment and (b) prepayment at the option of the Maker, as provided in the Credit Agreement.
This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  MAKER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement.  Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

MVP REAL ESTATE HOLDINGS, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name: Michael Shustek
Title: Chief Executive Officer

[SUBSIDIARY BORROWERS]

CREDIT AGREEMENT
EXHIBIT E

[FORM OF] BORROWING REQUEST/INTEREST ELECTION REQUEST

[Date]

KeyBank, National Association
as Administrative Agent
225 Franklin Street, 18th floor
Boston, Massachusetts 02110

Attn:  Mr. Christopher Neil

Re: MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, et al.
Borrowing Request

Dear Ladies and Gentlemen:

This Borrowing Request is made with reference to that certain Credit Agreement dated as of [__], 2016 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries, as borrowers (the "Borrower"), the financial institutions party thereto, as lenders, and KeyBank, National Association, as Administrative Agent.  All capitalized terms used in this Borrowing Request (including any attachments hereto) and not otherwise defined in this Borrowing Request shall have the meanings set forth for such terms in the Credit Agreement.  All Section references herein shall refer to the Credit Agreement.  This request is made by MVP Real Estate Holdings, LLC and MVP REIT II Operating Partnership, LP on behalf of the Borrower.
The Borrower hereby requests [check as applicable] □ a conversion of an existing Loan as provided below and/or □ an advance under the Credit Agreement, in the amount of $____________ [minimum of $1,000,000.00 and in multiples of $100,000.00].

1. Total Commitment $__,000,000.00

2. Maximum Loan Available Amount $_____________

3. The amount outstanding under the
Loans $_____________

4. Available amount (lesser of 1 or 2, minus 3) $_____________

5. Less amount requested ($____________)

7. Amount remaining to be advanced $____________

8.	Account for funding:

The advance or conversion is to be made as follows:
A. ABR Borrowing.

1.	Amount of ABR Borrowing:$_____________

2.	Date of ABR Borrowing_____________

B. Eurodollar Borrowing:

1.	Amount of Eurodollar Borrowing:$_____________

2.	Amount of conversion of existing
Loan to Eurodollar Borrowing: $_____________

3.	Number of Eurodollar
Borrowing(s) now in effect: _____________
[cannot exceed five (5)]

4.	Date of Eurodollar Rate Borrowing
or conversion: _____________

5.	Interest Period:_____________

6.	Expiration date of current Interest
Period as to this conversion: _____________

The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date).
No Default or Event of Default exists and is continuing on and as of such date.
 [Attached hereto is a Borrowing Base Certificate submitted in form of Exhibit G to the Credit Agreement.]5
 [In connection with the Borrowing requested herein, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of Lenders that on and as of the date of the Borrowing requested herein, except as disclosed in writing on or before the date of this Notice of Continuation/Conversion, each representation and warranty made by Borrower in Section 3 of the Credit Agreement will be true and correct in all material respects both immediately before such Borrowing and after giving effect to such Borrowing, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct as of such earlier date and except that for the purposes of this Loan Notice, the representations and warranties contained in Section 3.04 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01).]
[Such Borrowing shall be used for purposes permitted by the Credit Agreement.]

5 Bracketed paragraphs to be included only with respect to a Borrowing but not a continuation or conversion of Loans.

Borrower has performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]

Very truly yours,

MVP REAL ESTATE HOLDINGS, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name: Michael Shustek
Title: Chief Executive Officer

EXHIBIT F

JOINDER AGREEMENT

JOINDER AGREEMENT (the "Agreement"), dated as of__________, 20__, made by ____________________________ a ____________________ (the "New Borrower") in favor of KEYBANK, NATIONAL ASSOCIATION, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, and certain of their Subsidiaries, as borrowers (the "Borrower"), certain lenders (the "Lenders"), and the Administrative Agent are parties to an Credit Agreement dated as of October 5, 2016 (as amended, modified, restated, or supplemented and in effect from time to time, the "Credit Agreement").
WHEREAS, the Credit Agreement requires that the owner of any Real Property included as a Pool Property must join in and assume all obligations of a "Subsidiary Borrower" under the Loan Documents, and the New Borrower is the owner of Real Property to be accepted as a Pool Property.
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the New Borrower hereby agrees as follows:
1.  The New Borrower hereby becomes a party to the Loan Documents as a Subsidiary Borrower thereunder with the same force and effect as if originally named therein as a Subsidiary Borrower and, without limiting the generality of the foregoing, hereby irrevocably, absolutely, and unconditionally assumes and agrees to timely and faithfully pay and perform all of the obligations of a Subsidiary Borrower under the Credit Agreement and the other Loan Documents.
2.  The New Borrower hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement are also made by it and are true and correct in all material respects on and as the date hereof (after giving effect to this Agreement) as if made on and as of such date.  As of the Effective Date, all covenants and agreements in the Loan Documents of the Credit Parties are true and correct with respect to the New Borrower and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that the New Borrower becomes a Subsidiary Borrower.
3.  The New Borrower hereby agrees that, as of the Effective Date, the Credit Agreement, the Notes, and the other Loan Documents heretofore delivered to the Administrative Agent and the Lenders shall be a joint and several obligation of the New Borrower to the same extent as if executed and delivered by New Borrower, and upon request by Administrative Agent, will promptly become a party to the Credit Agreement, the Notes, and the other Loan Documents to confirm such obligation.
4.  New Borrower agrees to execute and deliver such other instruments and documents and take such other action, as the Administrative Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.
3.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The effective date (the "Effective Date") of this Joinder Agreement is _________________, 20__.
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.
By: __________________________
Name: __________________________
Title: __________________________

ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:

Its:
[Printed Name and Title]

EXHIBIT G

BORROWING BASE CERTIFICATE

To:  KeyBank National Association, as Administrative Agent
       225 Franklin Street, 18th Floor
        Boston, Massachusetts 02110
       Attention:  Christopher T. Neil

Re: Borrowing  Base Certificate

This Borrowing Base Certificate (the "Certificate") is furnished pursuant to that certain Credit Agreement dated as of October 5, 2016, by and among MVP REAL ESTATE HOLDINGS, LLC, MVP REIT II OPERATING PARTNERSHIP, LP, and certain of their Subsidiaries, as borrowers (the "Borrower "), the Lenders party thereto, KEYBANK NATIONAL ASSOCIATION, a national banking association, as lender and administrative agent (the "Administrative Agent") for the Lenders, (such Credit Agreement  as it may be amended, modified, supplemented, extended, renewed, or restated from time to time, the "Credit Agreement").  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower hereby CERTIFIES to Administrative Agent and the Lenders as follows:
The information set forth in Schedule 1 hereto is in all material respects true, correct and complete, and has been prepared in accordance with the requirements of the Credit Agreement.
The Pool Properties identified on, and the calculation of Borrowing Base Availability shown on, Schedule 1 hereto comply with all applicable conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.
To the extent this Certificate is being submitted in connection with the requested addition of a new Pool Property, the Borrower hereby certifies that such Property is free of any material environmental, structural, architectural, mechanical or title defects.
As of the date hereof, the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects.
As of the date hereof, no Default or Event of Default exists.
[remainder of page intentionally left blank]

Very truly yours,

MVP REAL ESTATE HOLDINGS, LLC,
 a Nevada limited liability company

By: MVP Realty Advisors, LLC, a Nevada limited liability company, its Manager

By: ________________________
Name: Michael Shustek
Title: Manager

MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name: Michael Shustek
Title: Chief Executive Officer

SCHEDULE 1

Availability equals the lesser of, determined separately for each Pool Property6: (a) 55% of the Pool Value, (b) Credit Exposure such that the Pool Debt Yield would equal 12%, and (c) the refinanceable loan amount for the Pool Properties; Full calculations are more particularly detailed in Schedule 2 annexed hereto:

Borrowing Base Availability:
Name of Subsidiary Borrower	Location of Pool Property	Pool Value (lesser of purchase price and Appraised Value)	Net Operating Income	Credit Exposure at which Pool Debt Yield equals 12% (NOI/12%)	Availability (lesser of 55% of Pool Value, Credit Exposure for Debt Yield at 12%, and Refinanceable Amount)

TOTAL:	N/A	N/A	N/A	N/A	$

6 Borrowing Base Availability for the Milwaukee Wells Asset to be adjusted as described in the definition of Borrowing Base Availability (see Credit Agreement Section 1.01 for definition)

SCHEDULE 2

Detailed Calculations

EXHIBIT H

FORM OF MORTGAGE

_____________________________________________________________________________________

THIS INSTRUMENT PREPARED BY AND
 AFTER RECORDING RETURN TO:
Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention:  Kevin J. Lyons, Esquire

Address of Property:  ________________________________
____________________________________________________________________________

[[OPEN-END] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND [FINANCING STATEMENT/FIXTURE FILING]]
MORTGAGOR: ________________________, LLC, a _________________

MORTGAGEE:	KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent on behalf of itself and certain other Lenders
DATE: __________________, 2016
_____________________________________________________________________________

[ANY APPLICABLE STATE REQUIRED STATEMENTS/LEGENDS TO BE ADDED]
_____________________________________________________________________________

[[OPEN-END] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND [FINANCING STATEMENT/FIXTURE FILING]]
 ([Property Address])
[this form is subject to revision as customary in the jurisdiction]
THIS [[OPEN-END] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND [FINANCING STATEMENT/FIXTURE FILING]] (this "Mortgage") is made as of the____ day of _____________, 201_, by ________________, a ________________ (the "Mortgagor"), having an address of 8880 W. Sunset Road, Suite 200, Las Vegas, NV 89148 in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent under that certain Credit Agreement dated as of __________________, 2016 (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the "Credit Agreement") among MVP Real Estate Holdings, LLC, a Delaware limited liability company, and MVP REIT II Operating Partnership, LP, a Delaware limited partnership (collectively, the "Lead Borrower"), the Subsidiary Borrowers party thereto from time to time (the Mortgagor, together with such other Subsidiary Borrowers and Lead Borrower, singly and collectively, the "Borrower" or "Borrowers")," the Guarantors from time to time party thereto, KeyBank National Association and the other lending institutions which are or may become parties to the Credit Agreement as "Lender(s)" (KeyBank National Association and the other lending institutions which are or may become parties to the Credit Agreement are collectively referred to as the "Lenders" and individually as a "Lender"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the ratable benefit of the Lenders, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called "Mortgagee" or "Agent").
This Mortgage is granted pursuant to the terms, provisions and conditions of the Credit Agreement, pursuant to which the Agent and the Lenders have extended to the Borrowers a certain credit facility in the initial maximum principal amount of up to THIRTY MILLION DOLLARS AND ZERO CENTS ($30,000,000.00), lawful money of the United States, or so much thereof as may be outstanding from time to time, as evidenced by those certain promissory notes (as the same may be amended, restated or replaced from time to time, individually and collectively, the "Note"), made payable by the Borrowers to the order of the respective Lenders, bearing interest and being payable as set forth therein and in the Credit Agreement; provided, however, Lenders' Commitments under the Credit Agreement and the Note to make advances under the Loan, as therein provided, shall initially be in the aggregate maximum amount of $30,000,000.00, but such maximum amount may be increased up to an aggregate maximum principal amount of $100,000,000.00 upon the satisfaction of certain terms and conditions described in the Credit Agreement, and it is the intention of Mortgagor and Agent that this Mortgage shall automatically secure the payment of the maximum principal amount as an Obligation (as hereinafter defined) of Mortgagor secured hereunder.
The term "Mortgagor" and "Borrower(s)" shall include, wherever the context permits, its successors and assigns.  The terms "Agent", "Lender(s)" or the "Mortgagee" shall include, wherever the context permits, their respective successors and assigns as the holders for the time being of this Mortgage, the Note and other Obligations hereby secured.  Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.
The term "Mortgaged Property" shall mean and include all of the following described property:
A. Real Estate.  The land more particularly described on Exhibit A which is annexed hereto and made a part hereof ("Land") together with the improvements and other structures now or hereafter situated thereon (such improvements and other structures being sometimes collectively called the "Improvements") commonly known as and numbered [Insert Property Address], together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto ("Real Estate");
B. Fixtures.  All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Mortgagor, or in which Mortgagor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures whether or not included in the foregoing enumeration ("Fixtures");
C. Additional Appurtenances. All bridges, easements, rights of way, licenses, privileges, hereditaments, permits and appurtenances hereafter belonging to or inuring to the benefit of the Real Estate and all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining any of the Real Estate and all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining any of the Real Estate and any and all reversionary or remainder rights ("Additional Appurtenances");
D. Awards.  All of the right, title and interest of Mortgagor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Land or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property ("Awards");
E. Leases.  All leases, subleases or licenses now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, fees, charges, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Mortgagor thereunder, including, without limitation, purchase or sale options, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants, licensees or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases, licenses, subleases or occupancy agreements or applied to one or more of the installments of rent, fees or charges, coming due prior to the expiration of such terms including, without limitation, the right to receive and collect the rents and other payments due, fees or charges, thereunder ("Leases");
F. Purchase and Sale Agreements.  All purchase and sale agreements now or hereafter entered into of the Real Estate, or any portion thereof, including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the purchasers of their obligations thereunder ("Purchase and Sale Agreements"); and
G. Personal Property.  All tangible and intangible personal property now owned or at any time hereafter acquired by Mortgagor of every nature and description, and used in any way in connection with the Real Estate, the Fixtures, the Additional Appurtenances, the Purchase and Sale Agreements or any other portion of the Mortgaged Property, including, without limitation express or implied upon the generality of the foregoing, all Equipment, Goods, Inventory, Fixtures, Accounts, Instruments, Documents and General Intangibles (as each such capitalized term is defined in the Uniform Commercial Code in effect in the state where the Real Estate is situated (as amended from time to time, the "UCC")) and further including, without any such limitation, the following whether or not included in the foregoing: materials; supplies; furnishings; chattel paper; money; bank accounts; security deposits; utility deposits; any insurance or tax reserves deposited with Agent; any cash collateral deposited with Agent; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Mortgagor under contracts with respect to the Real Estate or any other portion of the Mortgaged Property; signs, brochures, advertising, the name by which the Mortgaged Property is known and any variation of the words thereof, and good will; copyrights, service marks, and all goodwill associated therewith; and trademarks; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the Additional Appurtenances, any other Personal Property or any other portion of the Mortgaged Property ("Insurance Proceeds"); all Awards; all Leases; all Purchase and Sale Agreements, all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing ("Personal Property").
[NOTE: Additional provisions will be included for any Ground Lease property]
The term "Obligations" shall mean and include:
A. The payment of the principal sum, interest at variable rates as may be adjusted from time to time, charges and indebtedness evidenced by the Note including any extensions, renewals, replacements, increases, modifications and amendments thereof, which indebtedness will include any future advances made from time to time from and after the date hereof;
B. The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by: (i) Mortgagor under and pursuant to this Mortgage or (ii) the Borrowers under and pursuant to the Credit Agreement and each of the other Loan Documents;
C. The payment of all costs, expenses, legal fees, including those incurred in proceedings under 11 U.S.C. and liabilities incurred by Agent or any Lender in connection with the enforcement of any of Agent's or any Lender's rights or remedies under this Mortgage, the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and
D. The payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrowers to Agent and/or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of Borrowers under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby including, without limitation, those arising in connection with or on account of any Hedge Obligations (but excluding any Excluded Swap Obligations).
GRANTING CLAUSE:
NOW, THEREFORE, IN CONSIDERATION OF TEN AND NO/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged by Mortgagor, Mortgagor does hereby grant, bargain, sell, transfer, assign, mortgage, warrant and convey unto Mortgagee, for the ratable benefit of the Lenders, the Mortgaged Property, in order to secure the Obligations.   [NOTE: local law granting provisions/conventions to be included]
TO HAVE AND TO HOLD said Mortgaged Property bargained and described, together with all and singular the lands, tenements, privileges, water rights, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, claim and demands whatsoever of Mortgagor, either in law or in equity, of, in and to the above-bargained Mortgaged Property in fee simple forever, as security for the faithful performance of the Obligations secured hereby and as security for the faithful performance of each and all of the covenants, agreements, terms and conditions of this Mortgage and to secure payment to the Lenders of the Obligations at the time and in the manner provided for its payment in the Loan Documents.
PROVIDED ALWAYS, that this instrument is upon the express condition that, if the Borrowers pay to Agent and the Lenders the principal sum mentioned in the Note and the Credit Agreement, the interest thereon and all other sums payable by the Borrowers to Agent as are secured hereby (including, without limitation, any Hedge Obligations), in accordance with the provisions of the Note, the Credit Agreement, and this Mortgage, at the times and in the manner specified, without deduction, fraud or delay, and if the Borrowers perform and comply with all the agreements, conditions, covenants, provisions and stipulations contained herein, in the Credit Agreement and in the Note, then this Mortgage and the estate hereby granted shall cease and become void and Agent shall provide and deliver to Mortgagor a discharge of this Mortgage in proper form for recording.
Mortgagor hereby grants to Agent on behalf of the Lenders, a continuing security interest in all of the Mortgaged Property in which a security interest may be granted under the UCC including, without limitation, the Fixtures, the Personal Property, and the Purchase and Sale Agreements together with all proceeds and products, whether now or at any time hereafter acquired and whether or not used in any way in connection with the development, construction, marketing or operation of the Real Estate, or in connection with the Mortgaged Property, to secure all Obligations.
[state specific fixture filing provisions may need to be added]
This instrument is intended to take effect as a [fixture filing/financing statement] under the UCC.  For that purpose Mortgagor covenants that the name and address set forth on Exhibit B of this Mortgage for the Mortgagor is the Mortgagor's exact, correct, legal name and address.
Mortgagor hereby covenants, warrants, represents and agrees with Agent and the Lenders, and their respective successors and assigns, that:
1.
Title.  Mortgagor has good record and marketable title to the Mortgaged Property and has good right, full power and lawful authority to grant and convey the same in the manner aforesaid; and that the Mortgaged Property is free and clear of all encumbrances and exceptions, except for the schedule of exceptions, if any, listed in the title insurance policy insuring Agent's interest in the Mortgaged Property (the "Permitted Title Exceptions").  Mortgagor shall make any further assurances of title that Agent may in good faith require including, without limitation, such further instruments as may be requested by Agent to confirm the assignment to Agent of all Awards.

2.
Performance of Obligations.  Mortgagor shall pay the indebtedness evidenced by the Note and interest thereon as the same shall become due and payable, and pay and perform and observe all of the obligations and conditions set forth in each Note, this Mortgage, the Assignment of Leases and Rents, the Credit Agreement, and each of the other Loan Documents or other agreements, if any, executed by Mortgagor in connection with the Loan.

3.
Protection and Maintenance.  Mortgagor shall protect and maintain, or cause to be maintained, in good, first class, and substantial order, repair and tenantable condition at all times, consistent [with the construction of the Improvements as of the date hereof –to be revised as necessary for property under development], the buildings and structures now standing or hereafter erected on the Mortgaged Property, and any additions and improvements thereto, and all Personal Property now or hereafter situated therein, and the utility services, the parking areas and access roads, and all building fixtures and equipment and articles of personal property now or hereafter acquired by Mortgagor and used in connection with the operation of the Mortgaged Property.  Mortgagor shall promptly replace any of the aforesaid which may become lost, destroyed or unsuitable for use with other property of similar character.

4.
Insurance Coverages.  Mortgagor shall insure (or cause to be insured) the Mortgaged Property and the operation thereof with such coverages and in such amounts as are required by the provisions of the Credit Agreement and shall at all times keep such insurance in full force and effect and pay all premiums therefor annually, in advance. The original of all such policies shall be delivered to Agent as required by the Credit Agreement, and Mortgagor shall deliver to the Agent a new policy or certified copy thereof as replacement for an expiring policy required to be deposited pursuant to the Credit Agreement with proof of payment of the premiums therefor.  Mortgagor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to assign any such policy in the event of the foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment, in whole or in part of the Obligations secured hereby.

5.
Insurance Proceeds.  The proceeds of any hazard insurance shall be applied in accordance with the Credit Agreement relating to the application of insurance proceeds, which provisions are expressly incorporated by reference herein.  Notwithstanding anything in this Section 5 to the contrary, however, if the insurer denies liability to Mortgagor, Mortgagor shall not be relieved of any obligation under Section 3 of this Mortgage.

6.
Eminent Domain.  The Awards of damages on account of any condemnation for public use of, or injury to, the Mortgaged Property shall be applied in accordance with the Credit Agreement, which provisions are expressly incorporated by reference herein.

7.
No Waste; Compliance with Law.  Mortgagor shall not commit or suffer any strip or physical waste of the Mortgaged Property, or any portion thereof, or any violation of any law, rule, regulation, ordinance, license or permit, or the requirements of any licensing authority affecting the Mortgaged Property or any business conducted thereon, and shall not commit or suffer any demolition, removal or material alteration of any of the Mortgaged Property (except for the replacement of Fixtures and Personal Property in the ordinary course of business, so long as items of comparable value and quality are installed free and clear of liens in favor of any other party), without the express prior written consent of Agent in each instance which consent shall not be unreasonably withheld, conditioned or delayed, and shall not violate nor suffer the violation of the covenants and agreements, if any, of record against the Mortgaged Property, and in all respects Mortgagor shall do all things necessary to comply with, and keep in full force and effect all licenses, permits and other governmental authorizations for the operation of the Mortgaged Property for its intended purposes, including, without limitation express or implied, the licenses, permits and authorizations referenced in the Credit Agreement.

8.
Environmental and Related Matters; Indemnification.  Mortgagor shall at all times comply with all of the terms, conditions and provisions imposed on Mortgagor under the Environmental Indemnity and indemnify, exonerate and save harmless Agent, and each of the Lenders and any other indemnified parties described in such environmental indemnity agreement.

9.
Payment of Taxes and Prevention of Liens.  Subject to the provisions of the Credit Agreement, Mortgagor shall pay before delinquent or before any penalty for nonpayment attaches thereto, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon the rents, fees, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes.  Mortgagor shall pay all sums which, if unpaid, may result in the imposition of a lien on the Mortgaged Property before such lien may attach (except that real estate taxes need not be paid prior to the due date thereof) or which may result in conferring upon a tenant of any part or all of the Mortgaged Property a right to recover such sums as prepaid rent or fees.

10.
Due on Sale; No Other Encumbrances; No Transfer of Ownership Interests; Failure to Comply with Permitted Title Exceptions.  Except as otherwise specifically provided for in the Credit Agreement, or in this Mortgage, it shall be an Event of Default under the Credit Agreement, a breach of the conditions of this Mortgage and an event permitting Agent or any Lender to accelerate all indebtedness secured hereby, if, without Agent's prior written consent in each instance, which consent may be granted, withheld or conditionally granted in Agent's sole discretion: (a) there is any sale, conveyance, transfer or, any encumbrance of, or lien imposed upon all or any portion of the Mortgaged Property; or (b) there is a failure to comply with the provisions of, or there is a default under, any of the Permitted Title Exceptions unless the same is cured within any applicable grace period provided for in the applicable Permitted Title Exception.

11.
Agent's and Lenders' Rights.  If Mortgagor shall neglect or refuse: (a) to maintain and keep in good repair the Mortgaged Property or any part thereof as required by this Mortgage or the Credit Agreement, or (b) to maintain and pay the premiums for insurance which may be required by this Mortgage or the Credit Agreement, or (c) to pay and discharge all taxes of whatsoever nature, assessments and charges of every nature and to whomever assessed, as required by this Mortgage or the Credit Agreement, or (d) to pay the sums required to be paid by this Mortgage or the Credit Agreement, or (e) to satisfy any other terms or conditions of this Mortgage, or any instrument secured hereby, Agent may, at its election in each instance, but without any obligation whatsoever to do so, upon thirty (30) days' prior written notice (except (i) in the case of an emergency where there is danger to person or property, or (ii) where required insurance coverage would lapse, or (iii) if an Event of Default exists, in each of which events no notice shall be required), cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges, and sums, incur and pay reasonable and documented amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale (or lease) of any property included as a part of the Mortgaged Property, and pay any amounts as Agent deems reasonably necessary or appropriate to satisfy any term or condition of this Mortgage, which Mortgagor shall have failed to satisfy, or to remedy any breach of such term or condition, and any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Agent or the Lenders at the default rate of interest described in the Credit Agreement (the "Default Rate") shall be immediately due and payable by Mortgagor to Agent and the Lenders and until paid shall be secured hereby equally and ratably, and the same may be collected as part of said principal debt in any suit hereon or upon any Note.  No payment by Agent or the Lenders shall relieve Mortgagor from any default hereunder or impair any right or remedy of Agent consequent thereon.

12.
Tax Reserve and Insurance Reserve.  Mortgagor shall, upon the request of Agent, from time to time while an Event of Default is existing, pay to Agent on dates upon which installments of interest are payable under the Credit Agreement, such amount as Agent from time to time estimates as reasonably necessary to create and maintain a reserve fund from which to pay before the same become due: (a) all taxes, assessments, liens and similar charges on or against the Mortgaged Property, and (b) all premiums for insurance policies which are required by the Credit Agreement.  Such payments, if so requested, shall be invested in a non-interest bearing account which shall be held by Agent as cash collateral.  For so long as an Event of Default has occurred and is continuing, any part or all of such reserve funds may be applied, at the option of Agent, to cure the existing Event of Default and/or pay down any part of the indebtedness hereby secured and/or pay to the taxing authority or the insurer the applicable real estate taxes or insurance premiums then due on behalf of Mortgagor.  If no Event of Default is existing, then all such reserve funds being held by Agent shall be used or made available in a timely manner to pay applicable insurance premiums, taxes, assessments, liens, and similar charges when due.  Payments from such reserve fund for said purposes may be made by Agent at its sole but reasonable discretion even though subsequent owners of the property described herein may benefit thereby.  In refunding any part of said reserve fund, Agent may deal with the record owner of such property at that time.

13.
Certain Expenses.  If any action or proceeding is commenced, including, without limitation, an action to foreclose this Mortgage or to collect the debt hereby secured, to which action or proceeding Agent or any Lender is made a party by reason of the execution of this Mortgage, or by reason of any obligation which it secures, or by reason of entry or any other action under this Mortgage, or if in Agent's reasonable judgment it becomes necessary in connection with legal proceedings or otherwise to defend or uphold the mortgage hereby granted or the lien hereby created or any act taken to defend or uphold the mortgage hereby granted or the lien hereby created or any act taken under this Mortgage, all sums reasonably paid or incurred by Agent or any Lender for the expense of any litigation or otherwise, in connection with any rights created by this Mortgage or any other Loan Document, shall be paid by Mortgagor, or may at the option of Agent, if not so paid, be added to the debt secured hereby and shall be secured hereby equally and ratably and shall bear interest until paid at the Default Rate.

14.
Regarding Leases.  Except as otherwise provided in the Credit Agreement, Mortgagor shall not enter into any leases or occupancy agreements with respect to the Mortgaged Property and shall not modify or amend any such leases or occupancy agreements without Agent's prior written consent in each instance.  As to all leases and occupancy agreements, Agent, at its option from time to time, may require that all security deposits and similar funds or security provided by a lessee or occupant be deposited with Agent, or with an escrow agent satisfactory to Agent, subject to the rights of the lessee or occupant, but otherwise subject to a security interest in favor of Agent.

15.
Declaration of Subordination.  At the option of Agent, which may be exercised at any time or from time to time, by written notice to Mortgagor and to any applicable tenant, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation proceeds), to any and all leases of all or any part of the Mortgaged Property upon the execution by Agent and recording or filing thereof, at any time hereafter in the appropriate official records of the county/registry of deeds wherein the Mortgaged Property are situated of a unilateral declaration to that effect.

16.
Assignment of Rents.  (i)  As further security for the repayment of the Obligations, Mortgagor does hereby sell, assign and transfer to Agent, for the benefit of the Lenders, all leases and any other agreements for the use, sale, letting of, or occupancy of the Mortgaged Property or any portion thereof (whether written or verbal), which may have been heretofore or may hereafter be made or agreed to or which may be made or agreed to by Agent under the powers herein granted, including without limitation sale contracts, leases, escrow and other agreements and all rents, issues, deposits and profits now due and which may hereinafter become due thereunder or by reason thereof, it being Mortgagor's intention hereby to establish an absolute transfer and assignment of all such leases, contracts, escrows and agreements pertaining thereto (such leases, contracts, escrows and agreements being collectively referred to herein below as "agreements" and any such individual lease, contract, escrow or other agreement being referred to herein below as an "agreement"), and all the avails thereof, to Agent, for the benefit of the Lenders.

Mortgagor does hereby irrevocably appoint Agent as its true and lawful attorney-in-fact in its name and stead (with or without taking possession of the Mortgaged Property) to rent, lease, let, or sell all or any portion of the Mortgaged Property to any party or parties at such price and upon such term as Agent in its sole and absolute discretion may determine, to exercise any and all rights including rights of first refusal and options of any Mortgagor to purchase and otherwise acquire title to all or any part of the Mortgaged Property, and to collect all rents, issues, deposits, profits and avails now due or that may hereafter become due under any and all of such agreements or other tenancies now or hereafter existing on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Agent would have upon taking possession of the Mortgaged Property pursuant to the provisions set forth herein below.

This assignment confers upon Agent a power coupled with an interest and it cannot be revoked by Mortgagor.

(ii) Mortgagor represents and agrees that without the prior written consent of Agent, which consent shall not be unreasonably withheld, delayed or conditioned, no rent for right of future possession will be paid by any person in possession of any portion of the Mortgaged Property in excess of one installment thereof paid in advance and that no payment of rents to become due for any portion of the Mortgaged Property has been or will be waived, conceded, released, reduced, discounted, or otherwise discharged or compromised by Mortgagor.  Mortgagor waives any right of set-off against any person in possession of any portion of the Mortgaged Property.  Mortgagor agrees that it will not assign any of such rents, issues, profits, deposits or avails except as permitted in this Mortgage or the other Loan Documents.

(iii) Mortgagor further agrees to assign and transfer to Agent, for the benefit of the Lenders, all future leases and agreements pertaining to all or any portion of the Mortgaged Property and to execute and deliver to Agent, immediately upon demand of Agent, all such further assurances and assignments pertaining to the Mortgaged Property as Agent may from time to time require.

(iv) Mortgagor shall, at its own cost: (a) at all times perform and observe in all material respects all of the covenants, conditions and agreements of the lessor under the terms of any or all leases or similar agreements affecting all or any part of the Mortgaged Property; (b) at all times enforce and secure the performance and observance of all of the material covenants, conditions and agreements of the lessees under the terms of any or all of said leases or other agreements; (c) appear in and defend any action or other proceeding arising out of or in any manner connected with said leases and other agreements, and to pay any and all reasonable out-of-pocket costs of Agent incurred by reason of or in connection with said proceedings, including, without limitation, reasonable attorneys' fees, expenses and court costs; and (d) promptly furnish Agent with copies of any notices of default either sent or received by Mortgagor under the terms of or pursuant to any of said leases or other agreements.

(v) ALTHOUGH IT IS THE INTENTION OF MORTGAGOR AND AGENT THAT THE ASSIGNMENT AND OTHER RIGHTS AND POWERS, INCLUDING, WITHOUT LIMITATION, THE POWER OF ATTORNEY APPOINTMENT, CONTAINED IN THIS SECTION 16 IS A PRESENT ASSIGNMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED, ANYTHING HEREIN CONTAINED TO THE CONTRARY NOTWITHSTANDING, THAT AGENT SHALL NOT EXERCISE ANY OF THE RIGHTS AND POWERS CONFERRED UPON IT IN THIS SECTION 16 UNLESS AND UNTIL AN EVENT OF DEFAULT HAS OCCURRED, AND IS CONTINUING.

(vi) Agent, in the exercise of the rights and powers conferred upon it herein, shall have full power to use and apply the rents, issues, deposits, profits and avails of the Mortgaged Property to the payment of or on account of the following,

(a)
all expenses of managing the Mortgaged Property including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as Agent may reasonably deem necessary or desirable, and all expenses of operating and maintaining the Mortgaged Property, including, without being limited thereto, all taxes, charges, claims, assessments, water rents, sewer rents and other liens, and premiums for all insurance which Agent may deem reasonably necessary or desirable, the payment or refund of security deposits, or interest thereon, and the cost of all improvements, alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Mortgaged Property; and

(b)
all sums which Mortgagor is responsible to pay under this Mortgage, and the principal sum, interest and indebtedness secured hereby, and all other Obligations together with all costs and attorneys' fees, in such order of priority as to any of the items mentioned in this clause (vi) as Agent in its sole discretion may determine, any statute, law, custom, or use to the contrary notwithstanding.

(vii) Mortgagor does further specifically authorize and instruct each and every present and future lessee or purchaser of all or any portion of the Mortgaged Property, upon the occurrence and continuance of an Event of Default, to pay all unpaid rentals or deposits agreed upon in any lease or agreement pertaining to the Mortgaged Property to Agent, for the benefit of the Lenders, upon receipt of demand from Agent to pay the same without any further notice or authorization by Mortgagor, and Mortgagor hereby waives any rights or claims it may have against any lessee by reason of such payments to Agent.

(viii) Neither Agent nor any Lender shall be obligated to perform or discharge, nor does Agent or any Lender hereby undertake to perform or discharge, any obligation, duty or liability under any lease or agreement pertaining to the Mortgaged Property, and Mortgagor shall and does hereby agree to indemnify and hold Agent and the Lenders harmless from and against any and all liability, loss and damage that Agent or any Lender may or might incur under any such lease or agreement or under or by reason of the assignment thereof, as well as any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligations or undertakings on Agent's or any Lender's part to perform or discharge any of the terms, covenants or conditions contained in such leases or agreements, except to the extent any of the foregoing is caused by the gross negligence or omissions of Agent or any Lender or any of their agents in the exercise of its rights and remedies.  Should Agent or any Lender incur any such liability, loss or damage under any such lease or agreement, or under or by reason of the assignment thereof, or in the defense of any claims or demands relating thereto, Mortgagor shall reimburse Agent and such Lender for the amount thereof (including, without limitation, reasonable attorneys' fees, expenses and court costs) immediately upon demand.

(ix) Nothing herein contained shall be construed as making or constituting Agent or any Lender a "mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by Agent pursuant to the provisions set forth herein.  In the exercise of the powers herein granted Agent, no liability shall be asserted or enforced against Agent or any Lender, all such liability being expressly waived and released by Mortgagor.

(x) Except as otherwise provided in the Credit Agreement, Mortgagor may not enter into new leases or amend, modify, terminate or cancel any existing lease or waive any rights thereunder, or accept a voluntary surrender of any lease, without the prior written consent of Agent.

(xi) Without limitation of the provisions of this section or of the absolute nature of the assignment of the rents, leases, issues, deposits and profits as set forth hereinabove, Mortgagor and Agent agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as rents, leases, issues, deposits and profits, and (c) such security interest shall extend to all rents, leases, issues, deposits and profits acquired by the estate after the commencement of any case in bankruptcy.  Without limitation of the provisions of this section or of the absolute nature of the assignment of the rents, leases, issues, deposits and profits hereunder, to the extent Mortgagor (or Mortgagor's bankruptcy estate) shall be deemed to hold any interest in any such rents, leases, issues, deposits and profits after the commencement of a voluntary or involuntary bankruptcy case, Mortgagor hereby acknowledges and agrees that all such rents, leases, issues, deposits and profits are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code.  Mortgagor may not use the cash collateral without the consent of Agent and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Mortgagor hereby waives any right it may have to assert that such rents, leases, issues, deposits and profits do not constitute cash collateral.  No consent by Agent to the use of cash collateral by Mortgagor shall be deemed to constitute Agent's approval, as the case may be, of the purpose for which such cash collateral was expended.
[ALR provisions may require changes customary to State]
17.	Security Agreement; UCC Filing. [May require changes customary to the State]
17.1
This Mortgage shall be deemed a "Security Agreement" as defined in the UCC, and creates a security interest in favor of Agent, for the benefit of the Lenders, in all Mortgaged Property including, without limitation, (a) all sums at any time on deposit with Agent for the benefit of Mortgagor or held by Agent (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any property included in the granting clauses of this Mortgage, which is or might be deemed to be "personal property", and all replacements of, substitutions for, additions to and the proceeds thereof (hereinafter collectively referred to as "Collateral"), and that a security interest in and to the Collateral is hereby granted to Agent, for the benefit of the Lenders, and the Collateral and all of Mortgagor's right, title and interest therein are hereby assigned to Agent, for the benefit of the Lenders, all to secure payment of the Obligations.

17.2
Mortgagor warrants that (a) Mortgagor's (that is, "Debtor's") name, identity or organizational structure and principal place of business are as set forth in Exhibit B attached hereto and by this reference made a part hereof; (b) Mortgagor (that is, "Debtor") has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit B attached hereto and by this reference made a part hereof; and (c) the location of all collateral constituting fixtures is upon the Land.  Mortgagor covenants and agrees that Mortgagor will furnish Agent with notice of any change in name, identity, organizational structure, or principal place of business within thirty (30) days of the effective date of any such change and Agent may file any financing statements or other instruments reasonably deemed necessary by Agent to prevent any filed financing statement from becoming misleading or losing its perfected status.  The information contained in this Section 17 is provided in order that this Mortgage shall comply with the requirements of the UCC for instruments to be filed as financing statements.  The names of the "Debtor" and the "Secured Party", the identity or organizational structure and residence or principal place of business of "Debtor", and the time period for which "Debtor" has been using or operating under said name and identity or organizational structure without change, are as set forth in Schedule 1 of Exhibit B attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of said Exhibit B attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth in this Mortgage.

17.3
Mortgagor upon Agent's written request shall promptly cause this Mortgage and any required financing statements to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or reasonably deemed advisable by Agent to create, preserve or protect the priority hereof and of any lien created hereby upon the Mortgaged Property or any part thereof; and Mortgagor shall from time to time do and cause to be done all such things as may be  required by Agent, or required by law, including all things which may from time to time be necessary under the UCC fully to create, preserve and protect the priority hereof and of any lien created hereby upon said property.  Mortgagor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such things on behalf of Mortgagor which Mortgagor fails or refuses to do. In addition, Mortgagor hereby irrevocably authorizes Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, reasonably required by Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.  The foregoing authorization, which constitutes an authenticated record, includes Mortgagor's irrevocable authorization for Agent at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Collateral (a) as "all assets" of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC or the Uniform Commercial Code in the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

17.4
This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including such fixtures) is situated.  This Mortgage shall also be effective as a financing statement with respect to any other Mortgaged Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office.

18.
Right to Deal with Successor.  Agent may, without notice to any person, deal with any successor in interest of Mortgagor herein regarding this Mortgage and the debt hereby secured in all respects as it might deal with Mortgagor herein, without in any way affecting the liability hereunder or upon the debt hereby secured of any predecessor in interest of the person so dealt with; and no foreclosure or sale of the Mortgaged Property hereby encumbered, nor any forbearance on the part of Agent, nor any extension by Agent of the time for payment of the debt hereby secured, shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

19.
Acceleration of Debt; Foreclosure of Mortgage.  If there is a continuing Event of Default under the Note or the Credit Agreement or if an event occurs and is continuing which pursuant to the Note or the Credit Agreement entitles Agent to accelerate the Loan (or otherwise results in the automatic acceleration of the Loan), then, at the option of Agent, to the extent permitted by applicable law (or to the extent automatically accelerated as expressly provided in the Credit Agreement), the entire indebtedness hereby secured shall become immediately due and payable without further notice.

20.	Additional Rights of Agent.
20.1
Enter and Perform.  Mortgagor authorizes Agent, in addition to all other rights granted by law or by this Mortgage, or by any of the other Loan Documents, whenever and as long as any Event of Default hereunder or under the Credit Agreement shall exist and remain uncured beyond the applicable grace period, if any, and without notice beyond the notice, if any, required to be given by the terms of the Note or the Credit Agreement, or upon the occurrence of an Event of Default under the Credit Agreement, to enter and take possession of all or any part of the Mortgaged Property and to use, lease, operate, manage and control the same and conduct the business thereof, and perform lessor's obligations under any lease, or Mortgagor's obligations under any other agreement affecting all or any part of the Mortgaged Property, and collect the rents, profits and all receipts of every nature therefrom as Agent shall deem best.

20.2
Appointment of Receiver.  After the occurrence and during the continuance of an Event of Default, Agent may, at Agent's sole option, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Agent, but nothing herein is construed to deprive Agent of any other right, remedy or privilege Agent may now have under the law to have a receiver appointed; provided that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Agent to receive payment of all of the rents, issues, deposits and profits pursuant to other terms and provisions set forth in this Mortgage.  Such appointment may be made either before or after sale, without notice; without regard to the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; without regard to the value of the Mortgaged Property at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Agent hereunder or any employee or agent thereof may be appointed as such receiver.  Such receiver shall have all powers and duties prescribed by law, including the power to take possession, control and care of the Mortgaged Property and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the Obligations, and in the event of a sale and a deficiency where Mortgagor has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Mortgagor or its devisees, legatees, administrators, legal representatives, successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of any such period.  To the extent permitted by law, such receiver may extend or modify any then existing leases and make new leases of the Mortgaged Property or any part thereof, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser.

20.3
Repairs and Improvements.  Upon every such entry, Agent may from time to time at the expense of Mortgagor make all such repairs, replacements, alterations, additions and improvements to the Mortgaged Property as Agent may deem necessary or proper, but in no event shall Agent be obligated to do so, and may, but shall not be obligated to, exercise all rights and powers of Mortgagor, either in the name of Mortgagor, or otherwise as Agent shall determine.  Without limitation express or implied upon the generality of the foregoing, Agent shall have the right to do all things necessary or desirable in order to keep in full force and effect all applicable licenses, permits and authorizations and any amendments thereto.

20.4
Pay Costs and Expenses.  Upon such entry, Agent may, at its option, but without any obligation to do so, do any one or more of the following: pay and incur all expenses necessary or deemed by it appropriate for the holding and operating of the Mortgaged Property, the conduct of any business thereon, the maintenance, repair, replacement, alteration, addition and improvement of the Mortgaged Property, including without limitation payments of taxes, assessments, insurance, wages of employees connected with the Mortgaged Property or any business conducted thereon, charges and reasonable compensation for services of Agent, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or of any business conducted thereon and, in addition, Agent, at its option, may, but shall not be obligated to, make payments or incur liability with respect to obligations arising prior to the date it takes possession.

20.5
Add to Secured Indebtedness.  All obligations so paid or incurred by Agent shall be reimbursed or paid for by Mortgagor upon demand and prior to the repayment thereof shall be added to the debt secured hereby and shall bear interest at the Default Rate, and shall be secured hereby equally and ratably.  Agent may also reimburse itself therefor from the income or receipts of the Mortgaged Property or any business conducted thereon, or from the sale of all or any portion of the Mortgaged Property.  For so long as any Event of Default exists, Agent may also apply toward any of the Obligations any tax or insurance reserve account, deposit or any sum credited or due from Agent to Mortgagor without first enforcing any other rights of Agent against Mortgagor or against any endorser or guarantor of any of the Obligations or against the Mortgaged Property.

20.6
Attorney-In-Fact.  Mortgagor hereby irrevocably constitutes and appoints Agent, or any agent designated by Agent, for so long as this Mortgage remains undischarged of record, as attorney-in-fact of Mortgagor to, upon the occurrence and continuance of an Event of Default, execute, acknowledge, seal and deliver all instruments, agreements, deeds, certificates and other documents of every nature and description in order to carry out or implement the exercise of Agent's rights hereunder and under the other Loan Documents.

21.
Foreclosure and Other Remedies.  From and after the occurrence of and during the continuance of an Event of Default, Agent may institute an action of foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the indebtedness secured hereby, with interest at the rate(s) stipulated in the Credit Agreement, together with all other sums due in accordance with the provisions of the Credit Agreement, including all sums which may be advanced after the date of this Mortgage, all sums which may have been advanced by the Agent for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance of the Mortgaged Property after the date of this Mortgage (including the period after the entry of any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or the Credit Agreement), and all costs of suit, including reasonable counsel fees.  From and after the occurrence of and during the continuance of an Event of Default, Mortgagor authorizes Agent at its option to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Agent to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.  Agent may sell the Mortgaged Property either as a whole or in separate parcels as Agent may determine.  If the Mortgaged Property is sold as separate parcels, Agent may direct the order in which the parcels are sold.  Agent may, from time to time, postpone the sale of all or any portion of the Mortgaged Property by public announcement in accordance with applicable law. Agent or any Lender may be the purchaser at any foreclosure sale of the Mortgaged Property or any part thereof.

[Note: Local law/customary state provisions regarding remedies will be included]
22.
Contest of Laws.  Mortgagor shall have the right to contest by appropriate legal proceedings, but without cost or expense to Agent or any Lender, the validity of any Legal Requirements affecting the Mortgaged Property subject to the provisions of the Credit Agreement and any other Loan Document dealing with the right to contest, but only if compliance may be so contested without: (a) the imposition of any charge, lien or liability against the Mortgaged Property, (b) the loss or suspension of any license, right or permit with respect to the Mortgaged Property, and (c) causing any Default to exist under the Credit Agreement or any other Loan Document.  Subject to the foregoing, Mortgagor may postpone compliance therewith until the final determination of any such proceedings, provided it shall be prosecuted with due diligence and dispatch, and if any such lien or charge is incurred, Mortgagor may, nevertheless, make the contest and delay compliance, provided Agent is furnished with security satisfactory to Agent in its sole and absolute discretion against any loss or injury by reason of such noncompliance or delay and provided further that the same is and may be done without causing any Default to exist under the Credit Agreement or any of the other Loan Documents.

23.	Notices. Any demand, notice or request by either party to the other shall be given in the manner provided therefor in the Credit Agreement.
24.
Agent/Lender Not Obligated; Cumulative Rights.  Nothing in this instrument shall be construed as obligating Agent or any Lender to take any action or incur any liability with respect to the Mortgaged Property or any business conducted thereon, and all options given to Agent are for its benefit and shall and may be exercised in such order and in such combination as Agent in its sole discretion may from time to time decide.

25.
Severability.  In case any one or more of the provisions of this Mortgage are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.  Each of the provisions of every such agreement, document or instrument shall be enforceable by Agent to the fullest extent now or hereafter not prohibited by applicable law.

26.
No Waiver.  No consent or waiver, express or implied, by Agent to or of any Default or Event of Default by Mortgagor shall be construed as a consent or waiver to or of any other Default or Event of Default at the same time or upon any future occasion.

27.
Cross-Collateralization.  Mortgagor acknowledges that the Obligations are secured by this Mortgage together with those certain other mortgages, deeds of trust or deeds to secure debt given by certain of the other Borrowers, as applicable, to or for the benefit of Mortgagee (whether one or more, collectively, the "Other Security Instruments") encumbering the real and personal property more particularly described in the Other Security Instruments (such real and personal property, collectively, the "Other Properties"), all as more specifically set forth in the Credit Agreement.  Upon the occurrence, and during the continuance of, an Event of Default, Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Mortgage and any or all of the Other Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Obligations and the lien and the security interest created by the Other Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding.  Mortgagor acknowledges and agrees that the Mortgaged Property and the Other Properties are located in one or more states and/or counties, and therefore Mortgagee shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of the Credit Agreement, the Note, this Mortgage, the Loan Documents or the Other Security Instruments and exercise any and all rights and remedies under the Credit Agreement, the Note, this Mortgage, the other Loan Documents or the Other Security Instruments, as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Mortgagee, in its sole discretion, in any one or more of the states or counties in which the Mortgaged Property or any of the Other Properties are located.  Neither the acceptance of this Mortgage, the other Loan Documents or the Other Security Instruments nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Credit Agreement, the Note, this Mortgage, the other Loan Documents, or any Other Security Instruments through one or more additional proceedings in that state or county or in any other state or county.  Any and all sums received by Mortgagee or any Lender under the Credit Agreement, the Note, this Mortgage and the other Loan Documents shall be applied to the Obligations in such order and priority as Mortgagee shall determine, in its sole discretion, without regard to any portion of the Loans allocated to any Mortgaged Property or any of the Other Properties or the appraised value of the Mortgaged Property or any of the Other Properties.

28.
Waivers by Mortgagor.  Mortgagor, to the fullest extent that Mortgagor may do so, hereby: (a) agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, or any redemption after foreclosure sale, and waives and releases all rights of redemption after foreclosure sale, valuation, appraisement, stay of execution, notice of election to mature or declare due the debt secured hereby; and (b) waives all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Agent under the terms of this Mortgage or the Note to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Note without any prior or different resort for collection, or the right of Agent to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

29.
Business Loan.  Mortgagor covenants, warrants and represents to Agent and the Lenders (i) that the proceeds of the Note secured by this Mortgage will be used for business or commercial purposes, none of the proceeds of the Loans secured hereby shall be used for personal, family or household purposes, and that no individual liable for the Loans resides or intends to reside in any portion of the Mortgaged Property, and (ii) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.

30.
Certification. The undersigned hereby certifies that Mortgagor is a duly organized, validly existing limited liability company organized and in good standing under the laws of the State of [State], and that the execution and delivery hereof and of all of the other instruments executed in connection herewith by Mortgagor has been duly authorized by all requisite organizational actions of Mortgagor.

31.
Headings.  Headings and captions in this Mortgage are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions hereof.

32.	Time of Essence. Time shall be of the essence of each and every provision of this Mortgage.
33.
Adjustable Mortgage Loan Provision; Amount Secured.  The Note which this Mortgage secures is an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Note.  Mortgagor acknowledges and agrees that this Mortgage secures the entire principal amount of the Note and interest accrued thereon, regardless of whether any or all of the proceeds thereof are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in whole or part or are future advances made at a later date, any and all litigation and other expenses and any other amounts as provided herein or in any of the other Loan Documents, including, without limitation, the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or paid or incurred by Agent or any Lender in connection with the Loan, all in accordance with the Loan Documents.  It is agreed that this Mortgage secures a revolving line of credit and any future advances made by Agent or the Lenders for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Agent or the Lenders, made at any time from and after the date of this Mortgage, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.  This Mortgage shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Property given priority by law.

34.	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.
34.1
Substantial Relationship.  It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

34.2	Place of Delivery. Mortgagor agrees to furnish to Agent at Agent's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.
34.3
Governing Law.  This Mortgage, except as otherwise provided in herein, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law as to all matters.

34.4	Exceptions. Notwithstanding the foregoing choice of law:
1.
Matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in a Mortgaged Property or other assets situated in another jurisdiction(s), including by way of illustration, but not in limitation, non-judicial foreclosure and actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the state in which the Mortgaged Property is located;

2.
Agent shall comply with applicable law of the state in which the Mortgaged Property is located to the extent required by the law of such state in connection with the foreclosure of the security interests and liens created under this Mortgage and the other Loan Documents with respect to the Mortgaged Property or other assets situated in the such state; and

3.
Provisions of Federal law and the law of the state in which the Mortgaged Property is located shall apply in defining the terms Hazardous Materials, Environmental Laws and Legal Requirements applicable to the Mortgaged Property as such terms are used in the Credit Agreement, the Environmental Indemnity and the other Loan Documents.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the state in which the Mortgaged Property is located shall apply to any parties' rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (1), (2) and (3) of this Section 34.4, are and shall continue to be governed by the substantive law of the State of New York.  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state in which the Mortgaged Property is located is not intended, nor shall it be deemed, in any way, to derogate the parties' choice of law as set forth or referred to in this Mortgage or in the other Loan Documents.  The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Mortgagor or to collect any outstanding indebtedness in accordance with applicable law.  MORTGAGOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FOREGOING CHOICE OF LAW PROVISIONS SET FORTH HEREIN SERVED AS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THE LOAN EVIDENCED BY THE CREDIT AGREEMENT AND THE NOTE.
35.	Consent to Jurisdiction. Mortgagor hereby consents to personal jurisdiction in any state or Federal court located in Boston, Massachusetts or New York, New York.
36.
WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

37.	Conflict. Except as otherwise provided in Exhibit C, in the event of any conflict between the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.
38.	Local Law Provisions. See Exhibit C attached hereto and incorporated herein.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first written above.

[Add witness(es) if applicable]

MORTGAGOR:

[________________________], a [____________________]

By:
Name:
Title:

[State Specific Notary Block to be Inserted]

EXHIBIT "A"

LEGAL DESCRIPTION

EXHIBIT "B"
Schedule 1
(Description of "Debtor" and "Secured Party")
A. Debtor:
1.	Name and Identity or Organizational Structure: _________________________
2.	Principal place of business and chief executive office of Debtor in the State of ______________ is: ______________________________________________.
3.	Debtor has been using or operating under said name and identity or organizational structure without change since ___________________.
B. Secured Party:  KEYBANK NATIONAL ASSOCIATION

*************************************************
Schedule 2
(Notice Mailing Addresses of "Debtor" and "Secured Party")
A. The mailing address of Debtor is:
_____________________
_____________________
_____________________
Attn: ________________

B. The mailing address of Secured Party is:
KeyBank National Association
800 Superior
Cleveland, Ohio 44114-1306
 Attention:  Real Estate Capital Services

EXHIBIT C
STATE SPECIFIC PROVISIONS
In the event of any conflict between the provisions of this Exhibit C and any other provisions of this Mortgage or any other Loan Document, the provisions of this Exhibit C shall control.
1.	[Insert provisions as applicable, including applicable state provisions required to secure future advances]
2.
Conflict of Laws.  Agent on behalf of Lenders shall be entitled to all rights and remedies that a mortgagee would have under [State] law or in equity during the continuance of an Event of Default in addition to all rights and remedies it may have hereunder.  Where any provision of this Mortgage is inconsistent with any provision of [State] law regulating the creation, perfection or enforcement of a lien or security interest in real or personal property, the provisions of such [State] law, as amended from time to time, shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with [State] law.  Should applicable [State] law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such applicable law, but all other provisions hereof shall remain in full force and effect without modification.

EXHIBIT I

FORM OF ASSIGNMENT OF LEASES AND RENTS

_____________________________________________________________________________________
Above Space Reserved for Recording)

THIS INSTRUMENT PREPARED BY AND
 AFTER RECORDING
RETURN TO:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Kevin J. Lyons, Esquire

Address of Property:  ____________________
_____________________________________________________________________________

ASSIGNMENT OF LEASES AND RENTS

ASSIGNOR:	__________________________, a __________ limited liability company

ASSIGNEE:	KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent on behalf of itself and certain other Lenders

DATE:  ___________________, 2016
_____________________________________________________________________________

ASSIGNMENT OF LEASES AND RENTS
1.	([Property Address])
2.	[different terminology may need to be added as customary in the jurisdiction]
3.
This ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made as of ___________________, 2016, by ____________________________, a _______________________ (hereinafter called "Assignor", and the term "Assignor" shall include, wherever the context permits, its successors and assigns)  having an address of 8880 W. Sunset Road, Suite 200, Las Vegas, NV 89148, in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110, in its capacity as Agent (as hereinafter defined) for the Lenders (as hereinafter defined) under that certain Credit Agreement of even date herewith (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the "Credit Agreement") among MVP Real Estate Holdings, LLC, a Delaware limited liability company, and MVP REIT II Operating Partnership, LP, a Delaware limited partnership (collectively, the "Lead Borrower"), Assignor, the Subsidiary Borrowers party thereto from time to time (together with Assignor and Lead Borrower, collectively, the "Borrower"), the Guarantors from time to time party thereto, KeyBank National Association and the other lending institutions which are or may become parties to the Credit Agreement as "Lender(s)" (KeyBank National Association and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the "Lenders" and individually as the "Lender"), and KeyBank National Association, as administrative agent (hereinafter, together with any successors and assigns, the "Agent"), as the holder of this Assignment and the Obligations secured hereby.

W I T N E S S E T H   T H A T:
2.
Grant of Assignment.  This Assignment is granted pursuant to the terms, provisions and conditions of the Credit Agreement.  Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.  The term "Mortgage /Deed of Trust"[1] shall mean that certain [Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing/Deed of Trust, Security Agreement and Financing Statement][2]  dated as of the date hereof by Assignor for the benefit of Lender.

Assignor, for good and valuable consideration, receipt of which is hereby acknowledged, hereby absolutely and unconditionally grants, transfers and assigns to Agent and the Lenders, and grants to Agent and the Lenders a continuing pledge of and security interest in, the entire present and future interest of Assignor in, to and under: (a) all leases, subleases, ground or land leases, licenses, rental agreements or other occupancy agreements to which Assignor is a party and all amendments or addenda related thereto ("Leases") now or hereafter in existence, with respect to all or any portion of the real property located and known as [Property Address] ("Property"); (b) all rents, fees (including service fees to be paid in connection with any Leases), income and profits of any kind arising from such interests in the Leases or due under such Leases and any renewals or extensions thereof for the use and occupation of all or any portion of the Property; (c) all guaranties of and security for the Leases; and (d) all proceeds of the foregoing.
Assignor is the owner of the Property.  A legal description of the Property is annexed hereto as Exhibit A.
3.	Obligations Secured. This Assignment is made for the purpose of securing the Obligations as defined in the Mortgage/Deed of Trust.
4.
Warranties and Representations.  Assignor warrants and represents that it is and shall be in the future the sole owner of the entire interests described in Section 1 above and that no rent or fees reserved in the Leases is currently or will be in the future otherwise assigned or anticipated, and that no rent or fees for any period subsequent to the date of this Assignment has been or will be collected more than one (1) month in advance of the time same shall become due under the Lease except for security deposits and last month's rents or fees taken in the usual course of business.

5.
Covenants.  Except as may be otherwise provided for or permitted by the Credit Agreement, ASSIGNOR COVENANTS with Agent: (i) to at all times perform and observe in all respects all of the covenants, conditions and agreements of the lessor under the Leases and not to do or permit to be done anything to impair the security thereof; (ii) not to collect any of the rent, fees, charges, income and profits arising or accruing under the Leases or from the Property more than one (1) month in advance of the time when the same shall become due under the Lease; (iii) not to execute any other assignment of lessor's or licensor's interest in the Leases or assignment of rents arising or accruing from the Leases or from the Property; (iv) other than the Mortgage/Deed of Trust not to subordinate any Lease to any mortgage or other encumbrance, or permit, consent or agree to such subordination, without Agent's prior written consent in each instance; (v) not to convey or transfer or suffer or permit a conveyance or transfer of the premises demised by any Lease or of any interest therein so as to affect directly or indirectly a merger of the estates and rights thereunder or a termination or diminution of the obligations of any lessee thereunder; (vi) not to cancel, surrender, or terminate any Lease or any guaranty thereof, or release or reduce any security therefor, without the prior written consent of the Agent, (vii) not to consent to any assignment of or subletting under any Lease unless in accordance with its terms, without the prior written consent of Agent, and (viii) at Agent's further request (and in confirmation of the assignment and transfer already made herein of future Leases) to assign and transfer to Agent any and all subsequent Leases upon all or any part of the Property and to execute and deliver at the request of Agent all such further assurances and assignments in the Property as Agent in good faith shall from time to time reasonably require.

6.	Further Terms, Covenants and Conditions. THIS ASSIGNMENT is made on the following terms, covenants and conditions:
6.1
Prior to Default.  So long as (i) no uncured Event of Default exists and (ii) no Default has occurred and is continuing uncured beyond the applicable notice and grace period, if any, in the performance of any obligation, covenant or agreement herein, or in the other Loan Documents, or in the Leases (collectively, a "Continuing Default"): Assignor shall have the right and license to manage and operate the Property and to collect at the time of, but not more than one (1) month prior to, the date provided for the payment thereof under such Lease (except for security deposits and last month's rents taken in the usual course of business), all rents, fees, income and profits arising under the Leases or from the premises described therein and, subject to the provisions of the other Loan Documents, to retain, use and enjoy the same.

6.2
After Default.  At any time when a Continuing Default exists, Agent, without in any way waiving such default, may at its option, without notice, and without regard to the adequacy of the security for the Obligations secured hereby and by the Mortgage/Deed of Trust revoke the right and license granted above to Assignor and:

(i)
Authorize and direct the lessees or licensee named in any existing Leases or any other or future lessees, licensees or occupants of the Property, upon receipt from Agent of written notice to the effect that Agent is or the Lenders are then the holder of the Notes, the Mortgage/Deed of Trust and this Assignment and that a Continuing Default exists thereunder, to pay over to Agent all rents, fees, income and profits arising or accruing under the Leases or from the Property and to continue to do so until otherwise notified in writing by Agent.  Assignor agrees that every lessee, licensee, and occupant shall have the right to rely upon any such statement and request by Agent that lessee, licensee or occupant shall pay such rents to Agent without any obligation or right to inquire as to whether such Continuing Default actually exists notwithstanding any notice from or claim of Assignor to the contrary and that Assignor shall have no right or claim against lessees, licensees or occupants for any such rent so paid by lessees, licensees or occupants to Agent after such notice to the lessee, licensee or occupant by Agent;

(ii)
Either in person or by agent, with or without bringing any action or proceedings, or by a receiver appointed by a court, take possession of the Property and have, hold, manage, lease, license and operate the same on such terms and for such period of time as Agent may reasonably deem proper and, either with or without taking possession of the Property in its own name, demand, sue for, or otherwise collect and receive, all rents, fees, income and profits of the Property, including those past due and unpaid, with full power to make from time to time all improvements, alterations, renovations, repairs and replacements thereto or thereof as may be deemed proper by Agent; and

(iii)	Apply such rents, fees, income and profits to the payment of:
(a)
all expenses of managing the Property including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as Agent may reasonably deem necessary or desirable, and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water rents, sewer rents and other liens, and premiums for all insurance which Agent may deem reasonably necessary or desirable, the payment or refund of security deposits, or interest thereon, and the cost of all improvements, alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and

(b)
all sums which Assignor is responsible to pay under the Mortgage/Deed of Trust, and the principal sum, interest and indebtedness secured hereby and by the Mortgage/Deed of Trust, and all other Obligations together with all reasonable costs and attorneys' fees, in such order of priority as to any of the items mentioned in this clause (iii) as Agent in its sole discretion may determine, any statute, law, custom, or use to the contrary notwithstanding.

The exercise by Agent of the option granted it in this Section 5.2 and the collection of the rents, fees, income and profits and the application thereof as herein provided shall not be considered a waiver by Agent of any Default or Event of Default under the other Loan Documents, or the Leases, or this Assignment.
6.3
Continuing Effect.  Upon payment in full to Agent and the Lenders of the principal sum, interest, indebtedness and other Obligations secured hereby and by the Mortgage/Deed of Trust, this Assignment shall become null and be void and of no effect, but the affidavit of any officer, agent, or attorney of Agent or the Lenders made in good faith showing any part of said principal, interest, indebtedness or other Obligations to remain unpaid or unsatisfied shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.  The discharge of record of the Mortgage/Deed of Trust dated as of even date given by Assignor to Agent shall constitute a discharge of this Assignment and a release of Agent's and the Lenders' interest in the Leases, rents and fees assigned hereby and the reassignment thereof (without recourse to Agent or any Lender) to Assignor and all those claiming of record by, through or under Assignor without the need for further action by Assignor or Agent.

6.4
No Waiver; Concurrent Rights.  Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Agent of its rights and remedies hereunder or any one or more of the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms of any of the other Loan Documents.  The right of Agent to collect said principal sums, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

6.5
No Liability.  Neither Agent nor any Lender shall be liable for any loss sustained by Assignor resulting from Agent's failure to let the Property after a Continuing Default or from any other act or omission of Agent in managing the Property after a Continuing Default unless such loss is caused by the gross negligence or willful misconduct of Agent.  Agent shall not be obligated to perform or discharge, nor does Agent hereby undertake to perform or discharge, any obligation, duty or liability under the Leases, under any ground lease, or under or by reason of this Assignment, and Assignor shall, and does hereby agree to, indemnify Agent and each of the Lenders for, and to defend and hold Agent and each of the Lenders harmless from, any and all liability, loss or damage which may or might be incurred under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any ground lease.  Should Agent or any Lender incur any such liability under the Leases or under or by reason of this Assignment, or in defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys ' fees shall be secured hereby and by the Mortgage/Deed of Trust and by the other collateral for the Obligations and Assignor shall reimburse Agent and the Lenders therefor immediately upon demand and upon the failure of Assignor so to do, Agent may, at its option, declare all sums secured hereby immediately due and payable.  It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said Property upon Agent, nor for the carrying out of any of the terms and conditions of the Leases or any ground lease; nor shall it operate to make Agent responsible or liable for any waste committed on the Property by tenants or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of said Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.  Notwithstanding the foregoing, Agent and the Lenders shall not be indemnified for any liability, loss, or damage on account of, or exculpated from acts of, their own gross negligence or willful misconduct.

6.6
Effect of Foreclosure Deed.  Unless Agent otherwise elects in the instance of a Lease which is subordinate to the Mortgage/Deed of Trust and is thus terminated by the foreclosure, upon the issuance of any deed or deeds pursuant to a judicial or non-judicial foreclosure of the Mortgage/Deed of Trust, all right, title and interest of Assignor in and to the Leases shall, by virtue of this instrument and such deed or deeds, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by Assignor.  Assignor hereby irrevocably appoints Agent and its successors and assigns as its agent and attorney in fact to execute all instruments of assignment for further assurance in favor of such grantee or grantees in such deed or deeds as may be necessary or desirable for such purpose.

6.7
Upon Termination of Lease in Bankruptcy.  In the event any lessee under any of the Leases should be the subject of any proceeding under Section 548 of the Bankruptcy Code of 1978, as amended from time to time, or any other federal, state or local statute which provides for the possible termination or rejection of such Leases assigned hereby, Assignor covenants and agrees that, if any of such Leases are so terminated or rejected, no settlement for damages shall be made without the prior written consent of Agent, in each instance, and any check in payment of damages for termination or rejection of any such Lease will be made payable to both Assignor and Agent.  Assignor hereby assigns its interest in any such payment to Agent and further covenants and agrees that upon the request of Agent after a Continuing Default, Assignor will duly endorse to the order of Agent any such check, the proceeds of which will be applied to the indebtedness secured by this Assignment.  Assignor hereby irrevocably appoints Agent and its successors and assigns as its-attorney-in-fact to so endorse any such checks if Assignor does not do so.

6.8
Rights Contained in Mortgage/Deed of Trust.  This Assignment is intended to be supplementary to, and not in substitution for, or in derogation of, any assignment of rents to secure the Obligations contained in the Mortgage/Deed of Trust or in any other Loan Document.  In the event of any conflict between this Assignment and any of the other Loan Documents, Agent shall have the right from time to time to reasonably determine which provisions shall govern.

6.9	Notices. Any notice or communications in connection herewith shall be sufficiently given only if given in the manner provided for in the Credit Agreement.
7.	Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.
7.1
Substantial Relationship.  It is understood and agreed that all of the Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

7.2	Place of Delivery. Assignor agrees to furnish to Agent, at Agent's office in Boston, Massachusetts, all further instruments, certifications and documents to be furnished hereunder, if any.
7.3
Governing Law.  This Assignment, except as otherwise provided in herein, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law as to all matters.

7.4
Exceptions.  Notwithstanding the foregoing choice of law, the creation, perfection and priority of the lien and any assignment of rents and security interest hereunder and the procedures governing the enforcement by Agent and each of the Lenders of its foreclosure and other remedies against Assignor under this Assignment, with respect to the Property or other assets situated in a jurisdiction other than the State of New York, including by way of illustration, but not in limitation, non-judicial foreclosure and actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the state on which the Property is located; and Agent and the Lenders shall comply with applicable law in the state in which the Property is located to the extent required in connection with the foreclosure of the security interests and liens created under this Assignment.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the state in which the Property is located shall apply to any party's rights and obligations under any of the Loan Documents, which, except as expressly provided in this Section, are and shall continue to be governed by the substantive law of State of New York.  In addition, the fact portions of the Loan Documents may include provisions drafted to conform to the law of the state in which the Property is located is not intended, nor shall it be deemed, in any way, to derogate the parties' choice of law as set forth or referred to in this Assignment, the Mortgage/Deed of Trust, the Credit Agreement or in the other Loan Documents.  The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Assignor or to collect any outstanding indebtedness in accordance with applicable law.
7.5	Consent to Jurisdiction. Mortgagor hereby consents to personal jurisdiction in any state or Federal court located in Boston, Massachusetts or New York, New York.
7.6
JURY TRIAL WAIVER.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.
Cross-Collateralization.  Assignor acknowledges that the Obligations are secured by this Assignment together with those certain other assignments given by certain of the other Borrowers, as applicable, to Assignee (whether one or more, collectively, the "Other Security Instruments") encumbering the real and personal property more particularly described in the Other Security Instruments (such real and personal property, collectively, the "Other Properties"), all as more specifically set forth in the Credit Agreement.  Upon the occurrence and continuance of an Event of Default, Assignee shall have the right to institute a proceeding or proceedings for the enforcement of remedies available to Assignee under the terms of this Assignment and any or all of the Other Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Obligations and the lien and the security interest created by the Other Security Instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding.  Assignor acknowledges and agrees that the Property and the Other Properties are located in one or more states and/or counties, and therefore Assignee shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of the Credit Agreement, the Notes, this Assignment, the Loan Documents or the Other Security Instruments and exercise any and all rights and remedies under the Credit Agreement, the Notes, this Assignment, the other Loan Documents or the Other Security Instruments, as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Assignee, in its sole discretion, in any one or more of the states or counties in which the Property or any of the Other Properties are located.  Neither the acceptance of this Assignment, the other Loan Documents or the Other Security Instruments nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale, or otherwise, of the Credit Agreement, the Notes, this Assignment, the other Loan Documents, or any Other Security Instruments through one or more additional proceedings in that state or county or in any other state or county.  Any and all sums received by Assignee or any Lender under the Credit Agreement, the Notes, this Assignment and the other Loan Documents shall be applied to the Obligations in such order and priority as Assignee shall determine, in its sole discretion, without regard to any portion of the Loans allocated to any Property or any of the Other Properties or the appraised value of the Property or any of the Other Properties.

9.
State-Specific Provisions.  In the event of any inconsistency or disagreement between the terms and provisions set forth in this Section 8 and the other terms and provisions of this Assignment, the terms and provisions of this Section 8 shall govern, control and supersede such other terms and provisions to the extent of such inconsistency or disagreement.

9.1	[State] Law. ________________________
 [Remainder of Page Intentionally Left Blank]

1 Choose applicable reference (Global).
2 Insert reference to the security instrument

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered as a sealed instrument as of the date first written above.
[Add witness(es) if applicable]

ASSIGNOR:

[________________________], a [__________________]

By:
Name:
Title:

[State Specific Notary Block to be Inserted]

EXHIBIT "A"

LEGAL DESCRIPTION

EXHIBIT J

FORM OF ENVIRONMENTAL INDEMNITY

ENVIRONMENTAL INDEMNITY

This Environmental Indemnity (this "Environmental Indemnity" or "Agreement") is given as of this ____ day of _____________, 20__ pursuant to the terms and conditions of that certain Credit Agreement dated _______________, 2016 (hereinafter, as same may be amended, restated, renewed, replaced, or modified, the "Credit Agreement") by and among MVP Real Estate Holdings, LLC, a Delaware limited liability company, and MVP REIT II Operating Partnership, LP, a Delaware limited partnership (collectively, the "Lead Borrower"), each having an address of 8880 W. Sunset Road, Suite 200, Las Vegas, NV 89148, the Subsidiary Borrowers party thereto from time to time (together with Lead Borrower, individually and collectively, jointly and severally, the "Borrower"), the Guarantors party thereto from time to time, KeyBank National Association and the other lending institutions which are or may become parties to the Credit Agreement (KeyBank National Association and the other lending institutions which are or become parties to the Credit Agreement are collectively referred to as the "Lenders" and individually as the "Lender"), and KeyBank National Association, as administrative agent on behalf of the Lenders (hereinafter called the "Agent"), having an address at 225 Franklin Street, Boston, Massachusetts 02110.  Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.
As used herein:
A. The term "Environmental Laws" shall mean all applicable past (which have current effect), present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, applicable to pollution, the regulation or protection of the environment, the health and safety of persons and property and all other environmental matters and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Materials or the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment applicable to the Property and relating to Hazardous Materials or to the existence, use, discharge, release or disposal thereof.  Environmental Laws include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §5101 et seq.), the Safe Drinking Water Act (42 U.S.C. §300(f) et seq.), the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), the Federal Clean Air Act (42 U.S.C. §7401 et seq.), and the applicable laws and regulations of each State in which any Property is located.
B. The term "Hazardous Materials" shall mean and include:  (i) asbestos, mold, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde; (ii) chemicals, gases, solvents, pollutants or contaminants; and (iii) any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any Environmental Laws.
[Additional state appropriate provisions may need to be added]
C. The term "Property" shall mean, collectively, each property as more particularly described on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended form time to time, and shall also include any other tangible property in which Agent now or hereafter receives a mortgage or security interest in connection with the Loan.
D. The term "Surrounding Property" shall mean any property located adjacent to or within close proximity of the perimeter of any Property.
E. The term "Guarantor" shall mean, individually or collectively, MVP REIT, Inc., and MVP REIT II, Inc., each a Maryland corporation.
F. The term "Indemnitor(s)" shall mean collectively and individually, jointly and severally, the Borrower and the Guarantor.
G. The term "Indemnified Party" shall mean: (i) Agent and each of the Lenders; (ii) all those claiming by, through or under Agent or any Lender, including any subsequent holder of the Loan and any present or future owner of a participation interest therein; (iii) any party acquiring title to the Property from the holder of the Loan whether by right of foreclosure or by deed in lieu thereof; and (iv) as to each of the foregoing, their respective affiliate, parent and subsidiary corporations, and, as applicable, the respective officers, directors, stockholders, agents, employees, accountants and attorneys of any one or more of them, and any person firm or entity which controls, is controlled by, controlling, or under common control with, any one or more of them.
H. The term "Environmental Enforcement Action" shall mean all actions, orders, requirements or liens instituted, threatened, required, completed, imposed or placed by any governmental authority and all claims made or threatened by any other person against or with respect to the Property or any Surrounding Property, or any present or past owner or occupant thereof, arising out of or in connection with any of the Environmental Laws, any environmental condition, or the assessment, monitoring, clean-up containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under the Property or any Surrounding Property, (ii) emanating from the Property or any Surrounding Property, or (iii) generated, stored, transported, utilized, disposed, managed, or released by any Indemnitor (whether or not on, under or from the Property or the Surrounding Property).
I. The terms "generated," "stored," "transported," "utilized," "disposed," "managed," "released" and "threat of release," and all conjugates thereof, shall have the meanings and definitions set forth in the Environmental Laws.
FOR VALUE RECEIVED, and to induce Agent and the Lenders to grant the Loans and extend credit to Borrower as provided for in the Credit Agreement and the other Loan Documents, Indemnitors hereby unconditionally agree as follows:
3.	Compliance with Environmental Laws.
3.1
Compliance.  Until such time as all Obligations of Borrower with respect to the Loan have been indefeasibly satisfied in full, Indemnitors guaranty and agree that Borrower, or the other Indemnitors on behalf of Borrower, shall comply with all Environmental Laws and that Borrower, or the other Indemnitors on behalf of Borrower, shall take all remedial action necessary to avoid any liability of Borrower, Agent, Lenders or any Indemnified Party, or any subsequent owner of the Property that is an affiliate or subsidiary nominee of any Indemnified Party, and to avoid the imposition of, or to discharge, any liens on the Property, as a result of any failure to comply with Environmental Laws applicable to the Property.

3.2	Prohibitions. Without limitation upon the generality of foregoing, Indemnitors and each of them agree that they shall not:
A.	release or permit any release or threat of release of any Hazardous Materials on the Property;
B.	except in compliance with all Environmental Laws, generate or permit any Hazardous Materials to be generated on the Property;
C.	except in compliance with all Environmental Laws, store, or utilize, or permit any Hazardous Materials to be stored or utilized on the Property;
D.	except in compliance with all Environmental Laws, dispose of or permit any Hazardous Materials to be disposed of on the Property; and
E.	fail to operate, maintain, repair and use the Property in compliance and in accordance with all Environmental Laws; or
F.	allow, permit or suffer any other person or entity to operate, maintain, repair and use the Property except in compliance with Environmental Laws.
4.
Notice of Conditions.  Indemnitor shall provide Agent with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions: (i) whether or not caused by any Indemnitor, the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Property, or any Surrounding Property; (ii) any Environmental Enforcement Action instituted or threatened; or (iii) any condition or occurrence on the Property, or any Surrounding Property, that may constitute a violation of any Environmental Laws with respect to the Property.

5.	Indemnitor's Agreement to Take Remedial Actions.
5.1
Remedial Actions.  Upon any Indemnitor becoming aware of the violation of any Environmental Law related to the Property, or the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Property or, to the extent originating on, under or from the Property, any Surrounding Property, whether or not caused by any of Indemnitors, whether or not caused by any Indemnitor, Indemnitor shall, subject to the rights to contest set forth in Section 6, immediately take all actions: (A) to prevent, cure or eliminate any such violation of any such Environmental Law and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Property and (B) to the extent that the presence of any Hazardous Materials on the Surrounding Property originated on, under, or from the Property, or could be reasonably expected to constitute a danger to the Property, as (i) are required pursuant to any Environmental Laws or by any Governmental Authority; and (ii) may otherwise be advisable and reasonably requested by Agent consistent with applicable Environmental Laws.

5.2
Security For Costs.  If the potential costs associated with the actions required in Section  3.1, the release of any lien against the Property, and the release or other satisfaction of the liability, if any, of any of the Indemnitors with respect to the Property arising under or related to any of the Environmental Laws or any Environmental Enforcement Action are determined by Agent, in good faith, to exceed $500,000.00, Agent shall have the right to require the Indemnitors to provide, and the Indemnitors shall provide, within thirty (30) days after written request therefor, a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to Agent, in its good faith judgment, evidencing, to Agent's reasonable satisfaction, that the necessary financial resources will be unconditionally available to pay for all of the foregoing.

5.3
Environmental Assessments.  Agent shall have the right to require Indemnitors, at their own cost and expense, to obtain a professional environmental assessment of the Property in form and substance reasonably acceptable to Agent and sufficient in scope to comply with the requirements of Section 4 upon the occurrence of any one or more of the following events: (i) a continuing Event of Default; or (ii) upon receipt of any notice of any of the conditions specified in Section 2 of this Agreement.

6.	Agent's Rights to Inspect the Property and Take Remedial Actions.
6.1
Agent's Rights.  Agent may exercise its rights and remedies under this Section 4 only upon and following the existence of one or more of the following events or conditions: (i) the Loan becomes due and payable in full either at its stated maturity or upon acceleration based upon an Event of Default; (ii) an Indemnified Party, or an affiliate thereof, has taken possession of all or some portion of the Property based upon an Event of Default; (iii) an Indemnified Party, or an affiliate thereof, has acquired title to all or some portion of the Property by virtue of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided in this Agreement, but none of Indemnitors has undertaken and is continuing to pursue commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party and to provide such Indemnified Party with reasonable assurances of such Indemnitor's ability, financially and otherwise, to satisfy Indemnitors' obligations.  In any of such events Agent shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Property and to expend funds to:

6.1(a)
Assessments.  Cause one or more environmental assessments of the Property to be undertaken, if Agent in its reasonable discretion determines that such assessment is appropriate.  Such environmental assessments may include, without limitation, (i) detailed visual inspections of the Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of samples of soils and surface and sub-surface water; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Agent to obtain a complete assessment of the compliance of the Property and the use thereof with all Environmental Laws and to make a determination as to whether or not there is any risk of contamination (x) to the Property or (y) to any Surrounding Property resulting from Hazardous Materials originating on, under, or from the Property;

6.1(b)
Cure.  Cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement (or under the Credit Agreement with respect to environmental matters) including without limitation any violation by any of Indemnitors, or by the Property, or by any other occupant, prior occupant or prior owner thereof, of any of the Environmental Laws applicable to the Property;

6.1(c)
Prevention and Precaution.  Take all actions as are necessary to (i) prevent the migration of Hazardous Materials on, under, or from the Property to any other property; (ii) clean-up, contain, remediate or remove any Hazardous Materials on, under, or from any other property which Hazardous Materials originated on, under, or from the Property; or (iii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Property;

6.1(d)
Environmental Enforcement Actions. Comply with, settle, or otherwise satisfy any Environmental Enforcement Action including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Property; and

6.1(e)
General.  Comply with, settle, or otherwise satisfy any Environmental Law and correct or abate any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or the Surrounding Property or to any person.

6.2
Recovery of Costs.  Any amounts paid or advanced by Agent or any Lender and all actual out-of-pocket costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to environmental consultants' and experts' reasonable fees and expenses, reasonable attorneys ' fees and expenses, court costs and all costs of assessment monitoring clean-up, containment, remediation, removal and restoration, with interest thereon at the default rate of interest described in the Credit Agreement shall be a demand obligation of Indemnitors to Agent and, to the extent not prohibited by law, (and so long as any Mortgage remains undischarged of record) shall be added to the obligations secured by the Mortgages when paid by Agent or any Lender and shall be secured by the lien of the Mortgages and the other Security Documents as fully and as effectively and with the same priority as every other obligation secured thereby.

6.3
Agent and the Lenders Not Responsible.  The exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 shall not operate or be deemed (i) to place upon Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of the Property or (ii) make Agent or any Lender the "owner" or "operator" of the Property or a "responsible party" within the meaning of any of the Environmental Laws.

6.4
Agent's and the Lenders' Subrogation.  Furthermore, Agent and/or any Lender by making any such payment or incurring any such costs shall be subrogated to all rights of each of Indemnitors or any other occupant of the Property to seek reimbursement from any other person including, without limitation, any predecessor, owner or occupant of the Property who may be a "responsible party" under any of the Environmental Laws in connection with the presence of Hazardous Materials on or under or which emanated from, the Property.

6.5
Agent/Lender May Stop.  Without limiting the generality of the other provisions of this Agreement, any partial exercise by Agent or any Lender of any one or more of the rights and remedies set forth in this Section 4 including, without limitation, any partial undertaking on the part of Agent or any Lender to cure any failure by any  Indemnitor, or of the Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Laws shall not obligate Agent or any Lender to complete such actions taken or require Agent or any Lender to expend further sums to cure such non-compliance.

7.
Indemnification.  At all times, both before and after the repayment of the Loan, Indemnitors hereby jointly and severally agree that they shall at their sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and out-of-pocket expenses of every nature and character (excluding, however, consequential damages and punitive damages) which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of any of the following:

7.1
Hazardous Materials.  Any Hazardous Materials on, in, under, emanating from or affecting, all or any portion of the Property or any Surrounding Property on or before the date hereof, or which may hereafter affect all or any portion of the Property or Surrounding Property, whenever discovered in violation of any Environmental Laws;

7.2	Environmental Laws. The violation of any Environmental Law by Borrower or the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;
7.3	Breach of Warranty, Representation or Covenant. Any breach of warranty or representation or covenant made by any Indemnitor under or pursuant to this Agreement; and
7.4
General.  The enforcement of this Agreement or the assertion by any Indemnitor of any defense to the obligations of an Indemnitor hereunder, whether any of such matters arise before or after foreclosure of the Mortgage or other taking of title to or possession of all or any portion of the Property by Agent or any other Indemnified Party, and specifically including therein, without limitation, the following: (i) costs incurred for any of the matters set forth in Section 4 of this Agreement; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Laws relating to the Property and any remedial action taken on account thereof including, without limitation, the reasonable costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.  Notwithstanding the foregoing, nothing in this Agreement shall require Indemnitors to indemnify for any matter caused by the gross negligence or willful misconduct of any Indemnified Party.

8.
Right to Contest.  Borrower, or any other Indemnitor, may contest in good faith any claim, demand, levy or assessment under any Environmental Laws, including, but not limited to, any claim with respect to Hazardous Materials, by any person or entity if:

8.1	Material Question in Good Faith. The contest is based upon a material question of law or fact raised by Borrower or such other Indemnitor in good faith;
8.2	Diligent Pursuit. Borrower or such other Indemnitor properly commences and thereafter diligently pursues the contest;
8.3	No Impairment. The contest will not materially impair the taking of any required remedial action with respect to such claim, demand, levy or assessment;
8.4
Adequate Resources.  Borrower, or such other Indemnitor, demonstrates to Agent's reasonable satisfaction that Borrower, or such other Indemnitor, has the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary;

8.5	Resolve by Maturity. There is no reason to believe that the contest will not be resolved prior to the Maturity Date; and
8.6	No Event of Default. No Event of Default exists under the Loan Documents.
9.	Waivers. Indemnitors each hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:
9.1	Suretyship Defenses. All suretyship defenses and defenses in the nature thereof;
9.2
Marshaling. Any right or claim of right to cause a marshaling of Indemnitors' assets or of any Collateral or to cause Agent to proceed against any of the Collateral before proceeding under this Agreement against any Indemnitor, or to require Agent to proceed against Indemnitors in any particular order;

9.3
Contribution. Until the full and Non-Contestable Payment and satisfaction of all Obligations, all rights and remedies against any other Indemnitor, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any express or implied agreement, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties;

9.4
Notice. Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default or other proof or notice of demand whereby to charge Indemnitors therefor;

9.5	Statute of Limitations. The pleading of any statute of limitations as a defense to such Indemnitor's obligations hereunder; and
9.6	Jury Trial. The right to a trial by jury in any matter related to this Environmental Indemnity.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.
Cumulative Rights.  Agent's rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Agent under the other Loan Documents.  All rights and remedies of Agent shall be cumulative and may be exercised in such manner and combination as Agent may determine.

11.
No Impairment.  The liability of Indemnitors hereunder shall in no way be limited or impaired by, and each Indemnitor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Agent and the Lenders by Borrower or any Indemnitor or any person who succeeds Borrower as owner of the Property.  In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by:

11.1	Extensions. Any extensions of time for performance required by any of the Loan Documents;
11.2	Amendments. Any amendment to or modification of any of the Loan Documents;
11.3	Transfer. Any sale or assignment of the Loan, or any sale, assignment or foreclosure of all or any of the Notes or Mortgages or any sale, transfer or all or part of the Property;
11.4
Exculpatory Language.  Any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Agent's or any Lenders' recourse to the Property encumbered by the Mortgages or to any other property or limiting Agent's or any Lenders' rights to a deficiency judgment against Borrower or any other party;

11.5	Inaccuracies. The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of any Indemnitor under the Loan Documents or otherwise;
11.6
Release.  The release of any Indemnitor, or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any of the other Loan Documents by operation of law, Agent's or any Lenders' voluntary act, or otherwise;

11.7
Bankruptcy or Reorganization.  The filing of any bankruptcy or reorganization proceeding by or against any Indemnitor, any general partner, member or owner of any Indemnitor, or any subsequent owner of the Property;

11.8	Substitution. The release or substitution in whole or part of any collateral or security for the Loan;
11.9
Failure to Perfect.  Agent's failure to record any Mortgage or file any UCC financing statements (or Agent's improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Loan;

11.10	Release of Parties. The release of any one or more of Indemnitors or any other party now or hereafter liable upon or in respect of this Agreement or the Loan; or
11.11	Invalidity. The invalidity or unenforceability of all or any portion of any of the Loan Documents as to any Indemnitor or to any other person or entity.
Any of the foregoing may be accomplished with or without notice to Borrower or any Indemnitor or with or without consideration.
12.
Delay Not Waiver.  No delay on Agent's part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.  No waiver by Agent in any instance shall constitute a waiver in any other instance.

13.
Warranties and Representations.  The Indemnitors each represent and warrant to Agent, the following to be true and correct in all material respects throughout the period that any of the Loan Documents shall remain in force and effect:

13.1
No Hazardous Materials at Property.  To the best of Indemnitors' knowledge, no Hazardous Materials have been, or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Property, whether or not in reportable quantities, or in any manner introduced onto the Property including without limitation any septic, sewage or other waste disposal systems servicing the Property;

13.2
No Violations Claimed Regarding Property or Indemnitors.  None of the Indemnitors has received any written notice from the Environmental Protection Agency of the state in which the Property is located, the United States Environmental Protection Agency or any other governmental authority claiming that (i) the Property or any use thereof violates any of the Environmental Laws or (ii) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Laws with respect to the Property or any Surrounding Property;

13.3
No Liability to Governmental Authorities.  To the Indemnitors' knowledge, none of the Indemnitors has incurred any liability to the state where the Property is located, the United States of America or any other governmental authority under any of the Environmental Laws;

13.4	No Lien on Property. To the best of Indemnitors' knowledge, no lien against the Property has arisen under or related to any of the Environmental Laws;
13.5
No Enforcement Actions.  There are no Environmental Enforcement Actions pending, or to the Indemnitors' knowledge threatened in writing, which would be reasonably likely to have a Material Adverse Effect;

13.6
No Knowledge of Hazardous Materials at Surrounding Property.  None of the Indemnitors has any knowledge that any Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Surrounding Property;

13.7
No Knowledge of Violations Regarding Surrounding Property.  None of the Indemnitors has any knowledge of any action or order instituted or threatened by any person or governmental authority arising out of or in connection with the Environmental Laws involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged to be caused by any Hazardous Materials generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property;

13.8	No Underground Storage Tanks. To the best of Indemnitors' knowledge, there are no underground storage tanks on or under the Property;
13.9	No Dangerous Conditions. To the best of Indemnitors' knowledge, no environmental condition exists on the Property which could cause any damage or injury to the Property or to any person;
13.10
Valid and Binding.  This Agreement constitutes the legal, valid and binding obligation of each of the Indemnitors in accordance with the respective terms hereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors, and with respect to the availability of the remedy of specific enforcement subject to the discretion of the court before which proceedings therefor may be brought;

13.11
Entity Matters.  That each Indemnitor is a duly organized validly existing entity in good standing under the laws of its organization and has all requisite power and authority to conduct its business and to own its properties as now conducted or owned;

13.12
No Violations.  The performance of the obligations evidenced hereby will not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which the Indemnitors or any of them is a party or by which any one or more of them or their property is or may be bound;

13.13
No Litigation.  There is no litigation or administrative proceeding now pending or, to the Indemnitor's knowledge, threatened against the Indemnitors or any of them which if adversely decided could impair the ability of any one or more of the Indemnitors to pay or perform their respective obligations hereunder; and

13.14	Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to each Indemnitor.
14.
Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Indemnitors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

15.	Notices. Any notice or other communication in connection with this Agreement shall be made in the manner set forth in the Credit Agreement.
16.
No Oral Change.  No provision of this Agreement may be changed, waived, discharged, or terminated orally by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

17.
Parties Bound; Benefit.  This Agreement shall be binding upon the Indemnitors and their respective successors, assigns, heirs and personal representatives and shall be for the benefit of Agent and the Lenders, and of any subsequent holder of the Loans and of any owner of a participation interest therein.  In the event the Loans are sold or transferred, then the liability of the Indemnitors to Agent and the Lenders shall then be in favor of both Agent and the Lenders originally named herein and each subsequent holder of the Loan and any of interest therein.

18.	Joint and Several. The obligations of each of the Indemnitors and their respective successors, assigns, heirs and personal representatives shall be joint and several.
19.
Partial Invalidity.  Each of the provisions hereof shall be enforceable against each Indemnitor to the fullest extent now or hereafter permitted by law.  The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

20.
Governing Law and Consent to Jurisdiction.  This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by the laws of the State of New York without giving effect to principles of conflicts of law.  Notwithstanding the foregoing, for the purpose of defining Hazardous Materials and for the purpose of determining the nature and extent of Environmental Laws and Environmental Laws applicable to any Mortgaged Property, applicable federal law and applicable law of the state in which the Mortgaged Property is located shall govern.  The parties further agree that Agent may enforce its rights under this Agreement and the other Loan Documents including, but not limited to, the rights to sue any Indemnitor in accordance with applicable law.  The Indemnitors hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement and the Indemnitors hereby agree and consent that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any action may be made by certified or registered mail, return receipt requested, directed to the Indemnitors at the address indicated in the Credit Agreement and service so made shall be completed five (5) days after the same shall have been so mailed.

21.
Survival.  The provisions of this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loans and the Obligations, any termination or discharge of any Mortgage, foreclosure, a deed-in-lieu transaction, or release of any Collateral.

22.	Conflicting Provisions. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

Witness the execution and delivery hereof as of the date first written above.
INDEMNITORS:	BORROWER:
MVP REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company By: [___] By: ________________________ Name: Title:
MVP REIT II OPERATING PARTNERSHIP, LP,
 a Delaware limited partnership

By: MVP REIT II, INC., a Maryland corporation, its General Partner

By: ________________________
Name:
Title:

[additional Borrowers to be added]

GUARANTOR: MVP REIT, INC., a Maryland corporation By: Name: Title: MVP REIT II, INC., a Maryland corporation By: Name: Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT K

FORM OF ASSIGNMENT OF CONTRACTS

COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
IN RESPECT OF CONTRACTS, LICENSES AND PERMITS
Date:  ______________, 2016
WHEREAS, MVP Real Estate Holdings, LLC, a Delaware limited liability company, and MVP REIT II Operating Partnership, LP, a Delaware limited partnership (collectively, "Lead Borrower"), each having an address of 8880 W. Sunset Road, Suite 200, Las Vegas, NV 89148, and certain of their subsidiaries have entered into that certain Credit Agreement (as the same may be amended, restated, renewed, replaced, or modified from time to time, the "Credit Agreement") dated ____________________________, 2016 with KEYBANK NATIONAL ASSOCIATION, having an office at 225 Franklin Street, Boston, Massachusetts 02110, as administrative agent (in its capacity as administrative agent, hereinafter, the "Agent," which term shall include, whenever the context permits, its successors and assigns as the holder of this Collateral Assignment and the Notes and other Obligations secured hereby), certain Guarantors party thereto from time to time and the other lending institutions which now are or hereafter become parties to the Credit Agreement (Keybank National Association and such other lending institutions are collectively referred to as the "Lenders" and individually as the "Lender"), pursuant to which the Lenders have agreed to lend to Lead Borrower and the Subsidiary Borrowers party thereto from time to time (together with Assignor, collectively, the "Borrower"), subject to the terms and conditions of the Credit Agreement, the sum of up to Thirty Million and 00/100 Dollars ($30,000,000) (which amount may be increased to $100,000,000.00 subject to the satisfaction of certain terms and conditions contained in the Credit Agreement).  All capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.
WHEREAS, as of the date hereof _____________________, a ______________________ ("Assignor"), has become a Subsidiary Borrower under the Credit Agreement.
WHEREAS, this Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits (this "Collateral Assignment") is granted pursuant to the terms, provisions and conditions of the Credit Agreement;
NOW THEREFORE and in consideration of the above, and of mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:
1.
COLLATERAL ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS.  To secure the prompt, punctual, and faithful payment and performance of the Obligations of the Borrower to the Agent and the Lenders arising under the Loan Documents, the Assignor hereby assigns, transfers, sets over, pledges and, if applicable, delivers to the Agent, for the benefit of the Lenders, all rights of the Assignor under the Assigned Contracts and Permits (as hereinafter defined) and grants to the Agent, for the benefit of the Lenders, a continuing security interest in the Assigned Contracts and Permits.

2.
ASSIGNED CONTRACTS AND PERMITS.  The term "Assigned Contracts and Permits" shall mean all of the contracts, licenses, permits, approvals, agreements and warranties, and all of Assignor's right, title and interest therein, whether now owned or hereafter acquired, and all proceeds and products thereof, and all accounts, contract rights and general intangibles related thereto, which are in any manner related to the Loans and/or the Mortgaged Property owned by Assignor and the improvements thereon. The Assigned Contracts and Permits include all notes receivable, interest rate agreements or hedging agreements now or hereafter owned by Assignor (or in which Assignor has any interest or right).  Assignor hereby agrees to enter into Agent's reasonable form of assignments of interest rate agreements or hedging agreements at the time Assignor enters into such agreements.

3.	COVENANTS, WARRANTIES AND REPRESENTATIONS. Assignor covenants with, and warrants and represents to, Agent and Lenders that:
3.1
Assignor is and shall be the owner of the Assigned Contracts and Permits free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever except in favor of Agent;

3.2	Assignor has the full right, power and authority to assign, and to grant the pledge of and security interest in, the Assigned Contracts and Permits as herein provided;
3.3
The execution, delivery and performance of this Collateral Assignment by Assignor does not and will not result in the violation of any mortgage, indenture, contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Assignor is subject or by which it or any of its property is bound;

3.4
Assignor shall not make any other assignment of, or permit any pledge, lien, security interest or encumbrance to exist with respect to the Assigned Contracts and Permits except in favor of Agent, and Assignor shall not otherwise transfer, assign, sell or exchange its interest in the Assigned Contracts and Permits;

3.5
A true and complete executed counterpart, or certified copy, of each Assigned Contract and Permit which now exists and which is evidenced by a written agreement or document has been delivered to Agent and a true and complete counterpart, or certified copy, of each Assigned Contract and Permit which becomes effective or is issued in the future shall be promptly delivered to Agent;

3.6
Each Assigned Contract and Permit presently in existence is in full force and effect, is valid and enforceable in accordance with its terms, has not been modified, and to Assignor's knowledge, no default exists thereunder on the part of any party thereto.  Each Assigned Contract and Permit which comes into existence after the date hereof shall be valid and enforceable in accordance with its terms;

3.7
Without Agent's prior written consent (not to be unreasonably withheld) in each instance, no Assigned Contract and Permit shall be amended, modified or changed in any material respect, have any of its material terms waived by Assignor, or assigned, cancelled or terminated by Assignor; and

3.8
Assignor shall pay and perform all of its obligations under or with respect to each Assigned Contract and Permit and not permit any default by it to exist with respect thereto.  Assignor shall exercise all commercially reasonable efforts necessary to enforce or secure performance by any other party to any Assigned Contract and Permit.

4.
RIGHTS OF ASSIGNOR PRIOR TO DEFAULT.  So long as there is no continuing Event of Default, Assignor shall have and may exercise all rights as the owner or holder of the Assigned Contracts and Permits which are lawful and are not inconsistent with the express provisions of the Loan Documents.  Immediately upon the occurrence and during the continuance of any Event of Default, the right described in the preceding sentence shall cease and terminate, and in such event Agent is hereby expressly and irrevocably authorized, but not required, to exercise every right, option, power or authority inuring to Assignor under any one or more of the Assigned Contracts and Permits as fully as Assignor could itself.

5.
IRREVOCABLE DIRECTION.  Assignor hereby irrevocably directs the contracting party to, or grantor or licensor of, any such Assigned Contract and Permit, to the extent not prohibited by either such Assigned Contract and Permit or applicable law, or to the extent permitted under any recognition or other agreement executed by such grantor or licensor, upon demand and after notice from Agent of the occurrence of an Event of Default, to recognize and accept Agent as the holder of such Assigned Contract and Permit for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder.  Assignor does hereby constitute and appoint Agent, while this Collateral Assignment remains in force and effect, irrevocably, and with full power of substitution and revocation, as its true and lawful attorney for and in its name, place and stead, after the occurrence and during the continuance of such an Event of Default, to demand and enforce compliance with all the terms and conditions of the Assigned Contracts and Permits and all benefits accrued thereunder, whether at law, in equity or otherwise.

6.
UCC RIGHTS AND REMEDIES. Further, and without limitation of the foregoing rights and remedies, upon and during the continuance of an Event of Default, Agent shall have the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the appropriate state(s) for exercising remedies with respect to the Assigned Contracts and Permits, in addition to the rights and remedies otherwise provided for herein or by law or in equity or in any other Loan Document.  The Agent shall give Assignor ten (10) days, prior written notice of the time and place of any public sale of any such Assigned Contract and Permit or the time after which any private sale or any other intended disposition is to be made.  After deducting all expenses incurred in connection with the enforcement of its rights hereunder, Agent shall cause the proceeds of the Assigned Contracts and Permits to be applied to the Obligations in such order as Agent may determine and Assignor shall remain liable for any deficiency.

7.
INDEMNIFICATION.  Assignor hereby agrees to indemnify and to defend and hold Agent and the Lenders harmless against and from all liability, loss, damage and expense, including attorneys' fees, which it may or shall incur by reason of this Collateral Assignment, or by reason of any commercially reasonable action taken in good faith by Agent hereunder or with respect to the Assigned Contracts and Permits, and against and from any and all claims and demands whatsoever which may be asserted against Agent or any Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Assigned Contracts and Permits and except for any liability, loss, damage, or expense arising from the gross negligence or willful misconduct of Agent, Lenders, or the agents of Agent or Lenders.  Should Agent or any Lender incur any such liability, loss, damage or expense, the amount thereof (together with interest thereon at the default rate of interest described in the Credit Agreement if such amounts are not paid within five (5) Business Days after demand therefor) shall be payable by Assignor to Agent and the Lenders immediately upon demand, or at the option of Agent, Agent may reimburse itself therefor out of any receipts, rents, income or profits of the Mortgaged Property collected by Agent before the application of such receipts, rents, income or profits to any other Obligations.

8.
AGENT/LENDER NOT OBLIGATED.  Nothing contained herein or elsewhere shall operate to obligate, or be construed to obligate, Agent or any Lender to perform any of the terms, covenants or conditions contained in the Assigned Contracts and Permits or otherwise to impose any obligation upon Agent or any Lender with respect to the Assigned Contracts and Permits prior to written notice by Agent to Assignor of Agent's election to assume Assignor's obligations under one or more of the Assigned Contracts and Permits.  Prior to written notice from Agent of such election, this Collateral Assignment shall not operate to place upon Agent any responsibility for the operation, control, care, management or repair of the Mortgaged Property or for the payment, performance or observance of any obligation, requirement or condition under any such Assigned Contract and Permit, or under any agreement in respect to any such Assigned Contract and Permit, and the execution of this Collateral Assignment by Assignor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property as well as the payment, performance or observance of any obligation, requirement or condition under the Assigned Contracts and Permits is and shall be that of Assignor, prior to written notice from Agent of such election.  If Agent exercises its rights under this Collateral Assignment, it shall only be liable to any of the other parties to the Assigned Contracts and Permits only during the period that it is exercising the rights of Assignor under the Assigned Contracts and Permits, and at all times Assignor retains the obligation to reimburse Agent promptly on demand or otherwise pay when due all obligations incurred in connection with the Assigned Contracts and Permits.

9.
FURTHER ASSURANCES; UCC FILINGS.  Assignor agrees to execute and deliver to Agent, at any time or times during which this Collateral Assignment shall be in effect, such further instruments as Agent may deem necessary to make effective this Collateral Assignment, the security interest created hereby and the covenants of Assignor herein contained.  To evidence such security interest, at the request of Agent, Assignor shall, in a form reasonably satisfactory to Agent, deliver one or more financing statements, and any continuation thereof, pursuant to the provisions of the Uniform Commercial Code as enacted in the appropriate state(s) for filing with respect to the Assigned Contracts and Permits and shall pay the cost for filing thereof.

10.
NO WAIVER: CUMULATIVE RIGHTS.  Failure of Agent to avail itself of any of the terms, covenants, and conditions of this Collateral Assignment for any period of time, or at any time or times, shall not be construed or deemed to be a waiver of any of its rights hereunder.  The rights and remedies of Agent under this Collateral Assignment are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which Agent shall have under or by virtue of the Obligations and the Loan Documents.  The rights and remedies of Agent hereunder may be exercised from time to time and as often as such exercise is deemed expedient by Agent.

11.
AGENT/LENDER: RIGHT TO ASSIGN.  Assignor agrees that upon any sale or transfer by Agent and the Lenders of the Loan Documents and the indebtedness evidenced thereby, or upon any person acquiring the Mortgaged Property or any interest therein, Agent may deliver to the purchaser or transferee the Assigned Contracts and Permits and may assign to such purchaser or transferee the rights of Agent hereunder, who shall thereupon become vested with all powers and rights given to Agent and the Lenders in respect thereto (and subject to Agent's obligations hereunder), and Agent and the Lenders shall be forever relieved and fully discharged from any liability or responsibility thereafter accruing in connection therewith.  In no event shall Agent be liable with respect to, or on account of, the Assigned Contracts and Permits, except for the safekeeping of any instruments delivered to Agent pursuant hereto, and Agent shall specifically have no obligation to enforce any rights against any contractor, or grantor or issuer.

12.
TERMINATION AND REASSIGNMENT.  Upon full payment and performance of the Obligations (excluding only any liabilities which might arise in the future under the Environmental Indemnity), this Collateral Assignment shall become and be void and of no effect and, in that event, upon the request of Assignor, Agent covenants to execute and deliver to Assignor instruments effective to evidence the termination of this Collateral Assignment and the reassignment (without recourse) to Assignor of the Assigned Contracts and Permits and the rights, title, interest, power and authority assigned herein; provided, however, that any affidavit, certificate or other written statement of any officer of Agent stating that any part of said indebtedness remains unpaid shall be and constitute conclusive evidence of the then validity, effectiveness and continuing force of this Collateral Assignment and any person, firm, or corporation receiving any such affidavit, certificate or statement may, and is hereby authorized to rely thereon.

13.	NOTICES. Any notices given pursuant to this Collateral Assignment shall be sufficient only if given in the manner provided for in the Credit Agreement.
14.
SUCCESSORS AND ASSIGNS.  All of the agreements, obligations, undertakings, representations and warranties herein made by Assignor shall inure to the benefit of Agent, each Lender and their successors and assigns and shall bind Assignor and its successors and assigns.

15.
CAPTIONS AND HEADINGS.  Captions and headings in this Collateral Assignment are intended solely for the convenience of the parties and shall not be considered in the determination of the meaning of any provision hereof.

16.	GRACE PERIODS AND NOTICE. The cure period and notice provisions set forth in the Credit Agreement shall be applicable to any Default under this Collateral Assignment.
17.
COUNTERPARTS.  This Collateral Assignment may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this Collateral Assignment, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such collateral assignment is sought.

18.
GOVERNING LAW.  This Collateral Assignment shall be governed by the laws of the State of New York.  Notwithstanding the foregoing choice of law, matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in the Assigned Contracts and Permits, shall be governed by the laws of the state in which the Mortgaged Property to which such Assigned Contracts and Permits pertain is located.

19.	Conflicting Provisions. In the event of any conflict between the terms of this Collateral Assignment and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.
[Signatures appear on next page]

IN WITNESS WHEREOF, Assignor has caused this Collateral Assignment to be duly executed and delivered as a sealed instrument as of the date first written above.
ASSIGNOR:

[________________________], a [__________________]

By:
Name:
Title: